                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-68951

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 19, 1999)

                GE CAPITAL MORTGAGE SERVICES, INC. 1999-20 TRUST
                                     ISSUER

                       GE CAPITAL MORTGAGE SERVICES, INC.
                             DEPOSITOR AND SERVICER
                                  $337,282,964
                                 (APPROXIMATE)

            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-20 PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING DECEMBER 27, 1999

                           THE TRUST WILL ISSUE:

                                    o 22 classes of senior certificates; and
                                    o  6 classes of junior certificates.

For a description of the classes of certificates offered by this prospectus supplement, see "Securities Offered" on page S-3.

The assets of the trust will include a pool of conventional, fixed-rate, first-lien, fully-amortizing, one-to four-family residential mortgage loans. The stated maturities of the mortgage loans will range from 20 to 30 years.

                            ------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Bear, Stearns & Co. Inc. will purchase the certificates offered by this prospectus supplement and will sell them to investors at varying prices determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 97.7618968% of the total principal balance of those certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about November 29, 1999.

                            ------------------------

                            BEAR, STEARNS & CO. INC.

The date of this prospectus supplement is November 23, 1999.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement and the underlying trust in two separate documents: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates or trust, and (2) this prospectus supplement, which describes the specific terms of your certificates and the assets in your trust. You should read both of these documents together.

     This prospectus supplement will supplement and enhance the disclosure in the prospectus for purposes of your certificates.

SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of certain concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanation described in other parts of this prospectus supplement and the accompanying prospectus.

THE ISSUER

     The issuer of the certificates will be GE Capital Mortgage Services, Inc. 1999-20 Trust. The trust was created for the sole purpose of issuing the certificates.

     We will sell the mortgage loans underlying the certificates to the trust.

SECURITIES OFFERED

     The total original principal balance of the certificates will be approximately $343,555,635. The following table shows the approximate initial principal balance, annual certificate interest rate and minimum denomination of each class of certificates offered by this prospectus supplement:

                                                 CLASS CERTIFICATE       CERTIFICATE        MINIMUM
                                                 PRINCIPAL BALANCE(1)    INTEREST RATE     DENOMINATION
                                                 --------------------    -------------     ------------
SENIOR CERTIFICATES
Class A1......................................       $183,334,505             7.25%          $ 25,000
Class A2......................................          1,804,701              (2)             25,000
Class A3......................................         17,964,986             7.50              1,000
Class A4......................................          1,900,000             7.50              1,000
Class A5......................................          2,823,000             7.50              1,000
Class A6......................................          1,927,100             7.50              1,000
Class A7......................................          1,391,750             7.50              1,000
Class A8......................................            950,000             7.50              1,000
Class A9......................................          1,000,000              (3)              1,000
Class A10.....................................            900,000             7.50              1,000
Class A11.....................................          1,900,000             7.50              1,000
Class A12.....................................          7,306,450             7.50              1,000
Class A13.....................................          4,408,000             7.50              1,000
Class A14.....................................          7,262,014             7.50              1,000
Class A15.....................................          1,603,000             7.50              1,000
Class A16.....................................          1,000,000              (3)              1,000
Class A17.....................................         34,355,500             7.25             25,000
Class A18.....................................         29,837,494             7.25              1,000
Class A19.....................................         24,621,364             7.25              1,000
Class R.......................................                100             7.25                (4)
JUNIOR CERTIFICATES
Class M.......................................          6,527,000             7.25            100,000
Class B1......................................          2,920,000             7.25            100,000
Class B2......................................          1,546,000             7.25            100,000

------------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) This class of certificates pays only principal and will not accrue interest.

(3) This class of certificates will accrue interest as follows: (a) at the rate of 8.00% per year through the distribution date in November 2002 and (b) at the rate of 7.50% per year thereafter.

(4) This class of certificates will be issued as a single certificate in definitive physical form.

     The Class A1 through Class A19 Certificates, Class PO, Class R and Class S Certificates are the senior certificates. The Class M and the Class B1 through Class B5 Certificates are the junior certificates.

     The Class PO, Class B3, Class B4, Class B5 and Class S Certificates are not offered by this prospectus supplement. We will initially retain the Class PO and Class S Certificates but may transfer them later.

     Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. The total original principal balance of the certificates will not be less than $332,500,000 or greater than $367,500,000.

     Certificates with principal balances in excess of the minimum denominations shown above will be issued in multiples of $1,000 above the minimum denomination.

THE MORTGAGE LOANS

     We originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of November 1, 1999:

     o Total outstanding principal balance(1):          $343,555,635

     o Original terms to maturity:                      20 to 30 years

     o Weighted average maturity:                       between 356 and 358 months

     o Weighted average annual interest rate:           between 7.89% and 7.93%

     o Largest geographic concentration:                No more than 40% of the mortgage loans are
                                                        secured by properties located in California

-------------------------

(1) Approximate, after deducting payments of principal due or received on or before November 1, 1999, and subject to the variance described in this prospectus supplement.

THE SERVICER

     We will directly service approximately 90% of the mortgage loans in the trust and will supervise the servicing of the remainder of the mortgage loans by third party servicers.

     As servicer, we must make reasonable efforts to collect payments due on the mortgage loans. In addition, we must advance delinquent payments on mortgage loans to the extent described in this prospectus supplement and will reduce our servicing compensation, to the extent described in this prospectus supplement, to reimburse certificateholders for shortfalls of interest payments.

     You should refer to "GE Capital Mortgage Services, Inc." and "The Pooling and Servicing Agreement--Servicing Arrangement with Respect to the Mortgage Loans" and "-- Servicing Compensation, Compensating Interest and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be December 27, 1999.

     On each distribution date, the trustee will first pay to the senior certificates the amounts of interest and principal distributable to them from available funds. The trustee will then pay interest and principal to the junior certificates from the remaining available funds.

Interest Payments

     o The actual amount of interest you receive on your certificates on each distribution date if your certificates are entitled to interest, will depend on:

        -- the amount of interest accrued on your certificates;

        -- the total amount of funds available for distribution; and

        -- the amount of any accrued interest not paid on your certificates on earlier distribution dates.

     o If you are the holder of a senior certificate entitled to interest payments, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     o The Class A2 Certificates are principal-only certificates and will receive no payments of interest. As a result, the yield on these certificates will be particularly sensitive to the rate of prepayments on the mortgage loans. See the risk factor relating to these certificates on page S-9.

     o If you are the holder of a junior certificate, you will receive interest payments only after the trustee has paid interest and principal to:

        -- all of the senior certificates; and

        -- each class of junior certificates that ranks higher than your certificates.

     o The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     o After interest payments have been made on all senior certificates entitled to interest, each class of senior certificates entitled to principal distributions will also receive a payment of principal. If you are the holder of junior certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates and the junior certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to "Description of the Certificates--Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

     o The amount and timing of principal you receive on your certificates will depend on:

        -- the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

        -- the amounts actually available for distribution as principal.

     o Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions--other than the Class PO Certificates--will receive principal payments at a faster rate than the junior certificates for at least the first nine years after the issuance of the certificates. The Class A17 Certificates will not benefit from this accelerated repayment. You should refer to "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds."

     o If you are the holder of a Class A9, Class A10, Class A11 or Class A15 Certificate, you will have the option to request redemption of all or any part of your certificate, in any amount that is a multiple of $1,000. In addition, you may receive principal payments by random lottery. Accordingly, the timing of the principal payments you receive will be determined by whether your redemption request is honored and whether your certificates are selected for payment. You should refer to "Description of the Certificates--Principal Distributions on the Class A9, Class A10, Class A11 and Class A15 Certificates" for a description of how principal payments will be made on these certificates. You should also see the risk factor relating to these certificates on page S-9.

OPTIONAL TERMINATION

     We will have the option to repurchase all the mortgage loans and thereby effect the early retirement of the certificates when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of November 1, 1999. See "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

CREDIT ENHANCEMENT

     If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the junior certificates.

     This subordination will benefit the senior certificates in two ways:

     o The senior certificates will have a preferential right over the junior certificates to receive funds available for interest and principal distributions.

     o The junior certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

     If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the junior certificates offers only limited protection against the loss of your investment. If you are the holder of a junior certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of junior certificates. This subordination will, however, offer only limited protection against the loss of your investment.

FEDERAL INCOME TAX CONSEQUENCES

     The trust will be treated as a single REMIC for federal income tax purposes. The certificates other than the Class R Certificates will be treated as regular interests in the REMIC and the Class R Certificates will be treated as the residual interest in the REMIC. All of the regular interest certificates will be treated as debt for tax purposes. In addition, unless you are the holder of the Class R Certificates, you will be required to report income on your certificates under the accrual method of accounting. Under the accrual method of accounting, you may be required to report income for federal income tax purposes in advance of receiving a corresponding cash distribution.

     The particular federal income tax consequences of your investment will depend upon the class of certificates you buy. You should consider carefully the tax consequences of an investment in the following classes of certificates:

     o the Class A2 Certificates, which will be, and certain other classes of certificates, which may be, issued with original issue discount;

     o the Class R Certificates, which will be subject to special rules that could significantly reduce their after-tax yield; and

     o the junior certificates, whose reported income may exceed the amount of cash actually received.

     You should refer to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences--REMIC Certificates" in the accompanying prospectus to determine the tax consequences to you of an investment in the certificates.

LEGAL INVESTMENT

     The senior certificates offered hereby and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they satisfy the criteria described in "Legal Investment Matters" in this prospectus supplement. No other certificates will be mortgage related securities. You should consult your own legal advisors to determine whether, and to what extent, you can invest in the certificates. See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus for important information concerning possible restrictions on the ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

     If you are investing the assets of an employee benefit plan that is subject to ERISA or to Section 4975 of the federal income tax code, you may not acquire the Class M, Class B1, Class B2 or Class R Certificates. In addition, you should consider carefully the information presented in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     The certificates must receive the ratings indicated under "Certificate Ratings" from Fitch IBCA, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the time of their initial issuance. You should refer to "Certificate Ratings" in this prospectus supplement to learn more about the significance and limitation of ratings.

RISK FACTORS

AN INVESTMENT IN THE CERTIFICATES MAY NOT   The certificates are not suitable investments for all
  BE SUITABLE FOR YOU                       investors. In particular, you should not purchase any
                                            class of offered certificates unless you understand the
                                            prepayment, credit, liquidity and market risks associated
                                            with that class.

                                            The certificates are complex securities. You should
                                            possess, either alone or together with an investment
                                            advisor, the expertise necessary to evaluate the
                                            information contained in this prospectus supplement and
                                            the accompanying prospectus in the context of your
                                            financial situation and tolerance for risk.

                                            You should carefully consider, among other things, the
                                            factors described below before purchasing the
                                            certificates.

LOSSES AND DELINQUENT PAYMENTS ON THE       Payments on the mortgage loans will not be insured by the
  MORTGAGE LOANS MAY REDUCE THE YIELD ON    government or any other person. Moreover, we, as
  YOUR CERTIFICATES                         servicer, have a limited obligation to make advances for
                                            delinquent installments of principal or interest, as
                                            described in "The Pooling and Servicing Agreement--
                                            Advances." Consequently, the certificates will absorb the
                                            losses resulting from delinquent payments, and the yield
                                            on your certificates could be lower than you expect.

                                            In addition, if you are buying a class of certificates
                                            that ranks junior to another class of certificates, you
                                            will be more likely than the holder of a certificate
                                            senior to yours to experience losses as a result of
                                            payment defaults or liquidation losses on the underlying
                                            mortgage loans. This is because payment defaults and
                                            liquidation losses are first allocated to junior
                                            certificates, as described in "Description of the
                                            Certificates--Allocation of Realized Losses on the
                                            Certificates" and "--Distributions on the
                                            Certificates--Allocation of Available Funds" in this
                                            prospectus supplement.

WE CANNOT GUARANTEE YOU REGULAR PAYMENTS    The amounts you receive on your certificates will depend
  ON YOUR CERTIFICATES                      on the amount of the payments borrowers make on the
                                            mortgage loans. Because we cannot predict the rate at
                                            which borrowers will repay their loans, you may receive
                                            distributions on your certificates in amounts that are
                                            larger or smaller than you expect. In addition, the life
                                            of your certificates may be longer or shorter than
                                            anticipated. Because of this, we cannot guarantee that
                                            you will receive distributions at any specific

                                            future date or in any specific amount. Holders of the
                                            Class A9, Class A10, Class A11 and Class A15 Certificates
                                            should be aware of the special payment rules for these
                                            certificates that may make these payments especially
                                            unpredictable.

PREPAYMENT RATES THAT ARE FASTER OR SLOWER  The yield to maturity on your certificates will depend
  THAN YOU EXPECT MAY REDUCE THE YIELD ON   primarily on the purchase price of your certificates and
  YOUR CERTIFICATES                         the rate of principal payments on the mortgage loans in
                                            the trust. Unexpected changes in prepayment rates could
                                            have the following negative effects:

                                            o If you bought your certificates for more than their
                                              face amount, the yield on your certificates will drop
                                              if principal payments occur at a rate faster than you
                                              expect.

                                            o If you bought your certificates for less than their
                                              face amount, the yield on your certificates will drop
                                              if principal payments occur at a rate slower than you
                                              expect.

                                            o If you are the holder of a Class A2 Certificate, you
                                              will receive only distributions of principal. If
                                              prepayments occur at a rate slower than expected, the
                                              payments on your certificates will likewise occur at a
                                              rate slower than expected. Consequently, the yield on
                                              your certificates could drop significantly.

                                            For a more detailed discussion of the sensitivity of
                                            certain classes to prepayment rates and a description of
                                            the factors that may influence prepayments, see "Yield
                                            and Weighted Average Life Considerations" in this
                                            prospectus supplement and "Yield, Maturity and Weighted
                                            Average Life Considerations" in the prospectus.

PRINCIPAL PAYMENTS ON THE CLASS A9,         As described in this prospectus supplement, special rules
  CLASS A10, CLASS A11 AND CLASS A15        apply to determining which holders receive principal
  CERTIFICATES MAY BE LESS PREDICTABLE      distributions on these classes and when these
  THAN ON OTHER CLASSES BECAUSE OF SPECIAL  distributions are made. Amounts available for principal
  RULES FOR DISTRIBUTING PRINCIPAL          on these classes will first be paid to holders of the
                                            related class who have submitted requests for principal
                                            payments in the order submitted and with certain
                                            priorities given to holders who have died. Any amounts
                                            not paid to these requesting holders will be paid by
                                            random lot to other holders of this class.

                                            If you submitted a request for principal payments, you
                                            may not receive the amount requested, either because
                                            other requests had priority over yours or because the
                                            amount available for principal

                                            payments on the related class was insufficient to honor
                                            your request. If the amount available for principal
                                            distributions on any of these classes exceeds the amount
                                            requested by all holders of such class, you may receive
                                            distributions in excess of the amount you requested or,
                                            even if you did not make a request, you may receive
                                            distributions.

                                            As a result, holders may not receive principal payments
                                            when they are expecting them, and may receive principal
                                            payments when they are not expecting them. In addition to
                                            making distributions on these classes somewhat
                                            unpredictable, your yield may be affected by the timing
                                            of these payments, as described in some of the other risk
                                            factors in this prospectus supplement.

                                            Investors in these certificates should pay particular
                                            attention to the risk that they may be less likely to
                                            receive principal payments when prevailing interest rates
                                            available for reinvestment are high, and may be more
                                            likely to receive principal payments when prevailing
                                            interest rates available for reinvestment are low. See
                                            "Description of the Certificates--Distributions on the
                                            Certificates--Principal Distributions on the Class A9,
                                            Class A10, Class A11 and Class A15 Certificates."

YOU MAY BE UNABLE TO REINVEST               Rapid prepayment rates on the mortgage loans are likely
  DISTRIBUTIONS FROM THE CERTIFICATES IN    to coincide with periods of low prevailing interest
  COMPARABLE INVESTMENTS                    rates. During these periods, the yield at which you may
                                            be able to reinvest amounts received as payments on your
                                            certificates may be lower than the yield on your
                                            certificates. Conversely, slow prepayment rates on the
                                            mortgage loans are likely to coincide with periods of
                                            high interest rates. During these periods, the amount of
                                            payments available to you for reinvestment at high rates
                                            may be relatively low.

                                            See "Yield and Weighted Average Life Considerations" in
                                            this prospectus supplement and "Yield, Maturity and
                                            Weighted Average Life Considerations" in the prospectus
                                            for more discussion of the effect of prepayments.

PREPAYMENTS MAY CAUSE REDUCTIONS IN         The actual interest rate on your certificate may be less
  INTEREST DISTRIBUTIONS ON YOUR            than the interest rate stated in this prospectus
  CERTIFICATES                              supplement. Unless you are the holder of a Class A2
                                            Certificate, which pays only principal, your certificates
                                            will be allocated any interest shortfalls that we do not
                                            compensate for as described in this prospectus
                                            supplement. The circumstances under which interest
                                            shortfalls will

                                            occur are described in "Description of the
                                            Certificates--Distributions on the Certificates" in this
                                            prospectus supplement.

THE CONCENTRATION OF MORTGAGE LOANS IN      Approximately 40% of the mortgage loans in the trust are
  SPECIFIC GEOGRAPHIC AREAS MAY INCREASE    secured by properties located in California. Any
  THE RISK OF LOSS ON THOSE MORTGAGE LOANS  deterioration in the real estate market or economy in
  AND REDUCE THE YIELD ON YOUR              California could result in higher rates of loss and
  CERTIFICATES                              delinquency than expected on the mortgage loans. In
                                            addition, California may experience natural disasters,
                                            such as earthquakes, fires, floods and hurricanes, which
                                            may not be fully insured against and which may result in
                                            property damage and losses on the mortgage loans. These
                                            events may adversely affect the funds available to make
                                            payments on your certificates, which may in turn reduce
                                            the yield on your certificates.

                                            See "Description of the Mortgage Pool and the Mortgaged
                                            Properties" in this prospectus supplement for more
                                            information on the location of the mortgage loans.

LOSSES ON THE MORTGAGE LOANS MAY BE HIGHER  A decline in real estate values or in economic conditions
  THAN EXPECTED, WHICH MAY LOWER THE YIELD  generally could increase the rates of delinquencies,
  ON YOUR CERTIFICATES                      foreclosures and losses on the mortgage loans to a level
                                            that is significantly higher than those experienced
                                            currently. This in turn will reduce the yield on your
                                            certificates, if the credit enhancement described in this
                                            prospectus supplement is not enough to protect your
                                            certificates from these losses.

THE SUBORDINATION PROVIDED BY THE JUNIOR    As described in "Description of the Certificates--
  CERTIFICATES MAY NOT BE ADEQUATE TO       Allocation of Realized Losses on the Certificates,"
  PROTECT HIGHER-RANKING CERTIFICATES FROM  losses will be allocated first to the junior
  ALL LOSSES                                certificates, in inverse order of priority. Losses may be
                                            severe enough, however, to reduce the aggregate principal
                                            balance of the junior certificates to zero. If this
                                            occurs, the senior certificates will bear their pro rata
                                            share of losses thereafter.

                                            In addition, certain types of losses--referred to in this
                                            prospectus supplement as "Excess Losses"--will be borne
                                            pro rata by the senior certificates and the junior
                                            certificates after a specified amount of these losses are
                                            borne solely by the junior certificates.

IF WE EXERCISE OUR OPTION TO TERMINATE THE  We may, at our option, terminate the trust under the
  TRUST, THE YIELD ON YOUR CERTIFICATES     circumstances described in "The Pooling and Servicing
  COULD BE LOWER THAN EXPECTED              Agreement--Optional Termination" in this prospectus
                                            supplement. If the proceeds realized upon termination are
                                            less than the outstanding principal balance on the
                                            certificates and accrued interest thereon, your
                                            certificates may bear their share of the resulting
                                            shortfall. As a result, you may not fully recover your
                                            investment and could potentially suffer losses. In
                                            addition, termination of the trust will result in the
                                            early retirement of your certificates, which will shorten
                                            the average life of the certificates and potentially
                                            lower their yield.

                                            You should refer to "The Pooling and Servicing
                                            Agreement--Optional Termination" for a discussion of
                                            additional consequences of the trust's early termination.

YOU MAY NOT BE ABLE TO RESELL YOUR          The certificates will not be listed on any securities
  CERTIFICATES                              exchange, and a resale market for the certificates may
                                            not develop. Although the underwriter of this offering
                                            intends to create a resale market for the certificates it
                                            is offering, it has no obligation to do so. If a market
                                            for the certificates does develop, it may not continue.
                                            Moreover, this market may not be liquid enough to allow
                                            you to resell your certificates or to resell them at the
                                            price you desire.

YOU WILL NOT RECEIVE PHYSICAL               Unless you are the purchaser of the residual
  CERTIFICATES, WHICH CAN CAUSE DELAYS IN   certificates, your ownership of the certificates will be
  DISTRIBUTIONS AND HAMPER YOUR ABILITY TO  registered electronically with DTC. The lack of physical
  PLEDGE OR RESELL YOUR CERTIFICATES        certificates could:

                                            o result in payment delays on the certificates because
                                              the trustee will be sending distributions on the
                                              certificates to DTC instead of directly to you;

                                            o make it difficult for you to pledge your certificates
                                              if physical certificates are required by the party
                                              demanding the pledge; and

                                            o hinder your ability to resell the certificates because
                                              some investors may be unwilling to buy certificates
                                              that are not in physical form.

OUR FAILURE OR THAT OF THIRD PARTIES TO BE  Many computer systems and microprocessors with data
  YEAR 2000 COMPUTER READY COULD DISRUPT    functions, including those in non-information technology
  THE DISTRIBUTIONS ON YOUR CERTIFICATES    equipment and systems, use only two digits to identify a
                                            year in the date field with the assumption that the first
                                            two digits of the year are always "19." Consequently, on
                                            January 1, 2000,

                                            computers that are not year 2000 compliant may read the
                                            year as 1900 and malfunction.

                                            We have completed implementation of a plan, which is
                                            described in "GE Capital Mortgage Services, Inc.--Year
                                            2000 Computer Readiness" in the prospectus, to become
                                            year 2000 compliant. We cannot guarantee, however, that
                                            our efforts to achieve year 2000 readiness will be fully
                                            effective. Moreover, we cannot guarantee that any of our
                                            third-party service providers, such as trustees,
                                            borrowers' banks, loan servicers and DTC, or companies
                                            that insure the mortgage loans or mortgaged properties,
                                            will be year 2000 ready. We also cannot assure you that
                                            any future developments in connection with our year 2000
                                            readiness or the readiness of third parties will be those
                                            that we have anticipated.

                                            Our failure, or the failure of our third-party service
                                            providers or insurers, to become fully year 2000 ready
                                            could disrupt, at least temporarily, our ability to carry
                                            out the servicing duties described in this prospectus
                                            supplement, including the calculation of amounts
                                            distributable to you and the timely transfer of funds to
                                            the trustee for your benefit. Your investment in the
                                            certificates could consequently suffer.

                                            You should refer to "Description of the
                                            Certificates--Book-Entry Certificates" for a discussion
                                            of DTC's year 2000 readiness.

INDEX OF DEFINITIONS

     You can find a list of capitalized terms used in this prospectus supplement, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-78 of this prospectus supplement. Any capitalized terms that are not defined in the prospectus supplement are defined in the accompanying prospectus. See "Index of Certain Prospectus Definitions" on page 96 of the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

     The certificates described in this prospectus supplement will represent the entire beneficial ownership interest in the trust that is issuing these certificates. The assets of the trust will consist primarily of a pool of conventional, fixed-rate, fully-amortizing mortgage loans. The mortgage loans are secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties or first liens on rights to own and occupy apartments in cooperative buildings. GE Capital Mortgage Services, Inc. ("GECMSI") is depositing the mortgage loans in the trust.

     Certain data with respect to the mortgage loans expected to be included in the trust are set forth below. A description of the final mortgage pool on a Current Report on Form 8-K will be available to purchasers of the certificates at or before, and will be filed by GECMSI with the SEC within fifteen days after, the initial delivery of the certificates. This definitive description will specify the precise aggregate Scheduled Principal Balance (as defined in this prospectus supplement) of the mortgage loans as of the first day of the month of creation of the trust (the "Cut-off Date") and will also include statistical data relating to the final mortgage loans comparable in scope to that set forth with respect to the expected mortgage pool on pages S-18 through S-21 of this prospectus supplement. It will also specify the original principal balance of each class of certificates (or, in the case Class S Certificates, the notional principal balance) on the date of issuance of the certificates, the initial Senior Percentage, the initial Class A17 Percentage, the initial Junior Percentage, the Bankruptcy Loss Amount, the Fraud Loss Amount and the Special Hazard Loss Amount, each as defined herein. The Pooling and Servicing Agreement under which the certificates are issued and its exhibits will be filed as an exhibit to the definitive description of the final mortgage pool.

     The "Scheduled Principal Balance" of a mortgage loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or received before such date. The "Scheduled Principal Balance" of a mortgage loan as of any Distribution Date is the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto, before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period, as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date, as such terms are defined herein, irrespective of any delinquency in payment by the related borrower.

     The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the mortgage loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified).

     An "Outstanding Mortgage Loan" is any mortgage loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     We expect that the following percentages of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     o At least 83% of the mortgage loans, and at least 90% of the mortgage loans with loan-to-value ratios in excess of 80%, will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     o No more than 8.50% of the mortgage loans will have been originated under GECMSI's no income verification programs or other no income verification programs acceptable to GECMSI.

     o No more than 7.50% of the mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     o No more than 1.50% of the mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     o No more than 0.50% of the mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     o No more than 1.25% of the mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts--The Mortgage Loans--Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     Each mortgage loan other than a Cooperative Loan, as defined below, is required to be covered by a standard hazard insurance policy. Each mortgage loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See "Servicing of the Mortgage Loans--Hazard Insurance" and "--Private Mortgage Insurance" in the prospectus.

     All payments due on each mortgage loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. The mortgage loan pool will include a substantial number of recently originated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the certificates.

     For a description of the underwriting standards generally applicable to the mortgage loans, see "The Trusts--The Mortgage Loans--Loan Underwriting Policies" in the prospectus.

THE MORTGAGE LOANS

     The mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $343,555,635. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $332,500,000 or greater than $367,500,000.

     Prior to issuance of the certificates, we will not remove from the expected mortgage pool more than 5% of the mortgage loans, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add mortgage loans to the mortgage pool if this would result in more than a 5% increase in the size of the mortgage pool, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the mortgage loans are expected to range from 6.250% to 12.500% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.89% and 7.93% per annum. The original principal balances of the mortgage loans are expected to range from $50,000 to $1,650,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the mortgage loans is not expected to exceed $328,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any mortgage loan will be July 1985 and the month and year of the latest scheduled maturity date of any such mortgage loan will be November 2029. All of the mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the mortgage loans will be between 356 and 358 months as of the Cut-off Date.

     The mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the mortgage loans) as of the Cut-off Date:

     o No more than 12% of the mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 2% of the mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1% of the mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     o No more than 19% of the mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 9% of the mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and no more than 2% of the mortgage loans will have a loan-to-value ratio at origination in excess of 95%. Approximately 1.20% of the mortgage loans will have a loan-to-value ratio at origination of 100%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the mortgage loans is expected to be between 76% and 78%.

     o No more than 7.50% of the mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     o The proceeds of at least 70% of the mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the mortgage loans will have been used to refinance an existing loan. No more than 10% of the mortgage loans will have been the subject of "cash-out" refinancings.

     o No more than 1% of the mortgage loans will be temporary buy-down mortgage loans. The portion of the interest rate paid by the related mortgagor will not increase by more than one percentage point for each six-month period. No mortgage interest rate may exceed the "bought down" rate by more than 3 percentage points, and no buy-down period will exceed 3 years.

     o No more than 2% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     o No more than 40% of the mortgage loans will be secured by mortgaged properties located in California. The majority of the mortgage loans will be secured by mortgaged properties located in California, Massachusetts, New York, New Jersey, Virginia, Maryland, Illinois and Connecticut.

     o No more than 3% of the mortgage loans will be secured by mortgaged properties located in any one state except the states specified in the preceding sentence.

     o At least 96% of the mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     o At least 90% of the mortgage loans will be secured by single-family, detached residences.

     o No more than 6% of the mortgage loans will be secured by condominiums.

     o No more than 1% of the mortgage loans will be secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to occupy cooperative apartment units therein (each, a "Cooperative Loan").

     Set forth below is a description of certain characteristics of the mortgage pool and the mortgage loans expected to be included therein, subject to the variance described herein. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                        AGGREGATE SCHEDULED    PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE      AGGREGATE SCHEDULED
         RANGE OF ORIGINAL            NUMBER OF             AS OF THE          PRINCIPAL BALANCE AS
         PRINCIPAL BALANCE            MORTGAGE LOANS      CUT-OFF DATE         OF THE CUT-OFF DATE
-----------------------------------   --------------    -------------------    ---------------------
$       0 -  240,000...............           96          $ 12,721,034.30                3.70%
 240,001 -  250,000................           32             7,879,343.12                2.29
 250,001 -  300,000................          372           102,334,091.09               29.78
 300,001 -  350,000................          238            77,356,982.71               22.52
 350,001 -  400,000................          137            51,552,856.75               15.01
 400,001 -  450,000................           71            30,469,936.37                8.87
 450,001 -  600,000................           86            44,302,048.47               12.90
 600,001 -  650,000................           14             8,953,041.15                2.61
 650,001 - 1,650,000...............            9             7,986,301.43                2.32
                                          ------          ---------------             -------
  Total............................        1,055          $343,555,635.39              100.00%
                                          ------          ---------------             -------
                                          ------          ---------------             -------

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                        AGGREGATE SCHEDULED    PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE      AGGREGATE SCHEDULED
                                      NUMBER OF         AS OF THE CUT-OFF      PRINCIPAL BALANCE AS
      MORTGAGE INTEREST RATE          MORTGAGE LOANS          DATE             OF THE CUT-OFF DATE
-----------------------------------   --------------    -------------------    ---------------------
 6.250%............................            1          $    345,757.82                0.10%
 6.375.............................            1               547,425.77                0.16
 6.500.............................            3             1,013,377.88                0.30
 6.625.............................            4             1,517,281.34                0.44
 6.750.............................           12             4,010,390.70                1.17
 6.875.............................           16             6,432,813.18                1.87
 7.000.............................           13             4,165,884.92                1.21
 7.125.............................           15             5,017,388.66                1.46
 7.250.............................           55            18,292,090.91                5.32
 7.375.............................           64            21,683,090.49                6.31
 7.500.............................           87            28,530,138.09                8.30
 7.625.............................           59            18,798,901.35                5.47
 7.750.............................           90            28,701,753.62                8.35
 7.875.............................          107            34,996,141.30               10.19
 7.990.............................            1               374,497.42                0.11
 8.000.............................          115            36,260,440.11               10.55
 8.125.............................           82            26,505,152.14                7.72
 8.250.............................           92            29,463,661.71                8.58
 8.375.............................           73            23,998,004.79                6.99
 8.500.............................           68            21,418,692.86                6.23
 8.625.............................           40            13,894,660.29                4.04
 8.750.............................           23             7,472,763.16                2.18
 8.875.............................           16             4,501,068.44                1.31
 9.000.............................            4             1,746,555.46                0.51
 9.125.............................            2               809,445.90                0.24
 9.250.............................            2               940,097.74                0.27
 9.375.............................            3             1,439,053.86                0.42
10.000.............................            5               537,807.64                0.16
10.875.............................            1                84,972.84                0.02
12.500.............................            1                56,325.00                0.02
                                          ------          ---------------             -------
  Total............................        1,055          $343,555,635.39              100.00%
                                          ------          ---------------             -------
                                          ------          ---------------             -------

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                       AGGREGATE SCHEDULED     PERCENTAGE OF POOL BY
                                                           PRINCIPAL           AGGREGATE SCHEDULED
                                    NUMBER OF            BALANCE AS OF         PRINCIPAL BALANCE AS
              STATE                 MORTGAGE LOANS      THE CUT-OFF DATE       OF THE CUT-OFF DATE
---------------------------------   ---------------    --------------------    ---------------------
Alabama..........................            2           $     610,000.22                0.18%
Arizona..........................           27               9,199,099.95                2.68
Arkansas.........................            2                 486,823.68                0.14
California.......................          412             136,922,623.89               39.86
Colorado.........................           29               9,704,554.79                2.83
Connecticut......................           28              10,597,168.62                3.09
Delaware.........................            5               1,556,922.22                0.45
District of Columbia.............            6               2,003,933.74                0.58
Florida..........................           25               8,017,406.91                2.33
Georgia..........................           14               4,360,138.23                1.27
Hawaii...........................            3               1,151,785.39                0.34
Idaho............................            3                 877,508.52                0.26
Illinois.........................           31              11,200,825.85                3.26
Indiana..........................            5               1,196,587.80                0.35
Iowa.............................            1                 286,819.42                0.08
Kentucky.........................            3                 424,979.64                0.12
Louisiana........................            2                 730,533.06                0.21
Maine............................            2                 635,227.83                0.18
Maryland.........................           39              12,148,577.86                3.54
Massachusetts....................           91              31,198,663.68                9.08
Michigan.........................            2                 653,794.89                0.19
Minnesota........................           14               4,308,902.49                1.25
Mississippi......................            1                 646,594.58                0.19
Missouri.........................            6               1,328,342.41                0.39
Montana..........................            1                  73,557.65                0.02
Nevada...........................           10               2,099,018.29                0.61
New Hampshire....................            2                 371,040.01                0.11
New Jersey.......................           52              15,549,831.57                4.53
New Mexico.......................            4               1,492,395.76                0.43
New York.........................           65              22,134,819.82                6.44
North Carolina...................           15               4,270,896.17                1.24
Ohio.............................           10               3,089,017.64                0.90
Oklahoma.........................            2               1,095,941.65                0.32
Oregon...........................            9               2,375,366.59                0.69
Pennsylvania.....................           26               8,554,920.60                2.49
Rhode Island.....................            2                 488,757.58                0.14
South Carolina...................            1                 349,371.30                0.10
Tennessee........................           10               2,161,076.74                0.63
Texas............................           27               8,695,420.08                2.53
Utah.............................            5               1,417,320.02                0.41
Vermont..........................            1                 310,102.64                0.09
Virginia.........................           44              13,177,989.68                3.84
Washington.......................           14               4,961,641.63                1.44
Wisconsin........................            2                 639,334.30                0.19
                                         -----           ----------------             -------
  Total..........................        1,055           $ 343,555,635.39              100.00%
                                         -----           ----------------             -------
                                         -----           ----------------             -------

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                        AGGREGATE SCHEDULED      PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE        AGGREGATE SCHEDULED
                                     NUMBER OF              AS OF THE            PRINCIPAL BALANCE AS
       YEAR OF ORIGINATION           MORTGAGE LOANS        CUT-OFF DATE          OF THE CUT-OFF DATE
---------------------------------    --------------     --------------------     ---------------------
1985.............................             1           $      56,325.00                 0.02%
1986.............................             5                 428,813.43                 0.12
1988.............................             5                 491,525.67                 0.14
1991.............................             4                 683,848.31                 0.20
1992.............................             6               1,432,941.93                 0.42
1995.............................             1                 247,094.87                 0.07
1998.............................             7               3,016,169.05                 0.88
1999.............................         1,026             337,198,917.13                98.15
                                         ------           ----------------              -------
  Total..........................         1,055           $ 343,555,635.39               100.00%
                                         ------           ----------------              -------
                                         ------           ----------------              -------

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                        AGGREGATE SCHEDULED      PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE        AGGREGATE SCHEDULED
                                     NUMBER OF              AS OF THE            PRINCIPAL BALANCE AS
        YEAR OF MATURITY             MORTGAGE LOANS        CUT-OFF DATE          OF THE CUT-OFF DATE
---------------------------------    --------------     --------------------     ---------------------
2015.............................             1           $      56,325.00                 0.02%
2016.............................             5                 428,813.43                 0.12
2018.............................             4                 426,776.00                 0.12
2019.............................             7               1,644,488.73                 0.48
2021.............................             1                 193,967.05                 0.06
2022.............................             9               1,922,823.19                 0.56
2024.............................             2                 578,900.23                 0.17
2028.............................             5               1,848,756.78                 0.54
2029.............................         1,021             336,454,784.98                97.93
                                         ------           ----------------              -------
  Total..........................         1,055           $ 343,555,635.39               100.00%
                                         ------           ----------------              -------
                                         ------           ----------------              -------

                         TYPES OF MORTGAGED PROPERTIES

                                                      AGGREGATE SCHEDULED     PERCENTAGE OF POOL BY
                                                      PRINCIPAL BALANCE       AGGREGATE SCHEDULED
                                    NUMBER OF             AS OF THE           PRINCIPAL BALANCE AS
        TYPE OF DWELLING            MORTGAGE LOANS       CUT-OFF DATE         OF THE CUT-OFF DATE
---------------------------------   --------------    --------------------    ---------------------
Single-family Detached...........          958          $ 315,573,449.93               91.85%
Single-family Attached...........           20              5,591,118.88                1.63
Condominium......................           55             14,829,599.92                4.32
2-4 Family Units.................           17              6,330,181.66                1.84
Co-op............................            5              1,231,285.00                0.36
                                        ------          ----------------             -------
  Total..........................        1,055          $ 343,555,635.39              100.00%
                                        ------          ----------------             -------
                                        ------          ----------------             -------

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                        AGGREGATE SCHEDULED    PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE      AGGREGATE SCHEDULED
                                      NUMBER OF             AS OF THE          PRINCIPAL BALANCE AS
             OCCUPANCY                MORTGAGE LOANS      CUT-OFF DATE         OF THE CUT-OFF DATE
-----------------------------------   --------------    -------------------    ---------------------
Owner Occupied.....................        1,028          $335,575,904.62               97.68%
Vacation...........................           20             6,183,172.13                1.80
Investment.........................            7             1,796,558.64                0.52
                                          ------          ---------------             -------
Total..............................        1,055          $343,555,635.39              100.00%
                                          ------          ---------------             -------
                                          ------          ---------------             -------

------------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                        AGGREGATE SCHEDULED     PERCENTAGE OF POOL BY
                                                        PRINCIPAL BALANCE       AGGREGATE SCHEDULED
                                     NUMBER OF              AS OF THE           PRINCIPAL BALANCE AS
      PURPOSE OF THE LOANS           MORTGAGE LOANS       CUT-OFF DATE          OF THE CUT-OFF DATE
---------------------------------    --------------     -------------------     ---------------------
Purchase.........................           776           $246,246,410.16                71.68%
Rate Term/Refinance..............           198             68,778,217.46                20.02
Cash-out Refinance...............            81             28,531,007.77                 8.30
                                         ------           ---------------              -------
Total............................         1,055           $343,555,635.39               100.00%
                                         ------           ---------------              -------
                                         ------           ---------------              -------

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                             AGGREGATE SCHEDULED      PERCENTAGE OF POOL BY
            RANGE OF                                         PRINCIPAL BALANCE        AGGREGATE SCHEDULED
      LOAN-TO-VALUE RATIOS            NUMBER OF                  AS OF THE            PRINCIPAL BALANCE AS
         AT ORIGINATION              MORTGAGE LOANS             CUT-OFF DATE          OF THE CUT-OFF DATE
---------------------------------    -------------------     --------------------     ---------------------
00.00 -  50.00%..................              29              $  11,263,000.89                 3.28%
50.01 -  60.00...................              46                 15,684,802.69                 4.57
60.01 -  70.00...................             124                 44,290,716.26                12.89
70.01 -  75.00...................             120                 43,020,188.26                12.52
75.01 -  80.00...................             497                167,674,796.93                48.80
80.01 -  85.00...................              16                  4,633,636.90                 1.35
85.01 -  90.00...................              95                 28,878,021.60                 8.41
90.01 -  95.00...................              92                 23,782,602.09                 6.92
95.01 - 100.00...................              36                  4,327,869.77                 1.26
                                            -----              ----------------              -------
Total............................           1,055              $ 343,555,635.39               100.00%
                                            -----              ----------------              -------
                                            -----              ----------------              -------

DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date between GECMSI, as depositor of the mortgage loans and servicer, and State Street Bank and Trust Company, as Trustee (the "Trustee"). See the prospectus for important additional information regarding the terms and conditions of the Agreement and the certificates. The certificates will be issued in the classes offered by this prospectus supplement, together with the Class PO, Class B3, Class B4, Class B5 and Class S Certificates, none of which are offered hereby. The certificates will be issued in the aggregate original principal balance of approximately $343,555,635, subject to a permitted variance such that the aggregate original principal balance will not be less than $332,500,000 or greater than $367,500,000. Any such variance will be allocated so as to approximate the material characteristics of the classes of certificates described herein.

     As described below, each class of certificates offered hereby, other than the residual certificates, will be issued in book-entry form. Beneficial interests in these certificates (the "Book-Entry Certificates") will be held by investors through the book-entry facilities of The Depository Trust Company, as described below, in the minimum denominations described in the summary of this prospectus supplement. Notwithstanding the integral multiple requirements described in the summary, one certificate of each class other than the residual certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates will be registered as a single certificate held by a nominee of The Depository Trust Company, which is known as DTC. For purposes of this discussion, the term DTC also refers to any successor depository selected by DTC. GECMSI has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a definitive physical certificate representing such certificate.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm, that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     As a result, under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised GECMSI and the Trustee that, unless and until definitive physical certificates are issued, DTC will take any action permitted to be taken by a holder of a certificate under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     The information in the following three paragraphs has been provided by DTC:

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as its deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Definitive physical certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to DTC, only if
(a) DTC or GECMSI advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and GECMSI or the Trustee is unable to locate a qualified successor, (b) GECMSI, at its sole option, elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default as described in the accompanying prospectus, beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of the certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive physical certificates. Upon surrender by DTC of the global certificate or certificates representing the certificates and instructions for re-registration, the Trustee will issue definitive physical certificates, and thereafter the Trustee will recognize the holders of such certificates as certificateholders under the Agreement. Following the issuance of definitive physical certificates, distribution of principal and interest on the certificates will be made by the Trustee directly to holders of these certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if definitive physical certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer of such a certificate may be made unless the Trustee has received (1) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such certificate or (2) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and GECMSI. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The residual certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the residual certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The residual certificates will be subject to certain restrictions on transfer. See "--Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date (the "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, upon written request by the certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the Trustee or by such other means of payment as such certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") in respect of the mortgage pool that will be available for distribution to holders of the certificates on each Distribution Date is described in the accompanying prospectus under "Collection and Other Servicing Procedures--Loan Payment Record."

DISTRIBUTIONS ON THE CERTIFICATES

Allocation of Available Funds

     Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in December 1999. These distributions will be in an aggregate amount equal to the Available Funds for the related Distribution Date plus, in the case of interest payments on the Class A9 and Class A16 Certificates, any amounts withdrawn from the Class A9 Interest Account (as defined herein) and the Class A16 Interest Account (as defined herein), respectively. Distributions will be made to holders of record on the close of business on the related Record Date.

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the certificates:

          first, to the classes of senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon (assuming for this purpose that the Certificate Interest Rate on the Class A9 and Class A16 Certificates is 7.50%);

          second, to the classes of senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such Distribution Date (subject to the same assumption as set forth in priority first above);

          third, to the classes of senior certificates entitled to principal distributions, in reduction of the aggregate class certificate principal balances (the "Class Certificate Principal Balances") thereof, to the extent of remaining Available Funds, concurrently, as follows:

             (1) to the Class A1 through Class A19 Certificates and the Class R Certificates, the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                  (a) to the Class A17 Certificates, the Class A17 Principal
             Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                  (b) to each of the Class A1 through Class A19 Certicates
             (other than the Class A17 Certificates) and the Class R Certificates (all of such classes of certificates together, the "Group I Senior Certificates"), the Senior Optimal Principal Amount for such Distribution Date, less the Class A17 Principal Distribution Amount for such Distribution Date (such reduced amount, the "Group I Senior Principal Distribution Amount"), in the following order of priority:

                       (I) to the Class R Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero;

                       (II) to the Class A1 Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero;

                       (III) to the Class A18 Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero;

                       (IV) to the Class A19 Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero; and

                       (V) to the Class A2 through Class A16 Certificates,
                  concurrently, as follows:

                           (A) approximately 3.333335119% of the amount
                      distributable under clause (1)(b)(V) to the Class A2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                           (B) approximately 96.666664881% of the amount
                      distributable under clause (1)(b)(V) to the Class A3 through Class A16 Certificates, in the following order of priority:

                                (i) to the Class A3 Certificates, until the
                           Class Certificate Balance thereof has been reduced to zero; and

                                (ii) to the Class A4 through Class A16
                           Certificates, concurrently, as follows:

                                     (aa) approximately 5.527865475% of the
                                amount distributable under
                                clause (1)(b)(V)(B)(ii) to the Class A4
                                Certificates, until the Class Certificate
                                Principal Balance thereof has been reduced to zero;

                                     (bb) approximately 20.633048827% of the
                                amount distributable under
                                clause (1)(b)(V)(B)(ii) to the Class A5, Class A6, Class A7 and Class A8 Certificates, in the following order of priority:

                                        1st, pro rata, to the Class A5 and
                                   Class A7 Certificates, until the Class
                                   Certificate Principal Balance of each such class has been reduced to zero; and

                                        2nd, pro rata, to the Class A6 and
                                   Class A8 Certificates, until the Class
                                   Certificate Principal Balance of each such class has been reduced to zero;

                                     (cc) approximately 11.055730951% of the
                                amount distributable under
                                clause (1)(b)(V)(B)(ii) to the Class A9, Class A10 and Class A11 Certificates, in the following order of priority:

                                        1st, pro rata, to the Class A9 and
                                   Class A10 Certificates, until the Class
                                   Certificate Principal Balance of each such class has been reduced to zero; and

                                        2nd, to the Class A11 Certificates,
                                   until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                     (dd) approximately 62.783354747% of the
                                amount distributable under
                                clause (1)(b)(V)(B)(ii) to the Class A12, Class A13, Class A14, Class A15, and Class A16 Certificates, in the following order of priority:

                                        1st, to the Class A12 Certificates,
                                   until the Class Certificate Principal Balance thereof has been reduced to zero;

                                        2nd, to the Class A13 Certificates,
                                   until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                        3rd, pro rata, to the Class A14,
                                   Class A15 and Class A16 Certificates, until the Class Certificate Principal Balance of each such class has been reduced to zero; and

             (2) to the Class PO Certificates, the Class PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (1) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Junior Optimal Principal Amount for such Distribution Date, (2) such distributions shall not reduce the Class Certificate Principal Balance of the Class PO Certificates and
     (3) no distribution will be made in respect of the Class PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the junior certificates have been reduced to zero (the "Cross-Over Date");

          fifth, to the Class M Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share (as defined under "--Principal" below) for such Distribution Date;

          sixth, to the Class B1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date;

          seventh, to the Class B2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date; and

          eighth, to each of the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Funds: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date.

     The percentages set forth in priority third of the second paragraph under "Allocation of Available Funds" were calculated on the basis of the Class Certificate Principal Balances of the related certificates described herein. If these Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances of such classes.

     If, after distributions have been made under priorities first and second above, on any Distribution Date, the remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Available Funds will be distributed on the senior certificates entitled to principal distributions in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the certificates as described under "--Allocation of Realized Losses on the Certificates" herein.

Interest

     Interest will accrue on the certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period. The "Interest Accrual Period" for each class of certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the interest rate of 7.25% per annum during each Interest Accrual Period.

     Interest will accrue on the Notional Principal Balance of the Class S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 7.25%. However, this calculation will not include any mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of the mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, on or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Class S Certificates for the first Interest Accrual Period is expected to be approximately 0.589157%.

     The aggregate "Notional Principal Balance" of the Class S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial aggregate Notional Principal Balance of the Class S Certificates is expected to be approximately $276,567,696.

     The Class A2 and Class PO Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a Class S Certificate, the Notional Principal Balance) of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses.

     The "Certificate Principal Balance" of any certificate as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of the initial issuance of the certificates as reduced by:

          o all amounts distributed on previous Distribution Dates on such certificate on account of principal;

          o the principal portion of all Realized Losses previously allocated to such certificate; and

          o in the case of a junior certificate, such certificate's pro rata share, if any, of the Junior Certificate Writedown Amount (as defined below) and the Class PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates.

     As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the certificates on such Distribution Date, exceeds (b) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

     For any Distribution Date, the "Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth of the second paragraph under "--Allocation of Available Funds" above. The Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of junior certificates in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero.

     With respect to any Distribution Date, the "Net Interest Shortfall" will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date over the Compensating Interest Payment, if any, for such Distribution Date. See "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein for a definition of "Compensating Interest Payment."

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a mortgage loan will result from:

          (1) any voluntary prepayment of principal in full on such mortgage loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date;

          (2) any partial prepayment of principal on such mortgage loan by the mortgagor during the month preceding such Distribution Date; or

          (3) a reduction in the interest rate on such mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

     As to any Distribution Date and any mortgage loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the mortgage interest rate net of the applicable servicing fee (the "Net Mortgage Rate") on the Scheduled Principal Balance of such mortgage loan, and
(b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (see "--Allocation of Realized Losses on the Certificates" below) will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses without giving effect, in the case of the Class A9 and Class A16 Certificates, to the amounts distributable from the Class A9 Interest Account and the Class A16 Interest Account, respectively. See "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the junior certificates in right of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

     If Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the senior certificates entitled to distributions of interest to their certificateholders (assuming for this purpose that interest on the Class A9 and Class A16 Certificates accrues at an annual rate of 7.50%), any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with priority second of the second paragraph under "--Allocations of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     A separate custodial account (the "Class A9 Interest Account") will be established at the time of issuance of the certificates for the exclusive benefit of the holders of the Class A9 Certificates and another separate custodial account (the "Class A16 Interest Account") will be established at such time for the exclusive benefit of the holders of the Class A16 Certificates. At such time, Bear, Stearns & Co. Inc. will deposit into the Class A9 Interest Account an amount not less than $15,000 and will deposit into the Class A16 Interest Account an amount not less than $15,000. Each such account will be maintained under the Agreement by State Street Bank and Trust Company, in its capacity as custodian for the relevant class of certificateholders and not as Trustee. Neither the

Class A9 Interest Account nor the Class A16 Interest Account will be part of the trust. On each Distribution Date through the Distribution Date in November 2002, amounts on deposit in the Class A9 Interest Account will be withdrawn, to the extent necessary, to make interest distributions on the Class A9 Certificates in an amount equal to the excess of (1) the amount of interest accrued on such certificates during the related Interest Accrual Period at the then applicable certificate interest rate over (2) the amount that would have accrued on such certificates during such period at a rate equal to 7.50% per annum. On each Distribution Date through the Distribution Date in November 2002, amounts on deposit in the Class A16 Interest Account will be withdrawn, to the extent necessary, to make interest distributions on the Class A16 Certificates in an amount equal to the excess of (1) the amount of interest accrued on such certificates during the related Interest Accrual Period at the then applicable certificate interest rate over (2) the amount that would have accrued on such certificates during such period at a rate equal to 7.50% per annum.

     Amounts on deposit in such accounts will not be available to cover reductions in the amount of interest distributable to holders of the Class A9 Certificates or Class A16 Certificates, as the case may be, due to Net Interest Shortfalls, the interest portion of any Excess Losses or the interest portion of any Realized Losses allocable to the Class A9 Certificates or the Class A16 Certificates, as the case may be, or to make any other distributions thereon. Amounts on deposit in such accounts will not be invested. Any amount in either such account which is not needed on any Distribution Date prior to the Distribution Date in November 2002 to cover the stepped up Certificate Interest Rate for the related class of certificates due to a reduction in their respective Class Certificate Principal Balances will be required to be distributed to the holder of the Class R Certificates on the applicable Distribution Date. Any amount remaining in the Class A9 Interest Account after the Distribution Date in November 2002, or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero, and any amount remaining in the Class A16 Interest Account after the Distribution Date in November 2002, or any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A16 Certificates has been reduced to zero, will be distributed to the holders of the Class R Certificate. GECMSI will have no obligation or liability to any certificateholder or State Street Bank and Trust Company in respect of the Class A9 Interest Account or the Class A16 Interest Account following the initial deposit therein.

Principal

     Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date.

     All payments and other amounts received in respect of principal of the mortgage loans will be allocated between (1) the senior certificates entitled to principal distributions (other than the Class PO Certificates) and the junior certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any mortgage loan with a Net Mortgage Rate ("NMR") less than 7.25% per annum (each such mortgage loan, a "Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR divided by 7.25%. The "Non-PO Percentage" with respect to any mortgage loan with a Net Mortgage Rate equal to or greater than 7.25% (each such mortgage loan, a "Non-discount Mortgage

Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (7.25%--NMR) divided by 7.25%. The "PO Percentage" with respect to any Non-discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class PO Certificates, which are not offered hereby, will be approximately $2,664,558, subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each class of senior certificates entitled to principal distributions will be made on each Distribution Date under priority third in the second paragraph under "--Allocation of Available Funds" above or, if applicable, the first paragraph following priority eighth thereunder. In accordance with priority third, the Available Funds remaining after the distribution of interest will be allocated to such senior certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, of the second paragraph under "--Allocation of Available Funds" above. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the Class PO Deferred Amount on such Distribution Date will be allocated to the Class M, Class B1 and Class B2 Certificates in an amount equal to each such class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such Distribution Date. The Class A17 Certificates will not receive any distributions in respect of scheduled payments, prepayments or certain other unscheduled recoveries of principal on the mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

     The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

          (4) the lesser of:

             (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (x), and (x) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) (i) the Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (x), and (x) the Scheduled Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus
        (ii) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

          (5) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Class A17 Principal Distribution Amount" for any Distribution Date will equal the product of (1) the Senior Optimal Principal Amount for such date (determined without application of the Senior Percentage or the Senior Prepayment Percentage), (2) the Class A17 Percentage for such date and (3) the Class A17 Distribution Percentage for such date. Notwithstanding the foregoing,
(1) on the Group I Final Distribution Date, the Class A17 Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (2) following the Group I Final Distribution Date, the Class A17 Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     The "Class A17 Percentage" for any Distribution Date will equal the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate Certificate Principal Balance of the Class A17 Certificates immediately preceding such Distribution Date by (2) the aggregate Certificate Principal Balance of all the certificates other than the

Class PO Certificates immediately preceding such Distribution Date. The initial Class A17 Percentage is expected to be approximately 10.08%.

     The "Class A17 Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in November 2004; 30% thereafter through the Distribution Date in November 2005; 40% thereafter through the Distribution Date in November 2006; 60% thereafter through the Distribution Date in November 2007; 80% thereafter through the Distribution Date in November 2008; and 100% thereafter.

     The "Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Group I Senior Certificates has been reduced to zero.

     The "Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the senior certificates (other than the Class PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the certificates (other than the Class PO Certificates) immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 95.72%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                             SENIOR PREPAYMENT PERCENTAGE
------------------------------------------------     ----------------------------------
December 1999 -- November 2004..................     100%

December 2004 -- November 2005..................     Senior Percentage plus 70% of
                                                     the Junior Percentage

December 2005 -- November 2006..................     Senior Percentage plus 60% of
                                                     the Junior Percentage

December 2006 -- November 2007..................     Senior Percentage plus 40% of
                                                     the Junior Percentage

December 2007 -- November 2008..................     Senior Percentage plus 20% of
                                                     the Junior Percentage

December 2008 and thereafter....................     Senior Percentage

     Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

          (A)(1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Class Certificate Principal Balance of the junior certificates as of such date; and

             (2) cumulative Realized Losses do not exceed:

                  (a) 30% of the aggregate Class Certificate Principal Balance of the junior certificates as of the date of issuance of the certificates (the "Original Junior Principal Balance") if such Distribution Date occurs between and including December 2004 and November 2005;

                  (b) 35% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2005 and November 2006;

                  (c) 40% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2006 and November 2007;

                  (d) 45% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2007 and November 2008; and

                  (e) 50% of the Original Junior Principal Balance if such
                      Distribution Date occurs during or after December 2008; or

          (B)(1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all mortgage loans averaged over the last three months, does not exceed 4%; and

             (2) cumulative Realized Losses do not exceed:

                  (a) 10% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2004 and November 2005;

                  (b) 15% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2005 and November 2006;

                  (c) 20% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2006 and November 2007;

                  (d) 25% of the Original Junior Principal Balance if such
                      Distribution Date occurs between and including December 2007 and November 2008; and

                  (e) 30% of the Original Junior Principal Balance if such
                      Distribution Date occurs during or after December 2008.

     The "Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the applicable PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Scheduled Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Bankruptcy Coverage Termination Date.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the senior certificates (other than the Class PO Certificates) have each been reduced to zero (the "Senior Final Distribution Date"), the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 4.28%.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the junior certificates immediately prior to such Distribution Date):

          (1) the Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

          (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of Senior Optimal Principal Amount on such Distribution Date; and

          (5) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to any class of junior certificates on any Distribution Date will generally equal such class's pro rata share (based on the Class Certificate Principal Balance of each class entitled thereto) of each of the components of the Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the
"Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Distribution Date.

     The "Class Prepayment Distribution Trigger" for a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such class and each class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal

Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class under clauses (2),
(3) and (5) of the definition of Junior Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of junior certificates in reduction of their respective
Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of junior certificates because the amount otherwise distributable to such class under clauses (2), (3) and
(5) of the definition of Junior Optimal Principal Amount will be distributable among the outstanding Class M Certificates and each class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any Distribution Date, any reduction in funds available for distribution to the classes of junior certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the classes of junior certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A9, CLASS A10, CLASS A11 AND CLASS A15 CERTIFICATES

GENERAL

     Arrangements have been made to distribute principal on the Class A9, Class A10, Class A11 and Class A15 Certificates (the "Designated Retail Certificates") in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment. As a result, only some certificates of a class of Designated Retail Certificates will receive distributions of principal on any given date on which principal would otherwise be distributed on all certificates of such class.

     Principal payments on a class of Designated Retail Certificates will be made as follows:

     o The amount of principal, if any, distributable on each Distribution Date on such class as a whole will be determined as described under "Distributions on the Certificates--Allocation of Available Funds" above.

     o The distribution of principal on such class will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the Rounding Account (as defined below), if necessary.

     o The Trustee will remit distributions of principal to DTC in integral multiples of $1,000. DTC will then remit such distributions to its participants on behalf of the beneficial owners of such class. The participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     o Holders of such class of these certificates who have properly made a Principal Distribution Request, as described below, will be paid before other holders of such class, to the extent of available principal for such class.

     o Principal Distribution Requests submitted on behalf of Deceased Holders (as defined below) will be entitled to a first priority, and requests from beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

     o If more principal is available for distribution on such class on a Distribution Date than the amount covered by valid Principal Distribution Requests, beneficial owners of such class will receive distributions of principal on such Distribution Date in integral multiples of $1,000 pursuant to DTC's random lot procedures, to the extent of such excess.

Notwithstanding the foregoing, on and after the Cross-Over Date, distributions on a class of Designated Retail Certificates will be made pro rata among all holders of the certificates of such class and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

     There can be no assurance that each participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and that each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither GECMSI nor the Trustee will be responsible for the manner in which DTC, any participant or any Financial Intermediary allots distributions on these certificates.

     The Agreement will provide that, in the event definitive physical certificates are issued in respect of a class of Designated Retail Certificates, the Trustee will determine which physical certificates of such class will receive principal distributions on such class on the applicable Distribution Date using procedures comparable to those described herein.

     Due to the procedures for distributions described herein, there can be no assurance that any particular beneficial owner of a Designated Retail Certificate will receive a principal distribution on any Distribution Date. The timing and amount of distributions in reduction of the Certificate Principal Balance of any Designated Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such certificate. Accordingly, the allocation of principal distributions in respect of a class of Designated Retail Certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of such class of certificates. See the related risk factor on page S-9.

  Rounding of Distributions of Principal

     For purposes of distributions of principal on a class of Designated Retail Certificates, a rounding account (a "Rounding Account") will be established on behalf of each such class on the date of issuance of the certificates by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Cross-Over Date, whenever distributions of principal are to be made on a class of Designated Retail Certificates, the amount allocable to such class will be rounded upward to an integral multiple of $1,000, if necessary.

     On the first Distribution Date when distributions of principal will be made on a class of Designated Retail Certificates, the Trustee will withdraw from the related Rounding Account any funds needed to round the amount allocable to such class upward to the next integral multiple of $1,000 and will distribute the rounded amount on such class. On the next Distribution Date when distributions of principal will be made on such class of certificates, the Trustee will first apply the amount allocable to such class in respect of principal to repay any amount withdrawn from the related Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the related Rounding Account and will distribute this amount on such class. This process will continue on subsequent Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of such class of certificates has been reduced to zero.

     Upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of a class of Designated Retail Certificates is reduced to zero, the balance in the related Rounding Account will be restored to $999.99 from Available Funds otherwise available for distribution to other classes of certificates and will be distributed to the holder of the Class R Certificate, and the related Rounding Account will be terminated.

     As a result of the operation of the related Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference in respect of such class will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

  Principal Distribution Requests and Withdrawals

     Each beneficial owner of a Designated Retail Certificate may request that a distribution of principal on such certificate be made on a Distribution Date, in any integral multiple of $1,000, by delivering a written request (each, a "Principal Distribution Request") to the DTC participant or Financial Intermediary that maintains such beneficial owner's account. The participant should in turn make the request to DTC (or, in the case of a Financial Intermediary, such firm must notify the related participant of such request, which participant should make the request to DTC) on a form required by DTC and provided to the participant.

     In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, DTC will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by DTC on or before the Record Date for such Distribution Date. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of DTC. Principal Distribution Requests delivered to DTC after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below.

     In the case of Principal Distribution Requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Designated Retail Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on a class of Designated Retail Certificates, priority of distributions of principal in respect of such class will be given to holders of such class on whose behalf Principal Distribution Requests have been duly received and not withdrawn. DTC will honor Principal Distribution Requests in the following order of priority:

          first, DTC will honor Principal Distribution Requests submitted on behalf of Deceased Holders of such class in the order of their receipt by DTC, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

          second, DTC will honor Principal Distribution Requests submitted on behalf of Living Holders of such class in the order of priority established by DTC, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $100,000 and thereafter, Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of such class of the Designated Retail Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Request for such class, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on such class, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on a class of Designated Retail Certificates, the Trustee will advise DTC as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of Designated Retail Certificates with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The participant should forward the Withdrawal to DTC on a form required by DTC. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related participant, which in turn should forward the Withdrawal of such request on such form to DTC. If such Withdrawal has not been received by DTC on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

     Neither GECMSI nor the Trustee will be liable for any delay or failure by any DTC participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to DTC.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such class on such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the holders of such class in accordance with DTC's established random lot procedures, without regard to whether or not such certificateholders have submitted Principal Distribution Requests.

  Definition of "Deceased Holder"

     A "Deceased Holder" is a beneficial owner of a Designated Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Designated Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Designated Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein.

     Designated Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Designated Retail Certificates greater than the number of individual Designated Retail Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Designated Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Designated Retail Certificate will be deemed to be the death of the beneficial owner of the Designated Retail Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.

     Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner.

Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Designated Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Designated Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

     A "Realized Loss" is

     o as to any Liquidated Mortgage Loan (as defined below), the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property.

     o as to any mortgage loan, a Deficient Valuation (as defined below).

     A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which GECMSI has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

     A Deficient Valuation may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

     An "Excess Loss" is any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss) occurring after, respectively, the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date or Special Hazard Termination Date, each as defined below.

     A "Non-Excess Realized Loss" is any Realized Loss other than an Excess
Loss.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related mortgage loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property--including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property--other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

  Losses Allocable to the Class PO Certificates

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero.

     With respect to any Distribution Date through the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on a Discount Mortgage Loan allocated to the Class PO Certificates on such date and (2) all amounts previously allocated to the Class PO Certificates in respect of such losses and not distributed to the Class PO Certificates on prior Distribution Dates will be the "Class PO Deferred Amount."

     To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth of the second paragraph under "--Distributions on the Certificates--Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking class of junior certificates then outstanding will be reduced by the amount of any distributions made to the Class PO Certificates in respect of the Class PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of the Class PO Deferred Amount and Realized Losses allocated to the Class PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries (as defined in the accompanying prospectus) on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such class as specified in the Agreement. See "Collection and Other Servicing Procedures--Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

  Losses Allocable to Certificates other than the Class PO Certificates

     Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of junior certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero (i.e., Non-Excess Realized Losses will be allocated first to the Class B5 Certificates while such certificates are outstanding, second to the Class B4 Certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be allocated to the junior certificates in the manner described in the preceding sentence.

     Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of senior certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     As indicated above, Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be Excess Losses. The applicable Non-PO Percentage of the principal portion of any Excess Loss on a mortgage loan for any Distribution Date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances.

     Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Fraud Loss Amount" will equal approximately $3,435,556 (approximately 1% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $3,435,556 minus the aggregate amount of Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Special Hazard Loss Amount" will equal approximately $4,439,614 (approximately 1.29% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $4,439,614 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the junior certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and S&P, which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the mortgage loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $137,578 (approximately 0.04% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions (as defined below). The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) that such reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations.

     A "Debt Service Reduction" is a reduction in the amount of the monthly payment due on a mortgage loan as established by a bankruptcy court in a personal bankruptcy of a mortgagor.

  Method of Allocating Realized Losses

     All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Class Certificate Principal Balance thereof by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates commencing on the following Distribution Date. The aggregate amount of the principal portion of any Non-Excess Realized Losses to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates entitled to distributions of interest to the extent described under "--Distributions on the Certificates--Interest" above.

     No reduction of the Class Certificate Principal Balance of any class will be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

     Debt Service Reductions are not Realized Losses, and the principal portion thereof will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Junior Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the junior certificates in right of distribution, the reduction in Available Funds resulting from any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the junior certificates (to the extent then outstanding) in inverse order of priority.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to distributions of principal and interest the holders of the Class R Certificates will be entitled to receive:

             (a) the amount, if any, of Available Funds remaining in the REMIC on any Distribution Date after distributions of interest and principal and in respect of the Class PO Deferred Amount are made on the certificates on such date;

             (b) the amount in the related Rounding Account upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the class of Designated Retail Certificates for which such Rounding Account was established is reduced to zero, as described herein;

             (c) amounts on deposit in the Class A9 Interest Account or
                 Class A16 Interest Account not required on any Distribution Date to cover the stepped up Certificate Interest Rate (above 7.50% per annum) on the related class of certificates prior to the November 2002 Distribution Date due to a reduction in the respective Class Certificate Principal Balances of the Class A9 and Class A16 Certificates;

             (d) the amounts remaining in the Class A9 Interest Account after the making of interest payments on the Class A9 Certificates in November 2002 (or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero);

             (e) the amounts remaining in the Class A16 Interest Account after the making of interest payments on the Class A16 Certificates in November 2002 (or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A16 Certificates has been reduced to zero);

             (f) the amount of any Unanticipated Recoveries received by GECMSI in the calendar month preceding the month of a Distribution Date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans--Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus; and

             (g) the proceeds, if any, of the assets of the trust remaining in the REMIC after the Class Certificate Principal Balances of all classes of certificates have each been reduced to zero.

     It is not anticipated that any material assets will be remaining for such distributions on the Class R Certificates at any such time. See "Federal Income Tax Consequences--Residual Certificates" herein.

SUBORDINATION

Priority of Senior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the junior certificates will equal approximately 4.25% of the aggregate Certificate Principal Balance of all the classes of certificates. The rights of the holders of the junior certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates, to the extent described above. The subordination of the junior certificates is intended:

          (a) to enhance the likelihood of timely receipt by the holders of the senior certificates (to the extent of the subordination of the junior certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates; and

          (b) to afford the holders of the senior certificates (to the extent of the subordination of the junior certificates) protection against Realized Losses, to the extent described above.

     If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

     The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the junior certificates, in accordance with the paydown rules specified above under "--Distributions on the Certificates--Allocation of Available Funds," the amounts due to the senior certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the junior certificates;

          (2) the allocation to the junior certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth herein; and

          (3) the allocation to the junior certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses (as set forth herein) to the junior certificates on any Distribution Date will decrease the protection provided to the senior certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the junior certificates then outstanding.

     In addition, in order to extend the period during which the junior certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the senior certificates as a whole entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the junior certificates. Among such senior certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each Distribution Date after the Cross-Over Date.

     After the payment of amounts distributable in respect of the senior certificates on each Distribution Date, the junior certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the junior certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the classes of junior certificates. Amounts so distributed to junior certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the junior certificates offered hereby, will equal approximately 1.05% of the initial aggregate Certificate Principal Balance of all of the certificates and approximately 24.71% of the initial aggregate Certificate Principal Balance of all of the junior certificates. On each Distribution Date, the holders of any particular class of junior certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each class of certificates ranking junior to such class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss with respect to a mortgage loan and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the junior certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of junior certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

     In order to maintain the relative levels of subordination among the junior certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Senior Final Distribution Date) will not be distributable to the holders of any class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "--Distributions on the Certificates--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Class B Certificates, the amortization of more senior ranking classes of junior certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences--REMIC Certificates--Transfers of Residual Certificates--Disqualified Organizations," "--Foreign Investors" and "--Noneconomic Residual Certificates." In addition, the Agreement provides that the residual certificates may not be acquired by an ERISA Plan. The residual certificates will contain a legend describing the foregoing restrictions.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield of your certificates.

PREPAYMENTS

     The rate of distribution of principal of the certificates (and the aggregate amount of interest payable on any class of interest-only certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that certificateholders (other than holders of any class of interest-only certificates) will generally be entitled on any Distribution Date to receive from Available Funds distributions of amounts based on clause (4) of each of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount or Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

     Voluntary prepayments in full of principal on the mortgage loans received by GECMSI (or, in the case of mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts (or, in the case of any class of interest-only certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a mortgage loan will be allocated solely to the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. The portion of such amounts otherwise allocable to the Class A17 Certificates will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each Distribution Date after the Cross-Over Date. The resulting allocation between the Group I Senior Certificates and the Class A17 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the mortgage loans to holders of the Group I Senior Certificates relative to the Class A17 Certificates through the earlier of the Group I Final Distribution Date and the Cross-Over Date. In addition, the Class A17 Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among such certificates on each Distribution Date after the Cross-over Date. See "Description of the Certificates--Distributions on the Certificates--Principal" herein.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the certificateholders entitled thereto in the month following its receipt and the amount of interest thus distributed to certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by certificateholders to the extent described herein. See "Description of the Certificates--Distributions on the Certificates--Interest" herein.

     Any partial prepayment will be applied to the balance of the related mortgage loan as of the first day of the month of receipt, will be passed through to the certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain classes of the certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement--Optional Termination" herein.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the senior certificates and less sensitive than the yields on the Class B Certificates. The junior certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by GECMSI's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations;

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the other classes of the certificates; and

          (3) on the yields to investors in the Class M Certificates than on the yields to investors in the senior certificates.

     As described above under "Description of the Certificates--Distributions on the Certificates--Interest" and "--Principal," "--Allocation of Realized Losses on the Certificates" and "--Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the senior certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the junior certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

SENSITIVITY OF THE CLASS A2 CERTIFICATES

     The yield to investors in the Class A2 Certificates, which are principal-only certificates, will be highly sensitive to the rate of principal payments (including prepayments) on the mortgage loans. If the Class A2 Certificates are purchased at a discount to their Class Certificate Principal Balance, lower than anticipated rates of prepayments on the mortgage loans could result in an extension in the anticipated weighted average lives of such certificates and actual yields to investors that are significantly lower than the anticipated yields.

     To illustrate the significance of prepayments on the distributions on the Class A2 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A2 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such table and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase price of the Class A2 Certificates is as specified (expressed as a percentage of the Class Certificate Principal Balance thereof) and

          (2) such purchase price is paid on November 29, 1999.

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A2 CERTIFICATES
                   (ASSUMED PURCHASE PRICE PERCENTAGE--45.0%)

                                                 PREPAYMENT ASSUMPTION
           --------------------------------------------------------------------------------------------------
                   0%                 125%                250%                400%                500%
           ------------------  ------------------  ------------------  ------------------  ------------------
                  2.8%                3.7%                6.2%               11.5%               15.6%

------------------------------
* Corporate bond-equivalent basis

     The mortgage loans may not have all the characteristics assumed, and there can be no assurance that:

          (1) the mortgage loans will prepay at any of the constant rates shown in the table or any particular rate;

          (2) the pre-tax yield to maturity on the Class A2 Certificates will correspond to any amounts shown herein; or

          (3) the purchase price of the Class A2 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A2 Certificate.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the certificates will depend on the rate of payment of principal of the mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a mortgage loan is expected to be November 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the junior certificates, delinquencies and defaults could affect the actual maturity of the certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a certificate is determined by:

     o multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

     o summing the results; and

     o dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the certificates will be affected, to varying degrees, by the rate of principal payments on the mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such certificates. The interaction of the foregoing factors may have different effects on the various classes of the certificates and the effects on any class may vary at different times during the life of such class. Further, to the extent the prices of a class of certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the mortgage loan pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Tables of Class Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the mortgage loans (the "Modeling Assumptions") that:

      (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in December 1999;

      (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

      (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $343,555,635.39;

      (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

      (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement--Optional Termination" herein;

      (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in December 1999, and are computed prior to giving effect to prepayments received in the prior month;

      (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing November 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

      (8) the scheduled monthly payment for each such mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

      (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of certificates offered hereby are as indicated in the summary of this prospectus supplement;

     (10) the date of the initial issuance of the certificates is November 29, 1999;

     (11) the amount distributable to certificateholders is not reduced by the incurrence of any expenses by the trust; and

     (12) the mortgage loans are divided into two groups (each, a "Mortgage Loan Group") and the mortgage loans in each Mortgage Loan Group have the respective characteristics described below:

                                                                                            STATED
                         AGGREGATE SCHEDULED                                               REMAINING
                         PRINCIPAL BALANCE                                                  TERM TO
     MORTGAGE LOAN           AS OF THE           MORTGAGE       NET MORTGAGE       AGE     MATURITY
         GROUP             CUT-OFF DATE        INTEREST RATE        RATE        (MONTHS)   (MONTHS)
-----------------------  -------------------   -------------    ------------    --------   ---------
Discount...............    $ 56,888,955.94      7.1577756398%   6.9433946905%       5         354
 .......................      10,098,983.68      7.2825090771    7.0642796768        1         356
Premium................      81,767,180.66      7.9954549407    7.7435864500        7         352
 .......................     194,800,515.11      8.1308194857    7.8792728809        1         359

     It is not likely that the mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such mortgage loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each class of certificates outstanding at any time and the actual weighted average life of each class of such certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the mortgage loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such mortgage loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed mortgage loans, due to the actual distribution of remaining terms to maturity and interest rates among the mortgage loans, the actual principal balance of each class of certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference could be material) from the corresponding information set forth in the following table. In addition, if the actual characteristics of the mortgage loans included in the mortgage loan pool differ from those assumed in calculating the percentages set forth in the tables, the actual Class Certificate Principal Balance of each class of certificates outstanding at any time and the actual weighted average life of each class of certificates would differ (which difference would be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                    CLASS A1                                    CLASS A2
                                     ----------------------------------------    ----------------------------------------
DISTRIBUTION DATE                     0%      125%     250%     400%     500%     0%      125%     250%     400%     500%
---------------------------------    ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percent..................     100     100      100      100      100      100     100      100      100      100
November 2000....................      98      94       90       84       81      100     100      100      100      100
November 2001....................      97      83       69       54       44      100     100      100      100      100
November 2002....................      95      69       45       20        5      100     100      100      100      100
November 2003....................      93      56       24        0        0      100     100      100      100      100
November 2004....................      91      44        7        0        0      100     100      100      100       57
November 2005....................      89      33        0        0        0      100     100      100       69       21
November 2006....................      86      24        0        0        0      100     100      100       41        1
November 2007....................      84      15        0        0        0      100     100      100       24        0
November 2008....................      81       8        0        0        0      100     100       92       15        0
November 2009....................      78       2        0        0        0      100     100       77       11        0
November 2010....................      75       0        0        0        0      100     100       64        8        0
November 2011....................      72       0        0        0        0      100     100       53        6        0
November 2012....................      68       0        0        0        0      100     100       44        5        0
November 2013....................      65       0        0        0        0      100     100       36        3        0
November 2014....................      60       0        0        0        0      100     100       30        2        0
November 2015....................      56       0        0        0        0      100     100       24        2        0
November 2016....................      51       0        0        0        0      100      96       20        1        0
November 2017....................      46       0        0        0        0      100      85       16        1        0
November 2018....................      40       0        0        0        0      100      74       13        1        0
November 2019....................      34       0        0        0        0      100      64       10        *        0
November 2020....................      27       0        0        0        0      100      55        8        *        0
November 2021....................      20       0        0        0        0      100      47        6        *        0
November 2022....................      12       0        0        0        0      100      39        5        *        0
November 2023....................       4       0        0        0        0      100      32        4        *        0
November 2024....................       0       0        0        0        0      100      25        3        *        0
November 2025....................       0       0        0        0        0      100      19        2        *        0
November 2026....................       0       0        0        0        0      100      13        1        *        0
November 2027....................       0       0        0        0        0       74       8        1        *        0
November 2028....................       0       0        0        0        0       32       3        *        *        0
November 2029....................       0       0        0        0        0        0       0        0        0        0
Weighted Average Life
  (in years)(1)..................    15.8     4.8      2.9      2.1      1.8     28.6     22.1     13.6     7.5      5.4

CLASS A3
                                   -------------------------------------
DISTRIBUTION DATE                   0%    125%     250%     400%     500%
---------------------------------  ----   ----     ----     ----     ----
Initial Percent..................   100   100      100      100       100
November 2000....................   100   100      100      100       100
November 2001....................   100   100      100      100       100
November 2002....................   100   100      100      100       100
November 2003....................   100   100      100      100       100
November 2004....................   100   100      100      100         0
November 2005....................   100   100      100       11         0
November 2006....................   100   100      100        0         0
November 2007....................   100   100      100        0         0
November 2008....................   100   100       78        0         0
November 2009....................   100   100       33        0         0
November 2010....................   100   100        0        0         0
November 2011....................   100   100        0        0         0
November 2012....................   100   100        0        0         0
November 2013....................   100   100        0        0         0
November 2014....................   100   100        0        0         0
November 2015....................   100   100        0        0         0
November 2016....................   100    89        0        0         0
November 2017....................   100    55        0        0         0
November 2018....................   100    24        0        0         0
November 2019....................   100     0        0        0         0
November 2020....................   100     0        0        0         0
November 2021....................   100     0        0        0         0
November 2022....................   100     0        0        0         0
November 2023....................   100     0        0        0         0
November 2024....................   100     0        0        0         0
November 2025....................   100     0        0        0         0
November 2026....................   100     0        0        0         0
November 2027....................    25     0        0        0         0
November 2028....................     0     0        0        0         0
November 2029....................     0     0        0        0         0
Weighted Average Life
  (in years)(1)..................  27.8  18.2      9.7      5.7       4.6

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-55.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                    CLASS A4                                CLASSES A5 AND A7
                                     ----------------------------------------    ----------------------------------------
DISTRIBUTION DATE                     0%      125%     250%     400%     500%     0%      125%     250%     400%     500%
---------------------------------    ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percent..................     100     100      100      100      100      100     100      100      100      100
November 2000....................     100     100      100      100      100      100     100      100      100      100
November 2001....................     100     100      100      100      100      100     100      100      100      100
November 2002....................     100     100      100      100      100      100     100      100      100      100
November 2003....................     100     100      100      100      100      100     100      100      100      100
November 2004....................     100     100      100      100       87      100     100      100      100       78
November 2005....................     100     100      100      100       33      100     100      100      100        0
November 2006....................     100     100      100       62        2      100     100      100       36        0
November 2007....................     100     100      100       36        0      100     100      100        0        0
November 2008....................     100     100      100       23        0      100     100      100        0        0
November 2009....................     100     100      100       17        0      100     100      100        0        0
November 2010....................     100     100       97       13        0      100     100       96        0        0
November 2011....................     100     100       81        9        0      100     100       68        0        0
November 2012....................     100     100       67        7        0      100     100       44        0        0
November 2013....................     100     100       55        5        0      100     100       24        0        0
November 2014....................     100     100       45        4        0      100     100        8        0        0
November 2015....................     100     100       37        3        0      100     100        0        0        0
November 2016....................     100     100       30        2        0      100     100        0        0        0
November 2017....................     100     100       24        1        0      100     100        0        0        0
November 2018....................     100     100       20        1        0      100     100        0        0        0
November 2019....................     100      98       16        1        0      100      96        0        0        0
November 2020....................     100      84       12        1        0      100      73        0        0        0
November 2021....................     100      71       10        *        0      100      52        0        0        0
November 2022....................     100      59        7        *        0      100      32        0        0        0
November 2023....................     100      49        6        *        0      100      13        0        0        0
November 2024....................     100      38        4        *        0      100       0        0        0        0
November 2025....................     100      29        3        *        0      100       0        0        0        0
November 2026....................     100      20        2        *        0      100       0        0        0        0
November 2027....................     100      12        1        *        0      100       0        0        0        0
November 2028....................      49       5        *        *        0       13       0        0        0        0
November 2029....................       0       0        0        0        0        0       0        0        0        0
Weighted Average Life
  (in years)(1)..................    29.0     24.2     15.7     8.4      5.8     28.7     22.2     12.9     6.9      5.3


 CLASSES A6 AND A8
                                   --------------------------------------
DISTRIBUTION DATE                   0%    125%     250%     400%     500%
---------------------------------  ----   ----     ----     ----     ----
Initial Percent..................   100   100      100      100       100
November 2000....................   100   100      100      100       100
November 2001....................   100   100      100      100       100
November 2002....................   100   100      100      100       100
November 2003....................   100   100      100      100       100
November 2004....................   100   100      100      100       100
November 2005....................   100   100      100      100        81
November 2006....................   100   100      100      100         4
November 2007....................   100   100      100       89         0
November 2008....................   100   100      100       56         0
November 2009....................   100   100      100       42         0
November 2010....................   100   100      100       31         0
November 2011....................   100   100      100       23         0
November 2012....................   100   100      100       17         0
November 2013....................   100   100      100       13         0
November 2014....................   100   100      100        9         0
November 2015....................   100   100       91        7         0
November 2016....................   100   100       74        5         0
November 2017....................   100   100       60        4         0
November 2018....................   100   100       48        3         0
November 2019....................   100   100       39        2         0
November 2020....................   100   100       30        1         0
November 2021....................   100   100       24        1         0
November 2022....................   100   100       18        1         0
November 2023....................   100   100       14        *         0
November 2024....................   100    95       10        *         0
November 2025....................   100    72        7        *         0
November 2026....................   100    50        4        *         0
November 2027....................   100    30        2        *         0
November 2028....................   100    12        1        *         0
November 2029....................     0     0        0        0         0
Weighted Average Life
  (in years)(1)..................  29.5  27.1     19.8     10.6       6.4

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-55.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                               CLASSES A9+ AND A10+                            CLASS A11+
                                     ----------------------------------------    ----------------------------------------
DISTRIBUTION DATE                     0%      125%     250%     400%     500%     0%      125%     250%     400%     500%
---------------------------------    ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percent..................     100     100      100      100      100      100     100      100      100      100
November 2000....................     100     100      100      100      100      100     100      100      100      100
November 2001....................     100     100      100      100      100      100     100      100      100      100
November 2002....................     100     100      100      100      100      100     100      100      100      100
November 2003....................     100     100      100      100      100      100     100      100      100      100
November 2004....................     100     100      100      100       74      100     100      100      100      100
November 2005....................     100     100      100      100        0      100     100      100      100       65
November 2006....................     100     100      100       23        0      100     100      100      100        4
November 2007....................     100     100      100        0        0      100     100      100       72        0
November 2008....................     100     100      100        0        0      100     100      100       46        0
November 2009....................     100     100      100        0        0      100     100      100       34        0
November 2010....................     100     100       95        0        0      100     100      100       25        0
November 2011....................     100     100       62        0        0      100     100      100       19        0
November 2012....................     100     100       34        0        0      100     100      100       14        0
November 2013....................     100     100       10        0        0      100     100      100       10        0
November 2014....................     100     100        0        0        0      100     100       91        7        0
November 2015....................     100     100        0        0        0      100     100       74        5        0
November 2016....................     100     100        0        0        0      100     100       60        4        0
November 2017....................     100     100        0        0        0      100     100       49        3        0
November 2018....................     100     100        0        0        0      100     100       39        2        0
November 2019....................     100      96        0        0        0      100     100       31        1        0
November 2020....................     100      68        0        0        0      100     100       25        1        0
November 2021....................     100      43        0        0        0      100     100       19        1        0
November 2022....................     100      19        0        0        0      100     100       15        *        0
November 2023....................     100       0        0        0        0      100      97       11        *        0
November 2024....................     100       0        0        0        0      100      77        8        *        0
November 2025....................     100       0        0        0        0      100      58        6        *        0
November 2026....................     100       0        0        0        0      100      41        4        *        0
November 2027....................     100       0        0        0        0      100      25        2        *        0
November 2028....................       0       0        0        0        0       97      10        1        *        0
November 2029....................       0       0        0        0        0        0       0        0        0        0
Weighted Average Life
  (in years)(1)..................    28.6     21.8     12.5     6.7      5.2     29.4     26.6     18.9     10.0     6.3

                                                 CLASS A12
                                   --------------------------------------
DISTRIBUTION DATE                   0%    125%     250%     400%     500%
---------------------------------  ----   ----     ----     ----     ----
Initial Percent..................   100   100      100      100       100
November 2000....................   100   100      100      100       100
November 2001....................   100   100      100      100       100
November 2002....................   100   100      100      100       100
November 2003....................   100   100      100      100       100
November 2004....................   100   100      100      100        62
November 2005....................   100   100      100      100         0
November 2006....................   100   100      100        0         0
November 2007....................   100   100      100        0         0
November 2008....................   100   100      100        0         0
November 2009....................   100   100      100        0         0
November 2010....................   100   100       92        0         0
November 2011....................   100   100       43        0         0
November 2012....................   100   100        2        0         0
November 2013....................   100   100        0        0         0
November 2014....................   100   100        0        0         0
November 2015....................   100   100        0        0         0
November 2016....................   100   100        0        0         0
November 2017....................   100   100        0        0         0
November 2018....................   100   100        0        0         0
November 2019....................   100    94        0        0         0
November 2020....................   100    53        0        0         0
November 2021....................   100    15        0        0         0
November 2022....................   100     0        0        0         0
November 2023....................   100     0        0        0         0
November 2024....................   100     0        0        0         0
November 2025....................   100     0        0        0         0
November 2026....................   100     0        0        0         0
November 2027....................   100     0        0        0         0
November 2028....................     0     0        0        0         0
November 2029....................     0     0        0        0         0
Weighted Average Life
  (in years)(1)..................  28.5  21.1     11.9      6.5       5.1

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance or Notional Principal Balance, as the case may be, is outstanding.

(1) The weighted average life is determined as described on page S-55.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

             PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                         OUTSTANDING OF THE CERTIFICATES

                                                    CLASS A13                           CLASSES A14, A15+ AND A16
                                     ----------------------------------------    ----------------------------------------
DISTRIBUTION DATE                     0%      125%     250%     400%     500%     0%      125%     250%     400%     500%
---------------------------------    ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percent..................     100     100      100      100      100      100     100      100      100      100
November 2000....................     100     100      100      100      100      100     100      100      100      100
November 2001....................     100     100      100      100      100      100     100      100      100      100
November 2002....................     100     100      100      100      100      100     100      100      100      100
November 2003....................     100     100      100      100      100      100     100      100      100      100
November 2004....................     100     100      100      100      100      100     100      100      100      100
November 2005....................     100     100      100      100        0      100     100      100      100       71
November 2006....................     100     100      100       78        0      100     100      100      100        4
November 2007....................     100     100      100        0        0      100     100      100       79        0
November 2008....................     100     100      100        0        0      100     100      100       50        0
November 2009....................     100     100      100        0        0      100     100      100       37        0
November 2010....................     100     100      100        0        0      100     100      100       28        0
November 2011....................     100     100      100        0        0      100     100      100       20        0
November 2012....................     100     100      100        0        0      100     100      100       15        0
November 2013....................     100     100       46        0        0      100     100      100       11        0
November 2014....................     100     100        0        0        0      100     100       99        8        0
November 2015....................     100     100        0        0        0      100     100       81        6        0
November 2016....................     100     100        0        0        0      100     100       66        4        0
November 2017....................     100     100        0        0        0      100     100       53        3        0
November 2018....................     100     100        0        0        0      100     100       43        2        0
November 2019....................     100     100        0        0        0      100     100       34        2        0
November 2020....................     100     100        0        0        0      100     100       27        1        0
November 2021....................     100     100        0        0        0      100     100       21        1        0
November 2022....................     100      67        0        0        0      100     100       16        1        0
November 2023....................     100      14        0        0        0      100     100       12        *        0
November 2024....................     100       0        0        0        0      100      84        9        *        0
November 2025....................     100       0        0        0        0      100      64        6        *        0
November 2026....................     100       0        0        0        0      100      45        4        *        0
November 2027....................     100       0        0        0        0      100      27        2        *        0
November 2028....................      14       0        0        0        0      100      11        1        *        0
November 2029....................       0       0        0        0        0        0       0        0        0        0
Weighted Average Life
  (in years)(1)..................    28.9     23.4     14.0     7.2      5.6     29.5     26.8     19.3     10.3     6.3

                                                CLASS A17
                                  -------------------------------------
DISTRIBUTION DATE                  0%   125%     250%     400%     500%
--------------------------------- ----  ----     ----     ----     ----
Initial Percent..................  100  100      100      100       100
November 2000....................  100  100      100      100       100
November 2001....................  100  100      100      100       100
November 2002....................  100  100      100      100       100
November 2003....................  100  100      100      100       100
November 2004....................  100  100      100      100       100
November 2005....................  100   97       95       92        90
November 2006....................   99   94       88       82        77
November 2007....................   98   89       79       69        51
November 2008....................   97   82       69       54        34
November 2009....................   95   74       57       41        23
November 2010....................   93   67       48       30        16
November 2011....................   90   61       39       22        11
November 2012....................   88   55       33       17         7
November 2013....................   85   49       27       12         5
November 2014....................   82   44       22        9         3
November 2015....................   79   39       18        7         2
November 2016....................   76   35       15        5         2
November 2017....................   72   30       12        3         1
November 2018....................   68   27       10        2         1
November 2019....................   64   23        8        2         *
November 2020....................   60   20        6        1         *
November 2021....................   55   17        5        1         *
November 2022....................   49   14        4        1         *
November 2023....................   43   11        3        *         *
November 2024....................   37    9        2        *         *
November 2025....................   30    7        1        *         *
November 2026....................   23    5        1        *         *
November 2027....................   15    3        *        *         *
November 2028....................    6    1        *        *         *
November 2029....................    0    0        0        0         0
Weighted Average Life
  (in years)(1).................. 21.6  15.0     11.9     10.0      8.8

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-55.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

             PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                         OUTSTANDING OF THE CERTIFICATES

                                                    CLASS A18                                   CLASS A19
                                     ----------------------------------------    ----------------------------------------
DISTRIBUTION DATE                     0%      125%     250%     400%     500%     0%      125%     250%     400%     500%
---------------------------------    ----     ----     ----     ----     ----    ----     ----     ----     ----     ----
Initial Percent..................     100     100      100      100      100      100     100      100      100       100
November 2000....................     100     100      100      100      100      100     100      100      100       100
November 2001....................     100     100      100      100      100      100     100      100      100       100
November 2002....................     100     100      100      100      100      100     100      100      100       100
November 2003....................     100     100      100       61        0      100     100      100      100        49
November 2004....................     100     100      100        0        0      100     100      100       27         0
November 2005....................     100     100       59        0        0      100     100      100        0         0
November 2006....................     100     100        0        0        0      100     100       90        0         0
November 2007....................     100     100        0        0        0      100     100       29        0         0
November 2008....................     100     100        0        0        0      100     100        0        0         0
November 2009....................     100     100        0        0        0      100     100        0        0         0
November 2010....................     100      75        0        0        0      100     100        0        0         0
November 2011....................     100      42        0        0        0      100     100        0        0         0
November 2012....................     100      11        0        0        0      100     100        0        0         0
November 2013....................     100       0        0        0        0      100      80        0        0         0
November 2014....................     100       0        0        0        0      100      48        0        0         0
November 2015....................     100       0        0        0        0      100      18        0        0         0
November 2016....................     100       0        0        0        0      100       0        0        0         0
November 2017....................     100       0        0        0        0      100       0        0        0         0
November 2018....................     100       0        0        0        0      100       0        0        0         0
November 2019....................     100       0        0        0        0      100       0        0        0         0
November 2020....................     100       0        0        0        0      100       0        0        0         0
November 2021....................     100       0        0        0        0      100       0        0        0         0
November 2022....................     100       0        0        0        0      100       0        0        0         0
November 2023....................     100       0        0        0        0      100       0        0        0         0
November 2024....................      68       0        0        0        0      100       0        0        0         0
November 2025....................       8       0        0        0        0      100       0        0        0         0
November 2026....................       0       0        0        0        0       30       0        0        0         0
November 2027....................       0       0        0        0        0        0       0        0        0         0
November 2028....................       0       0        0        0        0        0       0        0        0         0
November 2029....................       0       0        0        0        0        0       0        0        0         0
Weighted Average Life
  (in years)(1)..................    25.3     11.8     6.2      4.1      3.4     26.8     15.0     7.7      4.9       4.0

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-55.

              PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                          OUTSTANDING OF THE CERTIFICATES

                                                                    CLASSES M, B1 AND B2
                                                          ----------------------------------------
DISTRIBUTION DATE                                          0%      125%     250%     400%     500%
------------------------------------------------------    ----     ----     ----     ----     ----
Initial Percent.......................................     100     100      100      100      100
November 2000.........................................      99      99       99       99       99
November 2001.........................................      98      98       98       98       98
November 2002.........................................      97      97       97       97       97
November 2003.........................................      96      96       96       96       96
November 2004.........................................      95      95       95       95       95
November 2005.........................................      94      91       89       86       84
November 2006.........................................      92      87       82       76       72
November 2007.........................................      91      82       73       64       57
November 2008.........................................      89      76       63       50       42
November 2009.........................................      87      69       53       37       29
November 2010.........................................      85      62       44       28       20
November 2011.........................................      83      56       36       21       14
November 2012.........................................      81      50       30       15        9
November 2013.........................................      79      45       25       11        6
November 2014.........................................      76      40       20        8        4
November 2015.........................................      73      36       17        6        3
November 2016.........................................      70      32       14        4        2
November 2017.........................................      67      28       11        3        1
November 2018.........................................      63      25        9        2        1
November 2019.........................................      59      21        7        2        1
November 2020.........................................      55      18        6        1        *
November 2021.........................................      50      16        4        1        *
November 2022.........................................      45      13        3        1        *
November 2023.........................................      40      11        2        *        *
November 2024.........................................      34       8        2        *        *
November 2025.........................................      28       6        1        *        *
November 2026.........................................      21       4        1        *        *
November 2027.........................................      14       3        *        *        *
November 2028.........................................       6       1        *        *        *
November 2029.........................................       0       0        0        0        0
Weighted Average Life
  (in years)(1).......................................    20.2     14.2     11.3     9.5      8.8

                CLASS R
      -------------------------------------
DISTRIBUTION DATE                                        0%      125%     250%     400%   500%
------------------------------------------------------   ---     ----     ----     ---    ----
Initial Percent.......................................   100     100      100      100    100
November 2000.........................................     0       0        0        0      0
November 2001.........................................     0       0        0        0      0
November 2002.........................................     0       0        0        0      0
November 2003.........................................     0       0        0        0      0
November 2004.........................................     0       0        0        0      0
November 2005.........................................     0       0        0        0      0
November 2006.........................................     0       0        0        0      0
November 2007.........................................     0       0        0        0      0
November 2008.........................................     0       0        0        0      0
November 2009.........................................     0       0        0        0      0
November 2010.........................................     0       0        0        0      0
November 2011.........................................     0       0        0        0      0
November 2012.........................................     0       0        0        0      0
November 2013.........................................     0       0        0        0      0
November 2014.........................................     0       0        0        0      0
November 2015.........................................     0       0        0        0      0
November 2016.........................................     0       0        0        0      0
November 2017.........................................     0       0        0        0      0
November 2018.........................................     0       0        0        0      0
November 2019.........................................     0       0        0        0      0
November 2020.........................................     0       0        0        0      0
November 2021.........................................     0       0        0        0      0
November 2022.........................................     0       0        0        0      0
November 2023.........................................     0       0        0        0      0
November 2024.........................................     0       0        0        0      0
November 2025.........................................     0       0        0        0      0
November 2026.........................................     0       0        0        0      0
November 2027.........................................     0       0        0        0      0
November 2028.........................................     0       0        0        0      0
November 2029.........................................     0       0        0        0      0
Weighted Average Life
  (in years)(1).......................................   0.1     0.1      0.1      0.1    0.1

---------------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-55.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of GECMSI is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of GECMSI and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying prospectus.

     GECMSI currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities that GECMSI has publicly offered. GECMSI makes no representation or warranty that such information will be suitable for any particular purpose and GECMSI assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. GECMSI has no obligation to maintain the bulletin board and may stop maintaining it any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF GECMSI

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by GECMSI, excluding Home Equity Loans (as defined in the prospectus) and special loan portfolios which, upon the GECMSI's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                                   AS OF DECEMBER 31,      AS OF DECEMBER 31,      AS OF DECEMBER 31,
                                          1996                    1997                    1998
                                  ---------------------   ---------------------   ---------------------
                                   BY NO.    BY DOLLAR     BY NO.    BY DOLLAR     BY NO.    BY DOLLAR
                                    OF       AMOUNT OF      OF       AMOUNT OF      OF       AMOUNT OF
                                   LOANS       LOANS       LOANS       LOANS       LOANS       LOANS
                                  -------   -----------   -------   -----------   -------   -----------
                                                      (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.................  785,928   $88,188,662   726,869   $83,535,531   622,179   $75,039,774
                                  -------   -----------   -------   -----------   -------   -----------
                                  -------   -----------   -------   -----------   -------   -----------
Period of delinquency(1)
  30 to 59 days.................    3,362   $   353,209     2,687   $   281,657     2,314   $   242,342
  60 to 89 days.................    1,177       135,668       632        71,245       526        56,889
  90 days or more(2)............    6,867       892,643     5,442       662,342     4,561       512,734
                                  -------   -----------   -------   -----------   -------   -----------
Total delinquent loans..........   11,406   $ 1,381,520     8,761   $ 1,015,244     7,401   $   811,965
                                  -------   -----------   -------   -----------   -------   -----------
                                  -------   -----------   -------   -----------   -------   -----------
Percent of portfolio............     1.45%         1.57%     1.21%         1.22%     1.19%         1.08%

                                                  AS OF SEPTEMBER 30,       AS OF SEPTEMBER 30,
                                                          1998                      1999
                                                 ----------------------    ----------------------
                                                  BY NO.     BY DOLLAR      BY NO.     BY DOLLAR
                                                   OF        AMOUNT OF       OF        AMOUNT OF
                                                  LOANS        LOANS        LOANS        LOANS
                                                 -------    -----------    -------    -----------
                                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...............................   662,871    $79,153,364    569,805    $70,746,460
                                                 -------    -----------    -------    -----------
                                                 -------    -----------    -------    -----------
Period of delinquency(1)
  30 to 59 days...............................     2,524        260,849      1,659        172,394
  60 to 89 days...............................       510         55,853        593         57,872
  90 days or more(2)..........................     4,603        522,525      3,069        347,476
                                                 -------    -----------    -------    -----------
Total delinquent loans........................     7,637        839,227      5,321        577,742
                                                 -------    -----------    -------    -----------
                                                 -------    -----------    -------    -----------
Percent of portfolio..........................      1.15%          1.06%      0.93%          0.82%

-------------------------

(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                                         AS OF DECEMBER 31,
                                              -----------------------------------------
                                                 1996           1997           1998
                                              -----------    -----------    -----------
                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio............................   $88,188,662    $83,535,531    $75,039,774
Foreclosures(1)............................       372,800        271,046        189,421
Foreclosure ratio..........................          0.42%          0.32%          0.25%

                                                                AS OF SEPTEMBER 30,
                                                            ---------------------------
                                                               1998            1999
                                                            -----------     -----------
                                                                (DOLLAR AMOUNTS IN
                                                                    THOUSANDS)
Total portfolio.........................................    $79,153,364     $70,746,460
Foreclosures(1).........................................        214,027         137,844
Foreclosure ratio.......................................           0.27%           0.19%

-------------------------

(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by GECMSI, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     We are not currently aware of specific trends that have affected our recent delinquency and loss experience, nor are we currently aware of any trends that are likely to affect the future performance of our servicing portfolio.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the trust. Consequently, there can be no assurance that the delinquency and foreclosure experience on the mortgage loans in the trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the trust. The servicing portfolio also includes mortgage loans originated in accordance with GECMSI's then-applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which GECMSI had acquired the related servicing rights.

     The servicing portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the servicing portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above. Investors should further note that a number of social, economic, tax, geographic, demographic, legal and other factors may adversely affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the servicing portfolio, which could, in turn, cause an increase in delinquency and foreclosure rates. These factors include economic conditions, either nationally or in geographic areas where GECMSI's servicing portfolio tends to be concentrated, the age of the mortgage loans in the trust, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, enforceability of due-on-sale clauses and servicing decisions.

USE OF PROCEEDS

     The net proceeds from the sale of the certificates offered hereby will be general funds used by GECMSI for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the Agreement. The following summaries describe the material provisions of the Agreement that are unique to this offering of certificates. See "The Pooling and Servicing Agreement" in the accompanying prospectus for summaries of the other material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, those provisions or terms are as specified in the Agreement.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that GECMSI will directly service approximately 90% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans and will function as master servicer with respect to the remaining mortgage loans pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by the entities which originated or acquired those loans and sold them to GECMSI. The

Agreement permits GECMSI to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans" in the accompanying prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if GECMSI or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade of GE Capital's short term unsecured rating below A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), GECMSI will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans--Loan Payment Record" in the accompanying prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the certificates for the collection of payments on the mortgage loans; provided, however, that such action will not be required if GECMSI delivers to the Trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such certificates. If established, such Collection Account would be:

     o maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch IBCA, Inc. ("Fitch") and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category;

     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF");

     o an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

     o a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or

     o an account as will not cause either Fitch or S&P to downgrade or withdraw its then-current ratings assigned to the certificates.

If a Collection Account is established for the certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans--Loan Payment Record" will instead be deposited or withdrawn from the related Collection Account. See "Servicing of the Mortgage Loans--Loan Payment Record" in the accompanying prospectus.

     Prior to the occurrence of a Trigger Event, GECMSI will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any mortgagor fails to make any payment of principal or interest required under the terms of a mortgage loan, GECMSI will advance the entire amount of such payment, net of the applicable servicing fee, less the amount of any such payment that GECMSI reasonably believes will not be recoverable out of liquidation proceeds or otherwise. See "Servicing of the Mortgage Loans--Advances" in the accompanying prospectus for more information.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by GECMSI to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to GECMSI's entitlement as described in the accompanying prospectus.

     As a result of the subordination of the junior certificates, the effect of reimbursements to GECMSI or the Trustee of previous advances from liquidation or insurance proceeds and of nonrecoverable advances will generally be borne by the holders of the junior certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the senior certificates.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, GECMSI will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate, less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any mortgage loan, of the servicing fee at the rate described below. As to each mortgage loan, the servicing fee rate will be a fixed rate per annum of the outstanding principal balance of such mortgage loan, expected to range from approximately 0.20% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.22% and 0.26%. The aggregate servicing compensation to GECMSI could vary depending on the prepayment experience of the mortgage loans. The servicing compensation of any direct servicer of any mortgage loan will be paid out of the related servicing fee, and GECMSI will retain the balance of the servicing fee as part of its servicing compensation, (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (1) and (2) of the definition thereof) with respect to any Distribution Date, GECMSI will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (b) the aggregate amount received by GECMSI on account of its servicing fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by GECMSI on account of its servicing fee is generally less in the case of mortgage loans master-serviced by GECMSI than in the case of mortgage loans GECMSI services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by GECMSI increases, and increase to the extent the proportion of such mortgage loans decreases. It is expected that no more than 10% of the mortgage loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by GECMSI. This percentage could vary over time, however, if mortgage loans directly serviced by GECMSI experience a disproportionately high or low level of prepayments or defaults relative to mortgage loans master-serviced by GECMSI. In addition, the proportion of master-serviced mortgage loans could be affected as a result of (1) the exercise by GECMSI of its right under the Agreement to contract with third parties to directly service mortgage loans, with GECMSI becoming the master servicer of such mortgage loans, or (2) the substitution of any mortgage loans under the Agreement.

     GECMSI will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by GECMSI (or, with respect to mortgage loans master-serviced by GECMSI, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     GECMSI will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to GECMSI.

TRUSTEE

     The Trustee for the certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts 02110.

REPORTS TO CERTIFICATEHOLDERS

     As described in "The Pooling and Servicing Agreement-Reports to Certificateholders" in the prospectus, the Trustee will make available to you monthly statements relating to your certificates. These statements will be posted on the Trustee's web site at http://corporatetrust.statestreet.com under the category "Investor Information & Reporting" no later than the Distribution Date for each month or, if you prefer, they will be mailed to you on each Distribution Date. If you prefer receiving these statements by mail, you must send a written request to the Trustee. The Trustee will also mail the first two monthly statements to you, even though these statements will also be available electronically.

     If the statement for any month is unavailable on the Trustee's web site by the applicable Distribution Date, the Trustee will mail a hard copy to you no later than that Distribution Date. The Trustee will also promptly notify you of any changes in the web site's address.

     We assume no responsibility for the contents of the Trustee's web site except to the extent that those contents have been furnished by us. Moreover, we assume no liability for any errors made by the Trustee in any Distribution Date statements posted.

OPTIONAL TERMINATION

     GECMSI may, at its option, repurchase all of the mortgage loans underlying the certificates and thereby effect the early retirement of the certificates and cause the termination of the trust on any Distribution Date after the aggregate Scheduled Principal Balance of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. Under the Agreement, the Trustee will provide notice to certificateholders of this final distribution. This notice will state:

          (1) the distribution date on which the final distribution will be made;

          (2) the amount of the final distribution; and

          (3) that the final distribution on each certificate will be paid only upon surrender of such certificate.

     GECMSI may not exercise this option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the trust to a tax on prohibited transactions or result in the failure of the trust to qualify as a REMIC.

     In accordance with the Agreement, any such repurchase by GECMSI of the assets included in the trust will be at a price equal to the sum of:

          (1) 100% of the unpaid principal balance of each mortgage loan in the trust other than a mortgage loan described in clause (2) below, as of the first day of the month of such repurchase, plus accrued and unpaid interest thereon to the first day of the month of such repurchase at the related Net Mortgage Rate, less any amounts representing previously unreimbursed advances; and

          (2) the appraised value of any property acquired in respect of a related mortgage loan less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses.

     The Available Funds on the final Distribution Date will be allocated to each class of certificates in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds." Accordingly, if the Available Funds on the final Distribution Date are less than the aggregate principal balance of all outstanding certificates plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs:

     o prior to the Cross-over Date, the resulting shortfall will borne by the certificates in inverse order of their related payment priorities, and

     o on or after the Cross-over Date, such shortfall will be borne pro rata among the senior certificates.

     No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans--Unanticipated Recoveries of Losses on the Mortgage Loans" in the prospectus.

VOTING RIGHTS

     The Class S Certificates will be allocated 1% of the votes and the other classes of certificates in the aggregate will be allocated 99% of the votes eligible to be cast in connection with any vote of all certificateholders under the Agreement.

     Votes allocated to the certificates (other than the Class S Certificates) under the Agreement will be allocated among the classes (and among the certificates within each such class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to GECMSI.

     An election will be made to treat the trust as a single REMIC for federal income tax purposes.

     The certificates other than the residual certificates (the "Regular Certificates") will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates (other than Class A2 Certificates) may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date plus, in the case of the Class A9 Certificates and the Class A16 Certificates, amounts initially deposited in the Class A9 Interest Account and the Class A16 Interest

Account, respectively), over their issue prices (including all accrued interest). The Class A2 Certificates will be treated as being issued with original issue discount in an amount equal to the excess of (1) the sum of all payments thereon determined under the prepayment assumption described below, over (2) their issue price. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 250% of the Prepayment Assumption. No representation is made as to the actual rate at which the mortgage loans will prepay. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a junior certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of senior certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of junior certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying prospectus.

Residual Certificates

     The holders of the Class R Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the residual certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of the residual certificates should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates;
--Taxation of Certain Foreign Investors;--Transfers of Residual Certificates;--Servicing Compensation and Other REMIC Pool Expenses."

ERISA CONSIDERATIONS

     As described in the prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA subject to ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain classes of certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied. See "ERISA Considerations" in the accompanying prospectus.

     The DOL has issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual administrative exemption, Prohibited Transaction Exemption 90-30 (55 Fed. Reg. 21461, May 24, 1990), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the senior certificates offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the senior certificates offered hereby are the following:

     o Bear, Stearns is the sole underwriter or the manager or co-manager of the underwriting syndicate for the certificates;

     o the certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such certificates by the ERISA Plan;

     o the certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on residential or commercial real property), or fractional undivided interests in such obligations;

     o the certificates are not subordinated to other certificates issued by the trust in respect of the mortgage pool;

     o the ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     o the acquisition of the certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party;

     o the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below); and

     o the compensation to Bear, Stearns represents not more than reasonable compensation for underwriting the certificates, the proceeds to GECMSI pursuant to the assignment of the mortgage loans (or interests therein) to the Trustee represent not more than the fair market value of such mortgage loans (or interests) and the sum of all payments made to and retained by GECMSI represents not more than reasonable compensation for GECMSI's services under the Agreement and reimbursement of GECMSI's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the senior certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the mortgage loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity):

     o GECMSI;

     o Bear, Stearns;

     o the Trustee;

     o any entity that provides insurance or other credit enhancement to the trust in respect of the mortgage pool; or

     o any obligor with respect to mortgage loans included in the mortgage pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such mortgage loan pool (the "Restricted Group").

Before purchasing any certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificate.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such certificates are subordinate to certain other classes of certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The residual certificates constitute the residual interest in the REMIC constituted by the trust, and all "excess inclusions" allocated to the residual certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Residual Certificates" herein and "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates" in the prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates--Book-Entry Certificates" herein. The Agreement provides that the residual certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

LEGAL INVESTMENT MATTERS

     The senior certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating agency. As such, such certificates are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the certificates, as certain classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase
Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     GECMSI makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between GECMSI and Bear, Stearns, the certificates offered hereby are being purchased from GECMSI by Bear, Stearns upon issuance. Distribution of the certificates offered hereby will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     Proceeds to GECMSI from the sale of the certificates offered hereby will be approximately 97.7618968% of the aggregate initial Class Certificate Principal Balance of the certificates offered hereby, plus accrued interest thereon from the Cut-off Date to but excluding the date of initial issuance of the certificates, but before deducting issuance expenses payable by GECMSI. In connection with the purchase and sale of the certificates offered hereby, the underwriter may be deemed to have received compensation from GECMSI in the form of underwriting discounts.

     GECMSI has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Bear, Stearns has entered into an agreement with GECMSI to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the certificates offered hereby, subject to certain conditions.

CERTIFICATE RATINGS

     It is a condition of issuance of the certificates that the senior certificates offered hereby other than the Class A2 Certificates be rated "AAA" by each of Fitch and S&P, that the Class A2 Certificates be rated "AAA" by Fitch and "AAAr" by S&P, and that the Class M, Class B1 and Class B2 Certificates be rated "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The "r" symbol is appended to the rating by S&P of those certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the "r" symbol in the ratings of other certificates offered hereby should not be taken as an indication that such certificates will exhibit no volatility or variability in return.

     The ratings of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     GECMSI has not requested a rating of the certificates offered hereby by any rating agency other than Fitch and S&P and GECMSI has not provided information relating to the certificates offered hereby or the mortgage loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates offered hereby or, if another rating agency rates such certificates, what rating would be assigned to such certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the certificates offered hereby may be lower than the rating assigned to such certificates by either, or both, of Fitch and S&P.

LEGAL MATTERS

     Certain legal matters in respect of the certificates will be passed upon for GECMSI by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the underwriter by Brown & Wood LLP, Washington, D.C.

INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                                      PAGE
-----------------------------------------------   ----
Accrued Certificate Interest...................   S-29
Adjustment Amount..............................   S-46
Agreement......................................   S-22
Allocable Share................................   S-38
Available Funds................................   S-25
Bankruptcy Coverage Termination Date...........   S-47
Bankruptcy Loss Amount.........................   S-47
Bear Stearns...................................   S-73
beneficial owner...............................   S-22
BIF............................................   S-67
Book-Entry Certificates........................   S-22
Certificate Principal Balance..................   S-30
Class A17 Percentage...........................   S-34
Class A17 Prepayment Distribution Percentage...   S-35
Class A17 Principal Distribution Amount........   S-34
Class A9 Interest Account......................   S-31
Class A16 Interest Account.....................   S-31
Class B Certificates...........................   S-38
Class Certificate Principal Balances...........   S-26
Class PO Deferred Amount.......................   S-45
Class PO Deferred Payment Writedown Amount.....   S-30
Class PO Principal Distribution Amount.........   S-37
Class Prepayment Distribution Trigger..........   S-38
Code...........................................   S-73
Collection Account.............................   S-67
Compensating Interest Payment..................   S-69
Cooperative Loan...............................   S-17
Cross-Over Date................................   S-28
Cut-off Date...................................   S-14
Debt Service Reduction.........................   S-47
Deceased Holder................................   S-43
Defaulted Mortgage Loan........................   S-68
Deficient Valuation............................   S-44
Designated Retail Certificates.................   S-39
Discount Mortgage Loan.........................   S-32
Distribution Date..............................   S-25
DOL............................................   S-73
DTC Services...................................   S-23
ERISA..........................................   S-73
ERISA Plan.....................................   S-73

DEFINED TERM                                      PAGE
-----------------------------------------------   ----
excess inclusion...............................   S-72
Excess Loss....................................   S-44
Exemption......................................   S-73
FDIC...........................................   S-67
Financial Intermediary.........................   S-22
Fitch..........................................   S-67
Fraud Coverage Termination Date................   S-46
Fraud Loss.....................................   S-44
Fraud Loss Amount..............................   S-46
GECMSI.........................................   S-14
Group I Final Distribution Date................   S-26
Group I Senior Certificates....................   S-26
Group I Senior Principal Distribution Amount...   S-26
Industry.......................................   S-23
Interest Accrual Period........................   S-29
Interest Shortfall.............................   S-30
Junior Certificate Writedown Amount............   S-30
Junior Optimal Principal Amount................   S-37
Junior Percentage..............................   S-37
Junior Prepayment Percentage...................   S-37
Liquidated Mortgage Loan.......................   S-44
Living Holder..................................   S-40
Loss Allocation Limitation.....................   S-47
Modeling Assumptions...........................   S-56
Mortgage Loan Group............................   S-57
mortgage related securities....................   S-75
Net Interest Shortfall.........................   S-30
Net Mortgage Rate..............................   S-31
NMR............................................   S-32
Non-Book-Entry Certificates....................   S-24
Non-discount Mortgage Loan.....................   S-32
Non-Excess Realized Loss.......................   S-44
Non-PO Percentage..............................   S-32
noneconomic residual interests.................   S-72
Notional Principal Balance.....................   S-29
Original Junior Principal Balance..............   S-36
Outstanding Mortgage Loan......................   S-15
PO Percentage..................................   S-33
Pool Scheduled Principal Balance...............   S-15
Prepayment Assumption..........................   S-56
Prepayment Interest............................   S-52

DEFINED TERM                                      PAGE
-----------------------------------------------   ----
Prepayment Period..............................   S-34
Principal Distribution Requisition.............   S-41
PTE 83-1.......................................   S-73
Realized Loss..................................   S-44
Record Date....................................   S-25
Regular Certificates...........................   S-71
regular interests..............................   S-71
residual interest..............................   S-71
Restricted Group...............................   S-74
Rounding Account...............................   S-40
S&P............................................   S-67
SAIF...........................................   S-67
Scheduled Principal Balance....................   S-14
Senior Final Distribution Date.................   S-37

DEFINED TERM                                      PAGE
-----------------------------------------------   ----
Senior Optimal Principal Amount................   S-33
Senior Percentage..............................   S-35
Senior Prepayment Percentage...................   S-35
Senior Prepayment Percentage Stepdown
  Limitation...................................   S-35
SMMEA..........................................   S-75
Special Hazard Loss............................   S-44
Special Hazard Loss Amount.....................   S-46
Special Hazard Termination Date................   S-46
Systems........................................   S-23
Tax-Exempt Investor............................   S-75
Trustee........................................   S-22
Withdrawal.....................................   S-43

                     [This page intentinally left blank]

PROSPECTUS

                       GE CAPITAL MORTGAGE SERVICES, INC.
                    GE CAPITAL MORTGAGE FUNDING CORPORATION
                                  (DEPOSITORS)

                       MORTGAGE PASS-THROUGH CERTIFICATES
                    (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                            ------------------------


EACH SERIES OF CERTIFICATES:

        o will consist of one or more classes of mortgage pass-through certificates representing interests in the assets of a trust;

        o will receive principal and interest only from payments collected on the assets of the related trust; and

        o will not be insured or guaranteed by any government agency or instrumentality and will not be obligations of GE Capital Mortgage
           Services, Inc., GE Capital Mortgage Funding
           Corporation or any related companies.

EACH TRUST:
        o will own a pool of mortgage loans sold to the trust by either GE Capital Mortgage Services,
           Inc. or GE Capital Mortgage Funding
           Corporation;

        o  will be serviced by GE Capital Mortgage
           Services, Inc.; and

        o will include mortgage loans secured by first or second liens on:

           -- one-to four-family residential properties;

              and

           -- rights to own and occupy apartments in cooperative buildings.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 19, 1999.

                               TABLE OF CONTENTS

CAPTION                                    PAGE
----------------------------------------   ----
Description of the Certificates.........     1
  The Agreements........................     1
  Form of Certificates..................     2
  Classes of Certificates...............     3
  Distributions of Principal and
    Interest............................     4
  Example of Distributions..............     7
  Optional Termination of a Trust.......     9
The Trusts..............................     9
  The Mortgage Loans....................    11
  Appraisals............................    19
Credit Enhancement......................    20
  Types of Enhancements.................    20
  Subordination.........................    21
  Purchase of Liquidating Loans ........    23
  Limited Guarantee of the Guarantor....    24
  Cross-Support.........................    24
  Pool Insurance........................    25
  Special Hazard Insurance..............    26
  Bankruptcy Bond.......................    27
  Repurchase Bond.......................    27
  Guaranteed Investment Contracts.......    27
  Reserve Accounts......................    28
  Other Insurance, Guarantees and
    Similar Instruments or Agreements...    28
Yield, Maturity and Weighted Average
  Life Considerations...................    29
  General...............................    29
Effective Interest Rate.................    32
Servicing of the Mortgage Loans ........    33
Collection and Other Servicing
  Procedures............................    34
  Private Mortgage Insurance............    37
  Hazard Insurance......................    39
  Unanticipated Recoveries of
    Losses on the Mortgage Loans .......    40
  Advances..............................    41
  Loan Payment Record...................    42
  Servicing and Other Compensation and
    Payment of Expenses.................    45
  Resignation, Succession and
    Indemnification of GECMSI, as
    Servicer, and the Depositor ........    45
The Pooling and Servicing Agreement.....    47
  Assignment of Mortgage Loans .........    47
  Repurchase or Substitution............    51
  Certain Refinancings..................    52
  Evidence as to Compliance.............    52
  List of Certificateholders............    53
  The Trustee...........................    53

CAPTION                                    PAGE
----------------------------------------    --
  Administration of the Certificate
    Account.............................    54
  Reports to Certificateholders.........    55
  Events of Default.....................    56
  Rights Upon Event of Default..........    56
  Amendment.............................    57
  Termination...........................    58
  Governing Law.........................    59
GE Capital Mortgage Services, Inc. .....    59
  Delinquency and Foreclosure
    Experience..........................    59
  Year 2000 Computer Readiness..........    59
  Legal Proceedings.....................    60
GE Capital Mortgage Funding
  Corporation...........................    60
  Risk of Recharacterization............    61
Where You Can Find More Information
  about GE Capital Mortgage Services,
  Inc. and GE Capital Mortgage Funding
  Corporation...........................    62
The Guarantor...........................    62
Certain Legal Aspects of the Mortgage
  Loans.................................    63
  General...............................    63
  Foreclosure...........................    65
  Cooperative Loans.....................    66
  Junior Mortgages; Rights of Senior
    Mortgagees..........................    68
  Right of Redemption...................    69
  Anti-Deficiency Legislation
    and Other Limitations on Lenders ...    69
  Enforceability of Certain
    Provisions..........................    70
  Applicability of Usury Laws...........    71
  Soldiers' and Sailors' Civil Relief
    Act.................................    72
  Environmental Considerations..........    72
Legal Investment Matters................    73
ERISA Considerations....................    74
Federal Income Tax Consequences ........    76
  General...............................    76
  REMIC Elections.......................    76
  REMIC Certificates....................    77
  Non-REMIC Certificates................    90
  Trust as Grantor Trust................    90
  Status of the Certificates............    91
  Backup Withholding....................    94
Plan of Distribution....................    94
Use of Proceeds.........................    95
Legal Matters...........................    95
Financial Information...................    95
Index of Certain Prospectus
  Definitions...........................    96

DESCRIPTION OF THE CERTIFICATES

     The certificates comprising each series of certificates will represent the entire beneficial ownership interest in a distinct trust that will issue those certificates. A series of certificates will be issued under a separate pooling and servicing agreement entered into among GE Capital Mortgage Services, Inc. ("GECMSI") or GE Capital Mortgage Funding Corporation ("Funding"), as depositor of the assets in each trust, GECMSI, as servicer of the assets, and a commercial bank or trust company acting as trustee for the benefit of certificateholders of the related series.

THE AGREEMENTS

     The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust. This prospectus summarizes the material provisions which may appear in each agreement. The prospectus supplement for a series of certificates will describe any other material provision of the agreement relating to such series. GECMSI will provide certificateholders, without charge, on written request, a copy of the pooling and servicing agreement for any series. Requests should be addressed to GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel. The pooling and servicing agreement relating to a series of certificates will be filed by GECMSI or Funding, as applicable, with the SEC within 15 days after the date of issuance of such series of certificates.

Source of Funds for Payment

     The certificates of a series will be entitled to payment only from the proceeds from the assets included in the trust issuing such series. You will not be entitled to payments from the assets included in any other trust established by GECMSI or Funding. The certificates are not obligations of General Electric Company, General Electric Capital Corporation, GE Capital Mortgage Corporation, General Electric Mortgage Insurance Corporation, GECMSI, Funding or any other affiliate of GECMSI or Funding. The certificates will not be guaranteed by any governmental agency or any other person.

     The depositor and the servicer of the mortgage loans for a trust will each have limited obligations to the trust. Unless otherwise stated in the prospectus supplement:

     o The depositor's obligations will be limited to repurchasing mortgage loans or cooperative apartment loans in the trust if the depositor breaches its representations and warranties concerning the loans.

     o The only obligations of GECMSI as servicer for the trust will be its contractual servicing and/or master servicing obligations, including any obligation under certain limited circumstances to make advances of delinquent installments of principal, interest or both, adjusted in the case of interest to the weighted average rate at which interest accrues on the related series of certificates. This obligation will arise when any borrower fails to make any payment of interest or, except in the case of a home equity loan, principal required under the terms of a mortgage loan in the trust. GECMSI will be obligated to advance the entire amount of such payment, net of the applicable servicing fee, less the amount of the payment that GECMSI reasonably believes will not be recoverable to it out of liquidation proceeds or otherwise. You should refer to "The Pooling and Servicing Agreement -- Assignment of Assets" and "-- Repurchase or Substitution" and Servicing of the Mortgage
       Loans --  Advances" in this prospectus.

     The mortgage loans in the trust will not be insured or guaranteed by any governmental entity or, except as specified in the prospectus supplement, by any other person. You may experience delays in distributions on your certificates or losses on your certificates if delinquent payments or losses on defaulted mortgage loans are not advanced by the servicer or another person or paid from any credit enhancement arrangement in your trust.

FORM OF CERTIFICATES

     The certificates of each series will be issued in fully-registered form only. The minimum original principal balance or notional principal balance that may be represented by a certificate (the "denomination") will be specified in the prospectus supplement. The original principal balance of each certificate will equal the aggregate distributions allocable to principal to which such certificate is entitled. Unless otherwise stated in the prospectus supplement, interest distributions on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such certificate. The notional principal balance of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in determining the interest payable on such certificate, the denomination of the certificate and the voting rights of its holder. You will not receive the notional principal balance of your certificate.

     Except for global certificates described in the next paragraph, you may transfer and exchange your certificates on a certificate register to be maintained at the corporate trust office of the trustee or an office or agency maintained for such purposes by the trustee in New York City. Unless otherwise stated in the prospectus supplement, the trustee will initially act as the certificate registrar. Unless otherwise stated in the prospectus supplement, no service charge will be made for any registration of transfer or exchange of certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Before a certificate is properly presented for transfer, GECMSI, the trustee, the certificate registrar and any of their agents may treat the person in whose name a certificate is registered as the owner of such certificate for the purpose of receiving distributions of principal and interest and for all other purposes under the pooling and servicing agreement.

     For certain classes of certificates specified in the applicable prospectus supplement, investors will not have the right to receive physical certificates evidencing their ownership except under limited circumstances. Instead, the trust will issue the certificates in the form of global certificates, which will be held by The Depository Trust Company, known as DTC, or its nominee. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

CLASSES OF CERTIFICATES

     Each series of certificates will be issued in a single class or in two or more classes. The certificates of each class will be entitled to receive:

     o any distributions from the assets of the trust that are allocable to principal, in the aggregate amount of the original principal balance, if any, of such class of certificates; and

     o any distributions from the assets of the trust that are allocable to interest on the principal balance or notional principal balance of such certificates at the interest rate, if any, payable on such class of certificates.

     If stated in the prospectus supplement, one or more classes of a series of certificates may be entitled to receive all amounts payable on a specific group of assets in the related trust.

     If stated in the prospectus supplement, the certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the mortgage loans as of the close of business on the first day of the month of creation of the trust (the "Cut-off Date") after deducting payments of principal due on or before, and prepayments of principal received before, the Cut-off Date. The certificates will bear interest in the aggregate equal to the weighted average of the Remittance Rates. The "Remittance Rate" will equal the rate of interest payable on each mortgage loan in the pool minus GECMSI's servicing fee as described herein, the servicing fee of any third party servicer of the mortgage loans and such other amounts (including fees payable to GECMSI as master servicer, if applicable) as are stated in the prospectus supplement. If stated in the prospectus supplement, the original principal balance of the certificates and the interest rate on the classes of certificates will be determined based on the cash flow on the mortgage loans.

     Each class of certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to a widely published interest rate index such as the London Interbank Offered Rate (LIBOR) or (c) otherwise, in each case as specified in the prospectus supplement. One or more classes of certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if stated in the prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate principal balance of such class of certificates on that distribution date, as described below under "-- Distributions of Principal and Interest."

     A series of certificates may include one or more classes entitled only to distributions:

     o allocable to interest;

     o allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below); or

     o allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest.

     A series of certificates may consist of one or more classes as to which distributions will be allocated:

     o on the basis of collections from designated portions of the assets of the trust;

     o in accordance with a schedule or formula;

     o in relation to the occurrence of events; or

     o otherwise, in each case as stated in the prospectus supplement.

     The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as stated in the prospectus supplement.

     The taking of action with respect to certain amendments to the pooling and servicing agreement will require the consent of the holders of the certificates. Consent is required of certificateholders evidencing interests aggregating either not less than 66% of all interests in the related trust or not less than 66% of all interests of each class that would be adversely affected by the amendment. Every certificateholder must consent to an amendment that would reduce the amount of, or delay the timing of, distributions on the certificates or collection of payments on mortgage loans. The voting rights allocated to each class of certificates will be specified in the prospectus supplement. Votes may be allocated in different proportions among classes of certificates depending on whether the certificates of a class have a principal balance or a notional principal balance. See "The Pooling and Servicing Agreement -- Amendment" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

General

     Distributions of principal and interest at the applicable interest rate (if any) on the certificates will be made by the trustee out of funds available on the distribution dates specified in the prospectus supplement. Distribution dates may be monthly, quarterly, semiannually or at another interval specified in the prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the preceding month (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, if specified in the prospectus supplement, in the case of certificates that are of a certain minimum denomination as specified in the prospectus supplement, upon written request by the certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto. The final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to certificateholders of such final distribution. All distributions on global certificates held by DTC will be made to DTC, which will credit the accounts of its direct participants. If you hold an interest in a global certificate, you will have to rely on your financial intermediary to forward you the payments.

     Distributions allocable to principal and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in a separate account established and maintained under the pooling and servicing agreement for the benefit of holders of the certificates of the related series (the "Certificate Account"). As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied in the manner specified in the prospectus supplement. Unless otherwise stated in the prospectus supplement, distributions to any class of certificates will be made pro rata to all certificateholders of that class. If stated in the prospectus supplement, the amounts received by the trustee as described below under "The Trusts" will be invested in the following, or in other investments specified in the prospectus supplement, which together constitute the "Eligible Investments":

          (1) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (2) repurchase agreements on obligations specified in clause (1), provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each rating agency rating the certificates in the highest long-term rating category;

          (3) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each rating agency rating the certificates in the highest long-term rating category;

          (4) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each rating agency rating the certificates; and

          (5) other obligations or securities that are acceptable to each rating agency rating the certificates as an Eligible Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the certificates.

     All income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the certificates on the next succeeding distribution date in the manner specified in the prospectus supplement.

Distributions of Interest

     Unless otherwise stated in the prospectus supplement, interest will accrue on each class of certificates entitled to interest from the date, at the interest rate and for the periods (each, an "Interest Accrual Period") specified in the prospectus supplement. Interest will accrue on the aggregate principal balance of your certificate, or if your certificate is an interest-only class, interest will accrue on its notional principal balance. To the extent funds are available therefor, interest accrued during each Interest Accrual Period will be distributable on the distribution dates specified in the prospectus supplement until the aggregate principal balance of the certificates of such class has been distributed in full or, in the case of interest-only classes, until the aggregate notional principal balance of such certificates is reduced to zero. Unless otherwise stated in the prospectus supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise stated in the prospectus supplement, prior to such time, the aggregate principal balance of such class of Accrual Certificates will increase on each distribution date by the amount of interest that would have been distributed on such class but that was not required to be distributed to such class on such distribution date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so stated.

Distributions of Principal

     Unless otherwise stated in the prospectus supplement, the aggregate principal balance of any class of certificates entitled to distributions of principal will be:

     o the aggregate original principal balance of such class of certificates; minus

     o all distributions made to the holders of such certificates as allocable to principal; minus

     o all realized losses allocated to such class; and plus

     o in the case of Accrual Certificates, unless otherwise stated in the prospectus supplement, all interest accrued less its allocable share of shortfalls, but not then distributable on such Accrual Certificates.

     The prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates entitled to distributions of principal.

     If stated in the prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a mortgage loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any such allocation of Principal Prepayments to such senior classes will have the effect of accelerating the reduction of the principal balances of the certificates for those classes while increasing the interests in the trust held by the other, subordinate, classes. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the benefits to the senior certificates of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination."

Unscheduled Distributions

     If stated in the prospectus supplement, the trustee will make unscheduled distributions of principal on the certificates at the time and in the amount specified if the amount anticipated to be on deposit in the Certificate Account on the next date of distribution on the certificates, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the certificates on such distribution date. Unless otherwise stated in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. Unless otherwise stated in the prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the certificates would have been made on the next distribution date. Notice of any unscheduled distribution will be given by the trustee prior to the date of such distribution.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of hypothetical distributions on a series of the certificates for the distribution date occurring in May 1999, assuming such certificates are issued during March 1999. All references to the trust, certificateholders, mortgage loans, Loan Payment Record and Certificate Account refer to those related to such series of certificates. We have assumed that all dates are business days. The following discussion of the allocation of mortgage loan payments as between principal and interest would not necessarily apply to simple-interest home equity loans or mortgage loans that do not provide for payments of principal and interest in arrears on a monthly basis, and if a series of certificates is backed by a material amount of such mortgage loans, the prospectus supplement will describe the allocation of such payments and the manner in which distributions thereof will be made to certificateholders. If, as stated in the prospectus supplement, one or more classes of a series of certificates are payable from a specific group of assets in the related trust, the following discussion would be applicable to such classes and the mortgage loans from which such payments will be made on such certificates.

MARCH 1................................  Cut-off Date. The aggregate unpaid principal balance of the mortgage loans after deducting principal payments due and
                                         payable on or before March 1 and Principal Prepayments
                                         received before March 1 will be included in the trust. These deducted principal payments and Principal Prepayments will be retained by Funding or GECMSI and will not be included in the trust or passed through to certificateholders.

APRIL 1-30.............................  Voluntary principal prepayments in full, and interest thereon to the date of prepayment, received from April 16
                                         through April 30 will be passed through to the related
                                         certificateholders on May 25, 1999. Voluntary principal
                                         prepayments in full received by the servicer -- or, in the case of mortgage loans master-serviced by the servicer, of which the servicer receives notice -- from April 1 through
                                         April 15 will be passed through to the certificateholders, net of any interest thereon, in the month of their receipt.
                                         Other unscheduled prepayments received at any time during
                                         the month will be passed through to the related
                                         certificateholders on May 25.

APRIL 30...............................  Record Date. Distributions on May 25 will be made to certificateholders of record at the close of business on the last business day of March.

MAY 1-17...............................  Through May 15, the servicer receives -- or, in the case of mortgage loans master-serviced by the servicer, receives
                                         notice of -- any voluntary principal prepayments in full and interest thereon to the date of prepayment. Such principal prepayments, net of any interest, will be credited to the
                                         Loan Payment Record and deposited into the Certificate
                                         Account for distribution to the related certificateholders on May 25. Through May 17, the servicer receives interest on
                                         April 1 principal balances plus principal due May 1.
                                         Payments due on May 1 from mortgagors will be credited to
                                         the Loan Payment Record as received. Such payments will
                                         include the scheduled principal payments received, plus one month's interest on the April 1 principal balances, less
                                         interest to the extent described above on the prepaid amount of any mortgage loan prepaid during April. Payments received from mortgagors after May 15 will be subject to a late
                                         charge in accordance with the terms of the related mortgage instruments. These late charges will be retained by the
                                         servicer.

MAY 18.................................  Determination Date. On the fifth business day preceding the distribution date, GECMSI determines the aggregate amount of distributions to be made on the certificates on the
                                         following distribution date.

MAY 23.................................  GECMSI furnishes notice of the distribution amount to the trustee on the second business day preceding the
                                         distribution date.

MAY 24.................................  Deposit Date. On the business day preceding the distribution date, GECMSI transfers amounts to be distributed to
                                         certificateholders in the Certificate Account.

MAY 25.................................  Distribution Date. On May 25, the trustee will distribute to certificateholders the aggregate amounts set forth in the
                                         notice it received from GECMSI on May 23. If a payment due
                                         May 1 is received from a mortgagor on or after the date on which GECMSI determines the aggregate amount of
                                         distributions to be made on the certificates and the
                                         servicer has advanced funds in the amount of such payment to the certificateholders, such late payment will be paid to
                                         GECMSI. If no such advance has been made, such late payment will be passed through to such certificateholders at the
                                         time of the next distribution.

OPTIONAL TERMINATION OF A TRUST

     If stated in the prospectus supplement, either GECMSI, Funding or the holders of one or more classes of certificates specified in the prospectus supplement may, at its or their option, effect early termination of the trust, on any distribution date after the time specified in the prospectus supplement, by purchasing all of the certificates or the assets in the trust at a price and in accordance with the procedures specified in the prospectus supplement. The proceeds of this sale will be applied on such distribution date to the distribution in full of the principal balance of each outstanding certificate entitled to distributions allocable to principal and to accrued interest at the applicable interest rate to the date specified in the prospectus supplement on each certificate entitled to distributions allocable to interest, or to such other amount as is specified in the prospectus supplement. Notice of such optional termination will be given by the trustee prior to such distribution date. The proceeds realized upon an early termination may be less than the total principal balance of all outstanding certificates plus accrued and unpaid interest. In this case, the resulting shortfall will be allocated among the certificates as described in the prospectus supplement.

     It is anticipated that GECMSI, Funding or the holders of designated classes of certificates that can exercise an early termination option will buy the assets in the trust for a price equal to the sum of the following:

     o the unpaid principal balance of each mortgage loan on the first day of the month of repurchase, plus accrued interest to such date at the Remittance Rate for the certificates issued by the trust; plus

     o the appraised value of any mortgaged properties acquired by the trust, as determined by an appraiser mutually agreed upon with the trustee; minus

     o the servicer's good faith estimate of liquidation expenses that would be incurred in disposing of these mortgaged properties; and minus

     o unreimbursed monthly advances of principal or interest by the servicer if it is the person exercising the early termination option.

     The assets will be sold by the trust in connection with any early termination without representation or warranty, except as to the trust's title, and without recourse. No holder of any class of certificates will be entitled to any share of unanticipated recoveries received after the termination of the trust. See "Unanticipated Recoveries of Losses on the Mortgage Loans" in this prospectus.

THE TRUSTS

     The trust issuing a series of certificates may include the following assets:

     o the mortgage loans subject to the related pooling and servicing agreement from time to time;

     o all payments (subject, if specified in the prospectus supplement, to certain exclusions) in respect of such mortgage loans, adjusted for the applicable Remittance Rates;

     o if specified in the prospectus supplement, reinvestment income on such payments;

     o all property acquired by foreclosure or deed in lieu of foreclosure with respect to any mortgage loan;

     o all rights of the depositor of the mortgage loans under any private mortgage insurance policies and any other insurance policies required to be maintained in respect of the mortgage loans;

     o if Funding acts as depositor, its rights and remedies under the Loan Sale Agreement (as defined below); and

     o if so specified in the prospectus supplement, one or more of the following:

          o any Reserve Accounts;

          o any loan as to which either (1) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such mortgage loan has expired or (2) GECMSI, as servicer, has agreed to accept a deed in lieu of foreclosure, in each case for a price equal to 100% of the principal balance of such mortgage loan, plus, unless otherwise stated in the prospectus supplement, one month's interest thereon at the applicable Remittance Rate (a "Liquidating Loan");

          o an advance of interest or principal by the servicer;

          o a guarantee that deposits will be made to the Certificate Account (a "Deposit Guarantee"); or

          o any pool insurance, special hazard insurance or other insurance, guarantee or similar instruments or agreements.

     GECMSI will have originated or acquired each mortgage loan included in a trust. If Funding acts as the depositor of the mortgage loans in the trust, it will have acquired the related mortgage loans from GECMSI pursuant to a loan sale agreement (a "Loan Sale Agreement").

     The following is a brief description of the mortgage loans expected to be included in the trusts. If definitive information respecting the final pool of mortgage loans is not known at the time the related series of certificates initially is offered, information of the nature described below with respect to the anticipated pool will be provided in the prospectus supplement, and definitive information with respect to the final pool will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such certificates. The definitive description of the mortgage loan pool will specify:

     o the precise aggregate Scheduled Principal Balance, as defined in the prospectus supplement, of the mortgage loans as of the Cut-off Date;

     o years of origination;

     o mortgage interest rates borne by the mortgage loans;

     o original loan-to-value ratios;

     o types of properties securing the mortgage loans; and

     o geographical distribution of the mortgage loans by state.

     The definitive description of the mortgage pool also will specify the original principal balance, or, in the case of interest-only certificates, the notional principal balance, of each class of certificates on the date of issuance of the certificates, and information regarding the exact amount of any forms of credit enhancement, if applicable. The aggregate principal balance of the final pool will be within 5% of the amount stated in the prospectus supplement. A copy of the pooling and servicing agreement for each trust and its exhibits with respect to each series of certificates will be attached to the definitive description and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage loans relating to such series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS

Description of the Mortgage Loans

     The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust. The mortgages create the following liens:

     o first liens on residential properties;

     o first or second liens on mortgaged properties securing closed-end home equity loans ("Home Equity Loans"); or

     o first liens on long-term leases of mortgaged properties.

     The mortgage loans will be within the broad classification of one- to four-family mortgage loans. These are defined generally as (1) loans secured by mortgages on residences housing one to four families, (2) apartment loans secured by mortgages on condominium units and (3) loans secured by mortgages on leasehold estates. The mortgage loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to owners to occupy specific apartments in a cooperative building.

     The mortgage loans will be "conventional" mortgage loans; i.e., they will not be insured or guaranteed by any governmental agency.

     The mortgaged properties securing the mortgage loans will be located in one or more states in the United States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands and other territories of the United States and may include investment properties and vacation and second homes.

     Each mortgage loan will be selected by the depositor of the mortgage loans for inclusion in a trust from among those originated or acquired by GECMSI in the ordinary course of its mortgage lending activities, including newly originated loans.

     Unless otherwise stated in the prospectus supplement, the mortgage loans (other than Home Equity Loans) will have initial principal balances of not less than the minimum amount permitted under the laws of the state where the related mortgaged property is located and not more than $1,000,000 and will have original maturities of 10 to 30 years. Unless otherwise stated in the prospectus supplement, principal and interest on the mortgage loans (other than Home Equity Loans that employ the simple interest method) will be payable on the first day of each month, and interest will be calculated based on a 360-day year of twelve 30-day months. When a full payment of principal is made on a mortgage loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a mortgage loan other than a Home Equity Loan during a month, the mortgagor generally will not be charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If stated in the prospectus supplement, all or a portion of the mortgage loans included in a trust may be Home Equity Loans. The Home Equity Loan portion of any trust may consist of loans secured by first liens or by first and second liens. Unless otherwise stated in the prospectus supplement, Home Equity Loans will have initial principal balances within the ranges permitted under the laws of the state where the related mortgaged property is located and will have original maturities of 5 to 30 years. Interest on Home Equity Loans will be calculated on the basis of either a 360-day year or 365-day year, depending on applicable state law. As specified in the prospectus supplement, interest on Home Equity Loans will accrue on a simple interest basis or on a fully-amortizing basis. Under the simple interest method, regularly scheduled payments, which are based on the amortization of the loan over a series of equal monthly payments, and other payments are applied first to interest accrued to the date payment is received, then to principal. See "Yield, Maturity and Weighted Average Life Considerations."

     GECMSI also originates and acquires balloon loans. If stated in the prospectus supplement, the Home Equity Loans may include balloon loans. Such loans may be originated with a stated maturity of 15 years but may on occasion be originated with a shorter stated maturity. Notwithstanding the 15-year maturity, level monthly payments on such a balloon loan would typically be calculated on an amortization -- i.e., principal reduction -- schedule based on a 30-year maturity. As a result, upon the maturity of a balloon loan, the borrower will be required to make a balloon payment, which will be significantly larger than such borrower's previous monthly payments. The ability of such borrower to repay the balloon loan at maturity frequently will depend on such borrower's ability to refinance the loan.

     The mortgage loans may be purchase-money loans used by the borrowers to acquire the related mortgaged properties or may be loans used by the borrowers to refinance existing mortgage loans. A refinancing may be a cash-out loan, the principal balance of which exceeds the sum of the amount needed to repay the loan being refinanced plus closing costs and points associated with the new mortgage loan, or may be a non-cash-out or rate-and-term refinancing in which the borrower refinances the loan solely to change the interest rate or term of the mortgage loan.

     The payment terms of the mortgage loans to be included in a trust will be described in the related prospectus supplement and may include any of the following features or combinations thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan. In the case of Home Equity Loans, payments are applied first to interest accrued to the date payment is received, then to principal.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods known as lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of GECMSI.

     It is anticipated that the mortgage loans in each trust will consist primarily of mortgage loans secured by mortgaged properties determined by GECMSI to be the primary residences of the borrowers. The basis for such determination will be the making of a representation by the borrower in his or her loan application that he or she intends to use the underlying property as his or her primary residence.

     The prospectus supplement will contain the following information regarding the mortgage loans: (1) the interest rates, (2) the average Principal Balance, as defined below, and the aggregate Principal Balance of the mortgage loans as of the related Cut-off Date, (3) the years of origination and (4) the original principal balances and the original loan-to-value ratios of the mortgage loans. The "Principal Balance" of any mortgage loan (other than a Home Equity Loan) will be the unpaid principal balance of such mortgage loan as of the Cut-off Date, after deducting any principal payments due on or before the Cut-off

Date, reduced by all principal payments, including principal payments advanced pursuant to the pooling and servicing agreement for each trust, previously distributed to certificateholders with respect to such mortgage loan and reported to them as allocable to principal. The "Principal Balance" of any Home Equity Loan as of the Cut-off Date will be the unpaid principal balance thereof as of such date. The prospectus supplement will also contain information regarding the geographic distribution and nature of the mortgaged properties securing the mortgage loans.

     Unless otherwise stated in the prospectus supplement, the loan-to-value ratio of any mortgage loan will be determined by dividing (1) the amount of such loan, without taking into account any secondary financing, by (2) the Original Value of the related mortgaged property. The principal amount of the loan, for purposes of computation of the loan-to-value ratio of any mortgage loan, will include any part of an origination fee that has been financed. The Original Value of a mortgaged property is:

     o in the case of a purchase money mortgage loan, the lesser of the value of the mortgaged property, based on an appraisal thereof acceptable to GECMSI, and the selling price; and

     o in the case of any non-purchase money mortgage loan, the value of the mortgaged property, based on either the appraised value determined in an appraisal obtained at the time of refinancing or origination of such loan or, if no such appraisal has been obtained, the value of the related mortgaged property. In the latter case, the value generally will be supported by either (1) a representation by the related correspondent as to such value; (2) a broker's price opinion, automated appraisal, drive-by appraisal or other certification of value; (3) an appraisal obtained within twelve months prior to such refinancing or origination; or (4) the sales price, if the mortgaged property was purchased within the previous twelve months.

     In the case of seasoned mortgage loans acquired by GECMSI, the values used in calculating loan-to-value ratios may no longer be accurate valuations of the mortgaged properties. Under GECMSI's underwriting standards, a correspondent or other third-party seller is generally permitted to provide secondary financing (or subordinate existing secondary financing) to, or obtain such secondary financing for, a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined loan-to-value ratio does not exceed GECMSI's underwriting guidelines for the specific loan program. Secondary financing is readily available and may be obtained by a mortgagor from a variety of lenders, including the related correspondent or other third-party seller, at any time, including at origination of the mortgage loan.

Loan Production Sources

     GECMSI acquires the mortgage loans that may underlie a series of certificates in various ways:

     o by purchasing mortgage loans originated or otherwise acquired by its approved correspondents or other approved third parties;

     o by closing mortgage loans originated through loan brokers eligible to refer applications to GECMSI;

     o by refinancing mortgage loans in its own servicing portfolio; and

     o by originating loans with borrowers who currently have mortgage loans serviced by GECMSI.

     GECMSI may purchase loans from correspondents or other third parties either for contemporaneous delivery or for delivery in one or more pools on a forward-delivery basis at some future date.

     GECMSI's mortgage loan correspondents and loan brokers are certain lending institutions that satisfy GECMSI's financial and operational criteria, demonstrate experience in originating mortgage loans and follow GECMSI's loan underwriting standards or other loan underwriting standards approved by GECMSI. Except as described below, GECMSI generally reviews each mortgage loan for compliance with its underwriting standards before accepting delivery from its correspondents. Under GECMSI's "delegated underwriting" program, however, GECMSI delegates all underwriting functions to certain approved correspondents. In such cases, GECMSI will not perform any underwriting functions prior to its acquisition of the loans, instead relying on the representations and warranties of its correspondents and on post-purchase reviews of the material loan documents and samplings of the loans for compliance with applicable underwriting standards. Mortgage loans originated by a correspondent may be closed in the name of such correspondent and acquired by GECMSI or, to a lesser extent, closed in the name of GECMSI. Mortgage loans originated by GECMSI through loan brokers are generally underwritten by GECMSI, processed by the broker on behalf of GECMSI as well as by GECMSI, and closed in GECMSI's name.

     GECMSI purchases portfolios of loans from other third-party sellers in negotiated transactions. Before making such purchases, GECMSI generally determines that such sellers satisfy GECMSI's financial and operational criteria, have demonstrated experience in originating or acquiring single-family mortgage loans and have followed loan underwriting standards acceptable to GECMSI.

     Loans acquired from GECMSI's correspondents and brokers will generally have been recently originated. Loans acquired in bulk whole loan sales from correspondents and from other third parties in negotiated transactions are more likely to include loans that have been outstanding for a period of time. The prospectus supplement will provide information with respect to the origination dates and the remaining terms to maturity of the mortgage loans included in the related trust.

Loan Underwriting Policies

     The mortgage loans in a trust will generally have been originated in accordance with the underwriting standards described below. In the case of mortgage loans sold to GECMSI by certain approved correspondents who have exhibited strong financial performance and have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to GECMSI, GECMSI may vary some of the generally acceptable underwriting standards and program criteria described herein, such as required documentation levels, loan-to-value ratios and the mortgagors' debt and income ratios. If a significant portion of the mortgage loans included in any trust have been originated or acquired by GECMSI under materially different standards from those described herein, the related prospectus supplement will describe such standards.

     The underwriting standards applied by GECMSI in acquiring or originating mortgage loans are intended to evaluate the prospective borrower's credit standing and ability to repay the loan and the value and adequacy of the underlying mortgaged property as collateral for the loan. In applying these standards, GECMSI must be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance. GECMSI may require that mortgage loans that are not eligible for purchase by Freddie Mac or Fannie Mae be underwritten by a nationally-recognized third-party underwriter approved by GECMSI. In such cases, as well as in cases of loans originated under GECMSI's delegated underwriting program as described above in "-- Loan Production Sources" and in the case of loans sold by certain third-party sellers, the determination of a mortgage loan's compliance with the underwriting standards described herein will be made by the related underwriter.

     In acquiring or originating residential mortgage loans, GECMSI follows procedures established to comply with applicable federal and state laws and regulations. In applying for a loan, a prospective borrower is generally required to supply detailed information for a loan application designed to provide pertinent credit information about the prospective mortgagor, the property to be purchased or that will serve as the security for the loan, and the type of loan desired. The application generally includes a description of the prospective borrower's assets and liabilities and income and expenses. GECMSI also usually requires a credit report that summarizes the prospective mortgagor's credit with merchants and lenders and, in the case of second-lien Home Equity Loans, a written or telephonic verification of the first mortgage balance and payment history. GECMSI may, as part of its overall evaluation of the prospective borrower's creditworthiness, use a credit scoring model and/or mortgage scoring model to evaluate in a statistical manner the expected performance of a mortgage loan based on the pertinent credit information concerning the prospective mortgagor supplied through national credit bureaus, certain other information provided by the prospective borrower and an assessment of specific mortgage loan characteristics, including loan-to-value ratio, type of loan product and geographic location. GECMSI expects to place greater reliance on a prospective mortgagor's credit and/or mortgage scores in the underwriting process.

     The extensiveness of the documentation that GECMSI requires in connection with the verification of a prospective borrower's employment status, income, assets and adequacy of funds to close varies from full documentation to limited documentation, as further described below. GECMSI may raise or lower its documentation requirements depending upon such factors as the net worth and financial performance of the correspondent or other third party selling the mortgage loans and the performance of such correspondent's mortgage loan portfolio. In addition, GECMSI will take into account the performance of those mortgage loans previously sold to it by such correspondent or third party seller, as well as factors particular to a mortgage loan such as the credit history of the individual borrower, the loan-to-value ratio of the loan and the prospective mortgagor's credit and/or mortgage scores.

     The following paragraphs describe some of GECMSI's loan documentation programs.

1. FULL OR ALTERNATIVE DOCUMENTATION

     Under a typical full or alternative documentation loan approval process, verification of the prospective borrower's employment status and current salary is obtained from records prepared by the employer or by other means satisfactory to GECMSI. Each prospective borrower who is self-employed is generally required to submit a copy of his or her federal income tax returns. In the case of purchase money mortgage loans, GECMSI also generally requires verification that the borrower has adequate funds to close the mortgage loan. A prospective borrower may be eligible for a loan approval process permitting limited documentation if the amount of the mortgage loan, together with, in the case of a second-lien Home Equity Loan, the unpaid principal balance of the senior mortgage loan, would not exceed a certain percentage of the original value of the related mortgaged property and certain other requirements are satisfied.

2. LIMITED DOCUMENTATION

     The limited documentation process differs from the full or alternative documentation process primarily in that it does not require a verification of the borrower's employment, income and/or assets or, in certain circumstances, verification of funds to close, and generally places greater reliance on a prospective mortgagor's credit and/or mortgage scores. Certain of GECMSI's programs that utilize the limited documentation loan approval process are described below. A loan application and credit report and, when applicable, a mortgage or rental reference are usually obtained. A current appraisal is also generally obtained, except as described below.

3. RELOCATION LOANS

     Certain of the mortgage loans (other than Home Equity Loans) may have been originated or acquired under GECMSI's relocation loan program. Under the relocation loan program, the related borrower must be a relocating employee, the relocation loan must be secured by the related borrower's primary residence and the employer generally must have paid all or a substantial portion of the relocating employee's closing costs. A relocating employee may be either an employee transferring from one location to another, a new hire or a participant in a group relocation. Loan documentation for a relocation loan will generally be similar to that required for other mortgage loans originated or acquired by GECMSI, except with respect to the treatment of the income of the spouse of the relocating employee. If the spouse confirms an intention to seek employment at the new location, under certain circumstances, a portion of such spouse's income at the old location may be counted for qualifying for a relocation loan. Generally, for all relocation loans, the spouse's income at the old location must also be verified.

4. NO INCOME VERIFICATION PROGRAM

     Certain of the mortgage loans (other than Home Equity Loans) may have been originated or acquired under GECMSI's No Income Verification program, pursuant to which GECMSI generally will not verify any self-employment or other income of the borrower. Unless otherwise stated in the prospectus supplement, in order to qualify for the No Income Verification program, the related borrower generally must have (1) no delinquent mortgage or rental payments during the preceding 24 months, (2) a minimum of two months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (3) acceptable credit scores.

5. NO RATIO PROGRAM

     Certain of the mortgage loans (other than Home Equity Loans) may have been originated or acquired under GECMSI's No Ratio program, pursuant to which GECMSI will verify the assets of the borrower but will not require the borrower to either complete the income section on the loan application or satisfy any qualifying housing-to-income or debt-to-income ratios. Unless otherwise stated in the prospectus supplement, in order to qualify for the No Ratio program, the related borrower generally must have (1) no delinquent mortgage or rental payments during the preceding 24 months, (2) a minimum of six months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (3) strong credit scores.

6. NO INCOME NO ASSET VERIFICATION PROGRAM

     Certain of the mortgage loans (other than Home Equity Loans) may have been originated or acquired under GECMSI's No Income No Asset Verification program, pursuant to which GECMSI will not verify any income or assets of the borrower. This program is only available to certain approved correspondents who have exhibited strong financial performance and have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to GECMSI. Unless otherwise stated in the prospectus supplement, in order to qualify for the No Income No Asset Verification program, the related borrower generally must have (1) no delinquent mortgage or rental payments during the preceding 24 months, (2) a stated minimum of six months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (3) strong credit scores.

7. ENHANCED STREAMLINED REFINANCE PROGRAM

     Certain of the mortgage loans (other than Home Equity Loans) may have been originated or acquired under GECMSI's Enhanced Streamlined Refinance program. Under this program, if GECMSI is currently the servicer of a borrower's first-lien mortgage loan, GECMSI may originate a rate-and-term, rather than cash-out, refinance loan which pays off the existing mortgage loan so long as the existing mortgage loan is current, and the borrower has no more than one 30-day delinquent mortgage payment on the existing mortgage loan during the preceding 12 months. Under this program, GECMSI generally will not verify any income or assets of the borrower, and no new appraisal will be required. GECMSI will, however, represent and warrant in the pooling and servicing agreement that the value of the related mortgaged property is no less than the value established at the time the existing mortgage loan was originated.

     Upon receipt of appropriate verification, where required, the credit report, and, in certain cases, the prospective borrower's credit score or mortgage score, GECMSI (or the delegated underwriter) makes a determination as to whether the prospective borrower has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan (including real estate taxes and insurance on the subject property), plus other financial obligations not expected to be fully repaid within the next ten months and normal monthly living expenses. In the case of a mortgage loan with more than one borrower where all the borrowers intend to occupy the mortgaged property, the combined gross income of all such borrowers is considered for the above computation. However, GECMSI may depart from a strict application of its guidelines in favor of other credit considerations, and may permit such a departure in the case of loans acquired from certain of its approved correspondents and other third-party sellers. In its evaluation of seasoned mortgage loans which have 24 or more months of payment experience, GECMSI generally places greater emphasis on payment history and may take into account market and other economic trends while placing less emphasis on underwriting factors generally applied to newly originated mortgage loans.

APPRAISALS

     In assessing the adequacy of properties as collateral for mortgage loans, an independent appraisal is generally used with respect to each property considered for financing. Such appraisal generally entails physical inspection of the property as well as a verification that the property is in good condition. The appraiser estimates the value of the property based on market values of comparable homes and, to a lesser extent, the cost of replacing the property.

     No assurance can be given that values of the mortgaged properties have remained or will remain at the levels which existed on the dates of appraisal of such mortgaged properties. The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market value of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties. If residential real estate values generally or in particular geographic areas decline such that the outstanding principal balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the values of such mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry and those now experienced on GECMSI's servicing portfolios. To the extent that such losses are not covered by any of the credit enhancement features described herein, they will be borne by the holders of the related certificates.

     GECMSI may not require a current appraisal in connection with certain purchase money mortgage loans, certain refinancings and certain home equity loan programs. The percentage of mortgage loans representing such purchase money mortgage loans, refinancings and home equity loans (by Principal Balance of all of the mortgage loans included in a trust as of the Cut-off Date) where an appraisal dated within the past year has not been obtained will be specified in the related prospectus supplement, if material. In addition, the percentage of mortgage loans in respect of which no appraisal has been obtained will be specified in the related prospectus supplement, if material. Generally, appraisals in connection with a Home Equity Loan will be dated within six months prior to the origination of such mortgage loan. In the event that there has been a decline in value of the mortgaged properties with respect to mortgage loans originated without current appraisals, the use of other methods in establishing the original value of a mortgaged property and in calculating the loan-to-value ratios of such mortgage loans may result in substantially lower loan-to-value ratios than would be the case if new appraisals were obtained at the time of refinancing. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the refinanced mortgage loans. In addition, the use of methods other than a current appraisal to establish the original value of a mortgaged property (e.g., a broker's price opinion, an automated appraisal or a drive-by appraisal) may not provide as thorough a review or as accurate an assessment of the value of the related mortgaged property. In certain circumstances, GECMSI may require a current appraisal where, as a result of deterioration in conditions in the local real estate market since the date of origination of the refinanced mortgage loan, there is a greater probability that the original appraisal may not accurately reflect the current market value of the mortgaged property.

     The mortgage loans in a pool will not have loan-to-value ratios in excess of 105% of original value of the mortgaged property. Generally, mortgage loans that GECMSI originates or acquires do not have loan-to-value ratios in excess of 95% of the original value of the mortgaged property. The prospectus supplement for a series will describe the extent to which a pool includes mortgage loans with loan-to-value ratios exceeding 95%. In certain cases, secondary financing, or subordination of existing secondary financing, is permitted, provided that the combined loan-to-value ratio does not exceed GECMSI's underwriting guidelines for the specific loan program. Unless otherwise stated in the prospectus supplement, mortgage loans (other than Home Equity Loans) that GECMSI acquires or originates which have an original principal amount exceeding 80% of original value of the mortgaged property will have private mortgage insurance. GECMSI generally requires such coverage to continue until the loan-to-value ratio is 80% or less. Federal law also permits the cancellation of, and requires the termination of, private mortgage insurance on mortgaged properties that are single-family, owner-occupied dwellings once the loan-to-value ratio falls below certain thresholds. See "Servicing of the Mortgage Loans -- Private Mortgage Insurance" below. GECMSI does not require private mortgage insurance with respect to Home Equity Loans.

     If Home Equity Loans constitute a material portion of the mortgage loans included in a trust, the related prospectus supplement will describe in further detail the underwriting standards applicable to the Home Equity Loans.

CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

     Credit enhancement may be provided with respect to one or more classes of a series of certificates or with respect to the mortgage loans in the related trust. Credit enhancement may be in one or more of the following forms:

     o the limited obligation of GECMSI as servicer to purchase Liquidating
       Loans;

     o a limited financial guarantee policy;

     o a limited guarantee or other similar instrument issued by the guarantor named in the prospectus supplement, which may be an affiliate of GECMSI;

     o the subordination of one or more classes of the certificates of such series;

     o the establishment of one or more reserve accounts;

     o the use of a cross-support feature;

     o a pool insurance policy;

     o a bankruptcy bond;

     o a special hazard insurance policy;

     o a repurchase bond;

     o a guaranteed investment contract; or

     o another method of credit enhancement described in the related prospectus supplement.

     Unless otherwise stated in the prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies.

     If the prospectus supplement for a series states that an institution other than GECMSI will act as sole servicer or master servicer of the related mortgage loans, or that GECMSI will act as master servicer of such mortgage loans under a Supervisory Master Servicing Arrangement, as defined under "Servicing of the Mortgage Loans," whereby other servicers will be directly obligated to perform certain servicing duties, if so specified in such prospectus supplement, such other master servicers or servicers may provide certain of the credit enhancement arrangements described below in lieu of GECMSI. In such event, all references to GECMSI as servicer under the description of such credit enhancement set forth below should be read to refer to such other master servicer or servicers, as the case may be.

SUBORDINATION

     If so stated in the prospectus supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated certificates of a series of senior certificates will instead be payable to holders of one or more classes of senior certificates of such series under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the certificates or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed the specified maximum amount, holders of senior certificates could experience losses on the certificates.

     In addition to or in lieu of the foregoing, if so stated in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve accounts established by the trustee. If so stated in the prospectus supplement, such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to required levels, in each case as specified in the prospectus supplement. If so specified in the prospectus supplement, amounts on deposit in the reserve account may be released to the depositor of the mortgage loans in the trust or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

     If stated in the prospectus supplement, one or more classes of certificates may bear the risk of certain losses on defaulted mortgage loans not covered by other forms of credit enhancement prior to other classes of certificates. Such subordination might be effected by reducing the principal balance of the subordinated certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such certificates, or by another means specified in the prospectus supplement.

     If stated in the prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross-support mechanism or otherwise.

     If so stated in the prospectus supplement, the same class of certificates may constitute senior certificates with respect to certain types of payments or certain losses and subordinated certificates with respect to other types of payments or losses.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among such classes (1) in the order of their scheduled final distribution dates, (2) in accordance with a schedule or formula, (3) in relation to the occurrence of events or (4) otherwise, in each case as specified in the prospectus supplement. As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

     Unless otherwise stated in the prospectus supplement, the pooling and servicing agreement may permit the servicer, at its option, to grant to the holders of certain classes of subordinated certificates certain rights in connection with the foreclosure of defaulted mortgage loans in the related trust. See "Servicing of the Mortgage Loans -- Collection and Other Servicing Procedures."

PURCHASE OF LIQUIDATING LOANS

     GECMSI, as servicer, may be obligated, if and to the extent described in the prospectus supplement, to purchase any Liquidating Loan. Any such obligation of GECMSI, as servicer, may be limited as specified in the prospectus supplement. In particular, the aggregate losses from the purchase of Liquidating Loans that GECMSI is obligated to bear, measured as the difference between the aggregate payments made by GECMSI into the Certificate Account in respect of Liquidating Loans and the aggregate net proceeds received by GECMSI from the disposition of such Loans, may be limited to an amount specified in the prospectus supplement. After this amount is exhausted, no further Liquidating Loans will be purchased by GECMSI, unless such amount has been restored as described below.

     If so stated in the prospectus supplement, GECMSI, as servicer, will have the option, but not the obligation, to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Delinquent Mortgage Loan"). Unless otherwise stated in the prospectus supplement, any such purchase will be for a price equal to 100% of the Principal Balance of such mortgage loan plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by GECMSI as servicer. The purchase price for any Delinquent Mortgage Loan will be deposited in the Certificate Account on the next Deposit Date (as defined under "Servicing of the Mortgage Loans -- Loan Payment Record").

     The purchase by GECMSI, as servicer, of a Delinquent Mortgage Loan may result in the diminution of the amount of GECMSI's obligations, as servicer, to purchase Liquidating Loans, to the extent that net recoveries upon the liquidation of such Delinquent Mortgage Loan are, or are estimated by GECMSI on the date of such purchase to be, less than the sum of the purchase price for such Delinquent Mortgage Loan and any previous unreimbursed advances of delinquent installments of principal and interest (adjusted to the related Remittance Rate) made by GECMSI with respect thereto. To the extent that actual recoveries, net of related expenses, upon the final liquidation of such Delinquent Mortgage Loan differ from the estimated amount thereof, the amount of GECMSI's remaining obligation to purchase Liquidating Loans will be adjusted up or down accordingly. If a Delinquent Mortgage Loan becomes current after its purchase by GECMSI, any related decrease in the amount of GECMSI's obligation to purchase Liquidating Loans will be reversed in its entirety. Liquidation proceeds in connection with the liquidation of any mortgaged property may not be deemed for this purpose to include the entire principal balance of any mortgage loan made by GECMSI to facilitate such sale at a rate less than then prevailing market rates. In estimating the net amount of proceeds recoverable upon the liquidation of any Delinquent Mortgage Loan, GECMSI may treat as related liquidation expenses certain costs associated with the protection of the mortgaged property, property sales expenses and foreclosure or other similar costs.

     Following the purchase by GECMSI of any Liquidating Loan or Delinquent Mortgage Loan as described above, and the payment by GECMSI of the purchase price therefor, GECMSI will be entitled to receive an assignment by the trustee of such mortgage loan, and GECMSI will thereafter own such mortgage loan free of any further obligation to the trustee or the certificateholders with respect thereto.

LIMITED GUARANTEE OF THE GUARANTOR

     If stated in the prospectus supplement, certain obligations of GECMSI, as servicer, under the related pooling and servicing agreement may be covered by a limited guarantee or similar instrument, limited in scope and amount, issued by the specified guarantor. If so specified, the guarantor may be obligated to take one or more of the following actions in the event GECMSI fails to do so: (1) make deposits pursuant to a Deposit Guarantee; (2) make advances (an "Advance Guarantee"); or (3) purchase Liquidating Loans (a "Liquidating Loan Guarantee"). Any such limited guarantee will be limited in amount and a portion of the coverage of any such limited guarantee may be separately allocated to certain events. For example, a portion of the aggregate amount of a guarantee to purchase Liquidating Loans may be separately allocated to Liquidating Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a mortgagor, and other Liquidating Loans. The scope, amount and, if applicable, the allocation of any limited guarantee will be described in the related prospectus supplement.

     If and to the extent that the guarantor is required to make payments under any such limited guarantee, unless otherwise stated in the prospectus supplement, the guarantor, upon notice from the trustee, will be obligated to deposit the amount of such payments in same-day funds in the Certificate Account on the day after the Deposit Date, all as set forth more specifically in such limited guarantee. If the guarantor is required to make any payment under a limited guarantee, the guarantor will be subrogated, to the extent of such payment, to the rights of holders of the certificates and shall have all rights of GECMSI under the related agreement as described herein. Any limited guarantee issued by the guarantor will be limited in amount or duration as specified in the prospectus supplement and may not guarantee the full extent of GECMSI's obligations with respect to which such limited guarantee was issued. As described in the prospectus supplement, if applicable, the amount of any limited guarantee will be reduced by amounts distributed by the guarantor, and not recovered by it, under all limited guarantees issued by the guarantor with respect to the same series of certificates and by any reduction in GECMSI's obligations with respect to which such limited guarantee was issued.

CROSS-SUPPORT

     If stated in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the related series of certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated certificates evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If stated in the prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified trusts.

POOL INSURANCE

     In order to decrease the likelihood that certificateholders will experience losses in respect of the mortgage loans, if stated in the prospectus supplement, the depositor of the mortgage loans in the trust will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of GECMSI in respect of the mortgage loans. Such pool insurance policy will, subject to the limitations described in the prospectus supplement, cover loss by reason of default in payments on the mortgage loans up to the amounts specified in the prospectus supplement or the definitive description of the final mortgage loan pool filed with the SEC and for the periods specified in the prospectus supplement. GECMSI, as servicer, will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Unless otherwise stated in the prospectus supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by GECMSI on the foreclosed properties for hazard insurance premiums and, to the extent approved by the pool insurer, amounts paid for property taxes, the discharge of liens, expenses required to preserve and repair the properties and foreclosure costs, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure." Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of certificateholders unless assumed by GECMSI as servicer or the guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, if and to the extent specified in the prospectus supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. As described under "Servicing of the Mortgage Loans -- Hazard Insurance," the hazard policies concerning the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the prospectus supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by certificateholders, unless otherwise assumed by GECMSI as servicer or the guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, as specified in the prospectus supplement.

SPECIAL HAZARD INSURANCE

     In order to decrease the likelihood that certificateholders will experience losses in respect of the mortgage loans, if specified in the prospectus supplement, GECMSI or Funding, as depositor of the mortgage loans in a trust, will obtain one or more special hazard insurance policies with respect to the mortgage loans. Any such policies may be in lieu of or in addition to any obligations of GECMSI to advance delinquent payments in respect of the mortgage loans. Such a special hazard insurance policy will, subject to limitations described below and in the prospectus supplement, protect holders of certificates from loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under flood insurance policies, if any, covering the mortgaged properties. It also protects holders from loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-off Date of the mortgage loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property has been kept in force and other protection and preservation expenses have been paid by the servicer.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (1) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by such property. The payment described under clause (2) above will render unnecessary presentation of a claim in respect of such mortgage loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property securing the related mortgage loan at an amount less than the then outstanding principal balance of such mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions." If so stated in the related prospectus supplement, the depositor of the mortgage loans in a trust will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a mortgage loan or a reduction by such court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related mortgage loans, unless otherwise stated in the related prospectus supplement, and will not be restored.

     In lieu of a bankruptcy bond, the depositor of mortgage loans in a trust may obtain a limited guarantee to cover such bankruptcy-related losses.

REPURCHASE BOND

     If so stated in the related prospectus supplement, GECMSI, as servicer, will be obligated to repurchase any mortgage loan up to an aggregate dollar amount specified in the related prospectus supplement for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such mortgage loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by GECMSI.

GUARANTEED INVESTMENT CONTRACTS

     If so stated in the prospectus supplement, on or prior to the issue date for a series of certificates, the trustee will enter into a guaranteed investment contract pursuant to which all amounts deposited in the Certificate Account, and if so specified the reserve accounts, will be invested by the trustee and under which the issuer of the guaranteed investment contract will pay to the trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

     If stated in the prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor of the mortgage loans on the issue date of a series of certificates in one or more accounts (each, a "Reserve Account") established by the trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for such other purposes specified in the prospectus supplement. Whether or not the depositor of the mortgage loans in a trust has any obligation to make such a deposit, certain amounts to which the subordinated certificateholders, if any, will otherwise be entitled may instead be deposited into the reserve account from time to time and in the amounts as specified in the prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which, unless otherwise stated in the prospectus supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, such letter of credit will be irrevocable. Unless otherwise stated in the prospectus supplement, any instrument deposited therein will name the trustee, in its capacity as trustee for the holders of the certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates. Additional information with respect to such instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of certificates for the purposes, in the manner and at the times specified in the prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If stated in the prospectus supplement, the related trust may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in such trust;

     o paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets.

     Such arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. Such arrangements may be in lieu of any obligation of the servicer to advance delinquent installments in respect of the mortgage loans. See "Servicing of Mortgage Loans -- Advances."

YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

GENERAL

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the mortgage loans included in the related trust. The yields to investors will be sensitive in varying degrees to the rate of prepayments on the mortgage loans. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of certificates purchased at a premium, faster than anticipated rates of principal payments on the mortgage loans could result in actual yields to investors that are lower than the anticipated yields, and in the case of certain classes of such certificates could result in a failure of investors to recover their investments. In the case of certificates purchased at a discount, slower than anticipated rates of principal payments on the mortgage loans could result in actual yields to investors that are lower than the anticipated yields and could result in an extension of the weighted average lives of such certificates.

     Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings, some of which refinancings may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties (including amounts paid by insurers under applicable insurance policies), from repurchase by GECMSI of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan), repurchase by GECMSI, the Guarantor or any other entity of any Liquidating Loan or Delinquent Mortgage Loan, if applicable, and from the repurchase by the servicer of all of the certificates or all of the mortgage loans in certain circumstances. See "Description of the Certificates -- Optional Termination of a Trust." The yield to maturity and weighted average lives of the certificates may also be affected by the amount and timing of delinquencies and losses on the mortgage loans.

     After origination of the related mortgage loans, certain of the borrowers may be solicited by GECMSI to participate in its biweekly payment programs, under which payments equal to one-half of one full monthly payment are made in respect of the related mortgage loan on a biweekly basis. In contrast to a mortgage loan in respect of which payments are received once every month, a mortgage loan involved in a biweekly payment program will produce thirteen full monthly payments per calendar year, resulting in additional prepayments of principal over the life of the mortgage loan. All payments of principal received during a month in respect of a mortgage loan in a biweekly payment program will be applied to the principal balance of such mortgage loan on the first business day of the succeeding month and will not result in interest shortfalls.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. These factors may include the age of the mortgage loans, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the mortgaged properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans, the availability of mortgage funds, the use of second or home equity mortgage loans by mortgagors, the availability of refinancing opportunities, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the mortgaged properties and, where investment properties are securing the mortgage loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations. The prepayment experience on Home Equity Loans may differ from those of other mortgage loans and may differ between first-priority and second-priority Home Equity Loans.

     The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the mortgage loans. During such periods, the yields at which an investor in the certificates may be able to reinvest amounts received as payments on the investor's certificates may be lower than the yield on those certificates. Conversely, if interest rates were to rise above the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the mortgage loans. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low. The mortgage loans will not prepay at any constant rate, nor will all of the mortgage loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may significantly affect a certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a certificateholder's yield to maturity. As a result, the effect on a certificateholder's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the related series of certificates will not be offset by a subsequent like reduction or increase in the rate of principal payments.

     When a mortgage loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a mortgage loan (other than a simple interest Home Equity Loan), the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise stated in the related prospectus supplement, a full or partial prepayment will not be required to be passed through to certificateholders until the month following receipt.

     The prospectus supplement will specify the extent to which interest on the Home Equity Loans in the related trust accrues on a simple interest basis. Under the simple interest method, regularly scheduled payments, which are based on the amortization of the loan over a series of equal monthly payments, and other payments are applied first to interest accrued to the date payment is received and then to reduce the unpaid principal balance of the related loan. Each regularly scheduled monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law.

     As a result of the payment terms of simple interest Home Equity Loans, the making of a scheduled payment on, or the prepayment of, such a Home Equity Loan prior to its scheduled due date may result in the collection of less than one month's interest on such Home Equity Loan for the period since the preceding payment was made (a "Simple Interest Shortfall"). Conversely, if the scheduled payment on such a Home Equity Loan is made after its scheduled payment date or the Home Equity Loan is prepaid after the scheduled due date, the collection of interest on such Home Equity Loan for such period may be greater than one month's interest on such Home Equity Loan. In addition, the extent to which simple interest Home Equity Loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related distribution date and the amount of unpaid principal due at the stated maturity of such Home Equity Loans. To the extent shortfalls attributable to prepayments or the early receipt of a scheduled payment on Home Equity Loans are not compensated for by any forms of credit enhancement or servicer payments described in the prospectus supplement, the certificateholders will experience delays or losses in amounts due them.

     If a mortgagor pays more than one scheduled installment on a simple interest Home Equity Loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to certificateholders in the month following the month of receipt. In such case, although the mortgagor will not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the Home Equity Loan, as reduced by the application of the early installment. As a result, when the mortgagor pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, the mortgagor's Home Equity Loan would be considered to be current. If specified in the prospectus supplement, GECMSI will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the principal balance of the Home Equity Loan. Depending on the principal balance and interest rate of the related Home Equity Loan and on the number of installments that were paid early, there may be extended periods of time during which Home Equity Loans that are current are not amortizing.

     Factors other than those identified herein and in the prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage loans at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such certificates. If a series of certificates is backed by a pool of mortgage loans that includes Home Equity Loans providing for balloon payments at maturity, the prospectus supplement will contain information regarding the potential effect of such mortgage loans on the weighted average lives of such certificates.

EFFECTIVE INTEREST RATE

     The mortgage loans will bear interest at fixed interest rates, payable in arrears. Each monthly interest payment on a mortgage loan is calculated as 1/12 of the applicable interest rate times the outstanding principal balance of such mortgage loan on the first day of the month.

     Except as otherwise specified in the prospectus supplement, the effective yield to holders of certificates entitled to interest distributions will be lower than the yield otherwise produced by the applicable interest rate and the applicable purchase prices thereof because while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on such certificates will be affected by any Net Interest Shortfall (as defined in the prospectus supplement) and the interest portion of certain losses. See "Description of the Certificates -- Distributions on the Certificates" in the prospectus supplement. The yield on certificates backed by Home Equity Loans may be adversely affected by the occurrence of Simple Interest Shortfalls.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the interest rate by 360, or 365 in the case of certain simple interest Home Equity Loans) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through the certificateholders in the month following its receipt and the amount of interest thus distributed to certificateholders, to the extent not supplemented by a Compensating Interest Payment or a Simple Interest Payment (each as defined and described in the prospectus supplement), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. A reduction in the interest rate of any mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 may also reduce the amount of interest passed through to certificateholders. Shortfalls described in this paragraph will be borne by certificateholders to the extent described herein. See "Description of the Certificates -- Distributions on the Certificates -- Interest" in the prospectus supplement.

     Any partial prepayment on a mortgage loan other than a simple interest Home Equity Loan will be applied to the balance of the related mortgage loan as of the first day of the month of receipt, will be passed through to the certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

SERVICING OF THE MORTGAGE LOANS

     With respect to each series of certificates, the related mortgage loans will be serviced either by GECMSI as primary servicer, by GECMSI as master servicer, by another institution as primary servicer or by another institution as master servicer. If an institution other than GECMSI acts as primary servicer or as master servicer for a series, GECMSI may have no servicing obligations with respect to such series. If GECMSI or another institution acts as master servicer with respect to a series, the related pooling and servicing agreement may provide either (1) that the master servicer may delegate all or a portion of the servicing duties described below to other servicers but shall remain directly liable for all such servicing duties (a "Direct Master Servicing Arrangement"), or (2) that certain of the servicing duties described below may be performed directly by other servicers, pursuant to servicing agreements entered into between such servicers and GECMSI, as seller, and assigned to the trustee, in which event the master servicer will be obligated to supervise such servicers' performance but will not itself be obligated to perform such duties (a "Supervisory Master Servicing Arrangement"). Unless otherwise stated in the prospectus supplement, if GECMSI is acting as master servicer under a Direct Master Servicing Arrangement, the servicing agreement entered into between GECMSI and the direct servicer will be deemed to be between GECMSI and the direct servicer alone, and the trustee and the certificateholders will have no claims, obligations, duties or liabilities with respect thereto. Each master servicer will have the ability to terminate any such other servicer upon terms that will be agreed to at or before the time the related series of certificates is issued. Unless otherwise stated in the prospectus supplement, in the event that the master servicer is no longer acting as such for the series, the trustee or a successor master servicer shall succeed to the master servicer's rights under the servicing agreement with the primary servicer.

     The prospectus supplement for each series will specify whether GECMSI or another institution will act as primary servicer or master servicer for such series, and if there is a master servicer, whether the master servicing arrangement is a Direct Master Servicing Arrangement or a Supervisory Master Servicing Arrangement. If GECMSI acts as master servicer for a series under a Direct Master Servicing Arrangement, all references herein to GECMSI as servicer should be read to refer to GECMSI as master servicer, as appropriate. If GECMSI acts as master servicer for a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of GECMSI as master servicer. If an institution other than GECMSI acts as primary servicer for a series, or acts as master servicer for such series under a Direct Master Servicing Arrangement, all references herein to GECMSI as servicer should be read to refer to such institution as primary or master servicer, as appropriate. If an institution other than GECMSI acts as master servicer with respect to a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of such institution as master servicer.

     With respect to each series of certificates, except to the extent the pooling and servicing agreement specifically prescribes other servicing standards, the related mortgage loans will be serviced under servicing standards substantially equivalent to those required for approval by Fannie Mae or Freddie Mae.

COLLECTION AND OTHER SERVICING PROCEDURES

     GECMSI, as servicer, will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and shall, consistent with each pooling and servicing agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio which are comparable to the mortgage loans. Consistent with the above, GECMSI, as servicer, may, in its discretion, (1) waive any late payment charge and (2) if a default on the related mortgage loan has occurred or is reasonably foreseeable, arrange with the mortgagor, at any time prior to foreclosure, a schedule for the payment of principal and interest due and unpaid for a period of up to two years after the date upon which the arrangement with the mortgagor is entered into or otherwise modify the terms of such mortgage loan as provided in the related prospectus supplement. Generally, the arrangement period will not be more than eighteen months. In the event of any such arrangement GECMSI will be responsible for distributing funds with respect to such mortgage loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof. Such arrangement may not benefit all certificateholders to the same extent.

     GECMSI, as servicer, will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted mortgage loan. In this regard, GECMSI, as servicer, may directly or through a local assignee, sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person foreclose against such property and proceed for the deficiency against the appropriate person. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery, including the proceeds of any pool insurance or other guarantee, after reimbursement to GECMSI, as servicer, of its expenses incurred in connection with the liquidation of any such defaulted mortgage loan, including those described in the next paragraph in the case of second-lien Home Equity Loans, and prior unreimbursed advances of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, will be credited to the Loan Payment Record when realized. This amount will be distributed to certificateholders on the next distribution date following the month of receipt. If specified in the prospectus supplement, if such net recovery exceeds the Principal Balance of such mortgage loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to GECMSI as additional servicing compensation. GECMSI will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it shall determine (1) that such restoration or foreclosure will increase the proceeds of liquidation of the mortgaged loan to certificateholders after reimbursement to itself for such expenses and (2) that such expenses will be recoverable to it either through liquidation proceeds or insurance proceeds in respect of the related mortgage loan.

     If a REMIC election has been made with respect to all or any portion of a trust, GECMSI will dispose of any property it acquires through foreclosure of a related mortgage loan or otherwise before the end of the third calendar year after the year of its acquisition unless it receives from qualified tax counsel an opinion that it may hold such property for a longer period without adverse tax consequences.

     GECMSI, as servicer, will not be obligated to foreclose on any mortgaged property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." GECMSI will not be liable to the certificateholders of a series if it fails to foreclose on a mortgaged property securing a mortgage loan in the related trust which it believes may be so contaminated or affected, even if such mortgaged property is, in fact, not so contaminated or affected. If GECMSI does not foreclose on such a mortgaged property, the certificateholders of the related series may experience a loss on the related mortgage loan. In addition, GECMSI will not be liable to the certificateholders if, based on its belief that no such contamination or effect exists, GECMSI forecloses on a mortgaged property and takes title to such mortgaged property on behalf of the related trustee, and thereafter such mortgaged property is determined to be so contaminated or affected.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, if GECMSI determines that all amounts which it expects to recover from or on account of such a mortgage loan have been recovered, GECMSI's obligation, if any, to advance delinquent installments of principal, interest or both on such mortgage loan will cease and the Principal Balance of such mortgage loan will be allocated in reduction of the principal balance of the certificates of the related series in the manner in which losses are allocated as specified in such prospectus supplement.

     GECMSI may not foreclose on any mortgaged property securing a Home Equity Loan unless it forecloses subject to any senior mortgage on such mortgaged property and any outstanding property taxes. In the event of such foreclosure, GECMSI generally will pay, subject to the final sentence of this paragraph, the entire amount due on such senior mortgage loan to the senior mortgagee at or prior to the foreclosure sale. If any senior mortgage is in default after GECMSI has initiated its foreclosure action, GECMSI may advance funds to keep the senior mortgage current until such time as GECMSI satisfies such senior mortgage. In the event foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of GECMSI's foreclosure action, GECMSI may satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect its interest in the related mortgaged property. GECMSI will take or refrain from taking any such action based upon the standards and considerations described in the preceding paragraph.

     Unless otherwise stated in the prospectus supplement, if a series of certificates includes one or more classes of subordinate certificates, the pooling and servicing agreement may permit GECMSI, at its option, to grant to the holders of certain classes of subordinate certificates (the "Loss Certificates") certain rights in connection with the foreclosure of defaulted mortgage loans in the related trust. Such rights may be granted on the date of initial issuance of such series of certificates or thereafter and may or may not inure to the benefit of successive holders of the Loss Certificates. These rights would include, among other things, the right to receive notice from GECMSI that foreclosure of a defaulted mortgage loan is imminent and the right to instruct GECMSI to delay the commencement of foreclosure proceedings for up to six months after the mortgage loan has become delinquent. GECMSI may also grant the holders of the Loss Certificates the option to purchase a defaulted mortgage loan at the conclusion of such six-month period, at a purchase price equal to its unpaid principal balance plus accrued interest. The proceeds of such purchase would be deposited in the related Collection Account as liquidation proceeds.

It will be a condition to the exercise of these latter rights that a reserve fund for the benefit of holders of the other classes of certificates of such series and GECMSI as servicer be established. An amount equal to 125% of the greater of the Scheduled Principal Balance, as defined in the related prospectus supplement, of the defaulted mortgage loan and the then current appraised value of the underlying mortgaged property, together with interest at the applicable interest rate on the mortgage loan for the period that foreclosure is delayed, must be deposited into such reserve fund. The principal purpose of the reserve fund would be to protect holders of the other classes of certificates of such series from any diminution in value of the underlying mortgaged property attributable to the delay in foreclosure. Amounts on deposit in the reserve fund may be invested in certain specific investments acceptable to each of the rating agencies that are rating such certificates.

     The exercise by holders of the Loss Certificates of the right to delay foreclosure will not alter the obligation of GECMSI to make any advances of delinquent mortgage loan payments specified in the prospectus supplement. Any such advances made by GECMSI after the date foreclosure is delayed will be recoverable by GECMSI from amounts on deposit in the reserve fund. GECMSI will continue to be entitled to reimbursement for Nonrecoverable Advances out of the assets of the related trust.

     The exercise by the holders of the Loss Certificates of any right to delay commencement of foreclosure proceedings as described above could affect the amount recovered upon the liquidation of the related mortgaged property and could also affect the extent of any losses recognized thereon if the amounts available in the reserve fund are not sufficient to make up the difference between the net liquidation proceeds and the unpaid principal balance of the related defaulted mortgage loan. There can be no assurance that this situation would not arise under circumstances in which it could be in the interest of other classes of certificates to proceed promptly to pursue remedies against the mortgagor and mortgaged property in order to expedite recovery on a defaulted mortgage loan. Any right to delay commencement of foreclosure proceedings granted to the holders of the Loss Certificates would terminate in certain specified circumstances, including when such class's principal balance had been reduced to zero.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code
Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders, as defined in Code
Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, GECMSI, as servicer, will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's due-on-sale clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a due-on-sale clause, GECMSI may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the promissory note evidencing such mortgage loan. Any fee collected by GECMSI for entering into an assumption agreement will be retained by GECMSI as additional servicing compensation. For a description of circumstances in which GECMSI may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions." In connection with any such assumption, the interest rate borne by the related promissory note evidencing such mortgage loan may not be decreased.

     GECMSI, as servicer, will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse GECMSI, or the applicable servicer, out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

     So long as it acts as servicer of the mortgage loans, GECMSI, and any successor to GECMSI appointed as servicer following an Event of Default, will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

PRIVATE MORTGAGE INSURANCE

     The mortgage loans in a pool will not have loan-to-value ratios in excess of 105% of the original value of the mortgaged property of the mortgaged property. Generally, mortgage loans that GECMSI originates or acquires do not have loan-to-value ratios in excess of 95% of the original value of the mortgaged property. The prospectus supplement for a series will describe the extent to which a pool includes mortgage loans with loan-to-value ratios exceeding 95%. Unless otherwise stated in the prospectus supplement, mortgage loans other than Home Equity Loans that GECMSI originates or acquires usually will have private mortgage insurance if the original principal amount of those loans exceeds 80% of the original value of the mortgaged properties. GECMSI generally requires such coverage to continue until the outstanding principal amount equals or is less than 80% of the original value of the mortgaged property.

     After that loan-to-value threshold is reached, a borrower may cancel its private mortgage insurance. Under the recently enacted federal Homeowners Protection Act, the cancellation of private mortgage insurance on single-family, owner-occupied mortgaged properties may occur automatically or at the option of the borrower if certain conditions are met. This act requires the automatic cancellation of private mortgage insurance at the following times, if payments on the mortgage loan are then current or are thereafter brought current:

     o for all residential mortgage loans originated on or after July 29, 1999, when the principal balance of the mortgage loan is first scheduled to reach 78% (or 77% in the case of a mortgage loan determined at its origination to be "high risk") of the original value of the mortgaged property, based on the initial amortization schedule, or

     o for all residential mortgage loans originated on or after July 29, 1999, on the first day of the month following the midpoint of the amortization term of the loan (e.g., 180 months in the case of a 360-month or 30-year loan).

     In addition, except with respect to a high risk loan, a borrower with a good payment history has the option to cancel private mortgage insurance once the principal balance of the mortgage loan is first scheduled to equal, or actually equals, 80% of the original value of the mortgaged property. In order to exercise this right, the borrower must satisfy the requirement of the holder of the mortgage loan for evidence that the value of the mortgaged property has not declined below the original value. GECMSI intends to permit borrowers to establish the current value of the mortgaged property by one or more methods permitted by applicable law.

     Private mortgage insurance policies may be provided by General Electric Mortgage Insurance Corporation, an affiliate of GECMSI and Funding. GECMSI does not require private mortgage insurance policies on Home Equity Loans. A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the mortgage loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the mortgage loan, accrued interest thereon and the amount of certain advances made by GECMSI as servicer with respect to the mortgage loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments, or one payment if it is the first payment due on the mortgage loan, or after any foreclosure or other proceeding affecting the mortgage loan or the mortgaged property has been commenced. The proceeds of any such purchase will be distributed to certificateholders on the applicable distribution date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted mortgage loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

     GECMSI, as servicer, will cause to be maintained for each mortgaged property a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing the related mortgage loan from time to time or the principal balance owing on such mortgage loan from time to time, whichever is less. All amounts collected by GECMSI for the benefit of the related trust under any hazard policy, except for amounts to be applied to the restoration or repair of property subject to the related mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with GECMSI's normal servicing procedures, will be credited to the related Loan Payment Record and deposited in the applicable Certificate Account at the times and in the manner described under "Loan Payment Record" below.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flow, nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a mortgage loan is located in a federally designated flood area, the pooling and servicing agreement will require that flood insurance be maintained in such amounts as would be required by Fannie Mae in connection with its mortgage loan purchase program. The depositor of the mortgage loans in a trust may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance."

     Most of the properties securing the mortgage loans in a trust will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a coinsurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of
(1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance GECMSI is required to cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, if the residential properties securing the mortgage loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     GECMSI, as servicer, will cause to be maintained on any mortgaged property acquired upon foreclosure, or by deed in lieu of foreclosure, on behalf of the trustee hazard insurance. The hazard insurance will consist of extended coverage in an amount which is at least equal to the lesser of (1) the maximum insurable value from time to time of the improvements which are a part of such property or
(2) the unpaid principal balance of the related mortgage loan, plus, in the case of a second priority Home Equity Loan, the unpaid principal balance of any senior mortgage loan, at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the good-faith estimate of GECMSI of related liquidation expenses to be incurred in connection therewith.

     GECMSI, as servicer, may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each mortgage loan, one or more blanket insurance policies covering hazard losses on the mortgage loans. GECMSI will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the mortgage loans.

     GECMSI will not require that a standard hazard or flood insurance policy be maintained on the cooperative apartment relating to any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative apartment or such cooperative building could significantly reduce the value of the collateral securing such Cooperative Loan.

UNANTICIPATED RECOVERIES OF LOSSES ON THE MORTGAGE LOANS

     To the extent and in the manner specified in the prospectus supplement, the principal balance of classes of certificates may be reduced by allocating to them losses of principal that occur in connection with liquidation on the mortgage loans in the related trust (a "Realized Loss"). Unless otherwise stated in the prospectus supplement, holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan -- which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated -- may receive distributions if the servicer subsequently recovers an amount (an "Unanticipated Recovery") in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, the trustee will distribute to the holders of each outstanding class to which such Realized Loss had previously been allocated its share of such Unanticipated Recovery in an amount not to exceed the amount of such loss previously allocated to such class. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the principal balances of the class of certificates receiving such recoveries. If the certificates include a class of principal-only certificates, such principal-only class will be allocated a percentage of any

Unanticipated Recovery equal to the percentage of the loss previously allocated to it in respect of the related mortgage loans, and the other classes of certificates, other than interest-only certificates, that were allocated a portion of such loss will receive a pro rata share of the balance. Notwithstanding the foregoing, no certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust. See "The Pooling and Servicing Agreement -- Termination" in this prospectus.

ADVANCES

     Unless otherwise stated in the prospectus supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a mortgage loan, GECMSI, as servicer, will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Remittance Rate. Unless otherwise stated in the prospectus supplement and except as described above under "Credit
Enhancement -- Purchase of Liquidating Loans," this obligation to advance will be limited to amounts which GECMSI reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such mortgage loan. GECMSI, or the applicable servicer, will be entitled to reimbursement for any such advance from related late payments on the mortgage loan as to which such advance was made. Furthermore, unless otherwise stated in the prospectus supplement, GECMSI, or the applicable servicer, will be entitled to reimbursement for any such advance (1) from liquidation proceeds or insurance proceeds received if such mortgage loan is foreclosed, and is not purchased by GECMSI, as servicer, pursuant to any obligation it may have to purchase Liquidating Loans, prior to any payment to certificateholders in respect of the repossession or foreclosure and (2) from receipts or recoveries on all other mortgage loans or from any other assets of the trust, for all or any portion of such advance which GECMSI determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the trust. The amount of any scheduled payment required to be advanced by GECMSI will not be affected by any agreement between GECMSI and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the prospectus supplement, the trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by GECMSI, as servicer, to perform such obligation.

     Unless otherwise stated in the prospectus supplement, until any obligation of GECMSI as servicer to purchase Liquidating Loans is exhausted, GECMSI will advance delinquent installments of principal and interest, adjusted to the applicable Remittance Rate, on the mortgage loans as described above in an aggregate amount up to the amount of its remaining purchase obligation, irrespective of whether GECMSI believes any such advance will be recoverable. GECMSI's obligation to advance delinquent installments of principal and interest, adjusted to the applicable Remittance Rate, on the mortgage loans which it deems recoverable will be unaffected by the exhaustion of any obligation GECMSI as servicer to purchase Liquidating Loans. In the event that GECMSI has an obligation to purchase Liquidating Loans, any outstanding unreimbursed advances may be charged against the amount of such obligation, subject to reinstatement on account of net recoveries on such mortgage loan.

     Any such obligation to make advances may be limited to amounts due holders of senior certificates of the related series or may be limited to specified periods or otherwise as specified in the prospectus supplement.

     GECMSI, or the applicable servicer, will make such advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant classes of certificates. Such advances do not represent an obligation of GECMSI or the applicable servicer to guarantee or insure against losses.

LOAN PAYMENT RECORD

     The pooling and servicing agreement for each trust will require that GECMSI, as servicer, establish and maintain a Loan Payment Record to which will be credited the following payments received by GECMSI with respect to the mortgage loans included in the related trust:

     o all payments on account of principal, including Principal Prepayments (other than principal payments due and payable on or before, and Principal Prepayments received before, the Cut-off Date), received from borrowers, excluding any amounts specified in the prospectus supplement;

     o all payments, other than those due and payable on or before the Cut-off Date, on account of interest received from borrowers, adjusted to the applicable Remittance Rate, and excluding any other amounts specified in the prospectus supplement;

     o all amounts received by GECMSI, or the applicable servicer, in connection with the liquidation of any mortgaged property, and the purchase price including applicable interest thereon, of any mortgage loan purchased by GECMSI pursuant to the applicable pooling and servicing agreement or any amount paid in connection with the substitution of a mortgage loan;

     o all proceeds received by GECMSI, or the applicable servicer, under any private mortgage insurance or any title, hazard, special hazard, pool or other insurance policy covering any mortgage loan, other than proceeds to be applied to the restoration or repair of the property subject to the related mortgage or released to the borrower in accordance with the normal servicing procedures of GECMSI;

     o all proceeds received in respect of any mortgaged property acquired on behalf of the trustee;

     o Unanticipated Recoveries; and

     o if the trust includes mortgage loans that are secured by other collateral (such as securities) in addition to the related property, all amounts received by GECMSI in connection with the liquidation of such additional collateral.

     GECMSI will not be required to credit to the Loan Payment Record payments on any mortgage loan that has been previously released from the trust, amounts representing fees or late charge penalties payable by borrowers or amounts received by GECMSI for the account of borrowers for application towards the payment of taxes, insurance premiums, assessments and similar items.

     Unless otherwise stated in the prospectus supplement, GECMSI, as servicer, may, from time to time, make debits to the Loan Payment Record for the following purposes:

     o to reimburse GECMSI, or the applicable servicer, for expenses incurred by it in connection with the liquidation of any mortgage loan, including amounts advanced on any senior mortgage loans, and prior unreimbursed advances of delinquent installments of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, in an amount not to exceed the amount of the proceeds from any such liquidation, including insurance proceeds, credited to the Loan Payment Record, and, if specified in the prospectus supplement, to the extent such proceeds, net of such expenses, exceed the Principal Balance of such mortgage loan plus one month's interest thereon at the applicable Remittance Rate, to pay to GECMSI such excess as additional servicing compensation;

     o to reimburse GECMSI, or the applicable servicer, for expenses reimbursable under any insurance policy covering a mortgage loan and amounts expended by GECMSI in good faith in connection with the restoration of a mortgaged property damaged by an uninsured cause, in an amount not to exceed the proceeds from any insurance covering such mortgage loan and any liquidation thereof credited to the Loan Payment Record;

     o to reimburse GECMSI or Funding for certain expenses relating to the pooling and servicing agreement as to which GECMSI or Funding is entitled to indemnification or reimbursement pursuant to the pooling and servicing agreement;

     o to pay to GECMSI amounts received in respect of any mortgage loan purchased by GECMSI as required by the pooling and servicing agreement to the extent that the distribution of any such amounts on the distribution date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect thereof greater than the Principal Balance thereof plus, unless otherwise stated in the prospectus supplement, one month's interest thereon at the applicable Remittance Rate, net of any unreimbursed advances of delinquent installments of principal and interest made by GECMSI;

     o to reimburse GECMSI, or, if applicable, the guarantor or any other entity, for any previous advance of delinquent installments of principal and interest, adjusted to the applicable Remittance Rate, in respect of any mortgage loan to the extent of recoveries, including late payments and liquidation proceeds, on such mortgage loan;

     o to reimburse GECMSI from any borrower payment of interest or other recovery with respect to a particular mortgage loan, to the extent not previously retained by GECMSI, for unpaid servicing fees with respect to such mortgage loan, subject to certain limitations;

     o to reimburse GECMSI, or, if applicable, the trustee, the guarantor or any other entity, for any Nonrecoverable Advance;

     o to make deposits into the Certificate Account; and

     o to deduct any amount credited to the Loan Payment Record in error.

     In addition, if specified in the prospectus supplement relating to a trust which includes second-priority Home Equity Loans, GECMSI, as servicer, will be entitled to be reimbursed, out of payments received on a second-priority Home Equity Loan, for funds advanced to keep the related senior mortgages current.

     On the date or dates specified in the prospectus supplement (each, a "Deposit Date") prior to each distribution date, unless otherwise stated in the prospectus supplement, GECMSI as servicer, will transfer to the Certificate Account the payments in respect of the mortgage loans described above, net of any debits made thereto as described above, which were received by it after the Cut-off Date and before the fifth business day next preceding such distribution date (the "Determination Date"), together with any required advances of delinquent principal and interest payments to be made by it, except
(1) Principal Prepayments received during the month of such deposit, other than as described in the next sentence, and all related payments of interest representing interest for the month of deposit or any portion thereof and
(2) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of deposit. In addition, unless otherwise stated in the prospectus supplement, GECMSI will transfer to the Certificate Account (1) the amount of any voluntary prepayment in full, net of any interest thereon, received by GECMSI (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the period from the first day through the fifteenth day of the month of such distribution date and (2) the amount of any Compensating Interest Payment for such distribution date, as described in the prospectus supplement. The net amounts described in the two preceding sentences are the "Available Funds" for a series of certificates with respect to any distribution date, unless the prospectus supplement specifies that certain certificates are entitled to payments from certain specified assets in the related trust, in which case the amounts received from such specified assets are the "Available Funds" for such certificates, as specified in the prospectus supplement. Available Funds shall not include Unanticipated Recoveries. Unless otherwise stated in the prospectus supplement, all transfers by GECMSI to the Certificate Account will be made by transfer of next-day funds. Although such next-day funds may have been credited to the Certificate Account, until such funds become available to the trustee under applicable law and procedures relating to such transfers, such funds will not be available to certificateholders. Unless otherwise stated in the prospectus supplement, prior to transferring such funds, GECMSI may commingle payments received in respect of the mortgage loans and may invest such payments for its own account. Income realized on the investment of such payments pending deposit into the Certificate Account will be retained by GECMSI as additional servicing compensation. If GECMSI realizes any net losses on such investments, it shall deposit in the Certificate Account an amount equal to such net loss before the next distribution date.

     As a result of GECMSI's access to payments received in respect of the mortgage loans prior to the time such payments become available to the trustee in the Certificate Account, creditors or a trustee-in-bankruptcy for GECMSI may be able to assert rights in such payments superior to those of the trustee.

     If specified in the prospectus supplement, GECMSI may establish, or provide for the establishment of, an account (the "Collection Account") in lieu of the Loan Payment Record described above. If so specified, all amounts to be credited or debited to the Loan Payment Record will instead be deposited in or withdrawn from the Collection Account.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise stated in the prospectus supplement, GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a mortgage loan, of all or a portion of the difference between the interest rate for such mortgage loan and the related Remittance Rate. In addition to the primary compensation, GECMSI will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers and, unless otherwise stated in the prospectus supplement, the investment income described in the second preceding paragraph. In the event GECMSI or another institution is acting as master servicer under an agreement, the master servicer will receive compensation with respect to the performance of its activities as master servicer.

     Unless otherwise stated in the prospectus supplement, GECMSI will be responsible for paying all expenses incurred in connection with the servicing of the mortgage loans, subject to limited reimbursement as described in "Loan Payment Record" above, including, without limitation, payment of any premium for any Advance Guarantee, Liquidating Loan Guarantee, Deposit Guarantee, pool insurance policy, special hazard policy, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the trustee, the Administrator, if any, and the independent accountants, payment of the compensation of any direct servicers of the mortgage loans, payment of all fees and expenses in connection with the realization upon defaulted mortgage loans and payment of expenses incurred in connection with distributions and reports to certificateholders. Unless otherwise stated in the prospectus supplement, GECMSI may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF GECMSI, AS SERVICER, AND THE DEPOSITOR

     The pooling and servicing agreement for each trust will provide that, except as described in the second and third succeeding paragraphs, GECMSI may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that GECMSI's performance of such duties is no longer permissible under applicable law or as provided in the last paragraph under this heading. No such resignation will become effective until the trustee or a successor has assumed GECMSI's servicing obligations and duties under such pooling and servicing agreement for each trust. The guarantor's obligations under any Advance Guarantee, Liquidating Loan Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the prospectus supplement if applicable.

     The pooling and servicing agreement will provide that none of GECMSI, Funding, if applicable, or the guarantor, if applicable, nor any of their respective directors, officers, employees or agents, shall be under any liability to the trust or the certificateholders of the related series for taking any action or for refraining from taking any action pursuant to such pooling and servicing agreement, or for errors in judgment; provided, however, that none of GECMSI, Funding, or the guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will also provide that GECMSI, Funding, if applicable, and, the guarantor, if applicable, and their respective directors, officers, employees and agents are entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan, except as otherwise reimbursable under the pooling and servicing agreement or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that none of GECMSI, Funding, if applicable, the guarantor, if applicable, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to GECMSI's servicing responsibilities under such pooling and servicing agreement or the guarantor's payment obligations under any limited guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of GECMSI and, if applicable, the guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and GECMSI and, if applicable, the guarantor, will be entitled to be reimbursed therefor from amounts credited to the Loan Payment Record.

     Any corporation into which GECMSI or Funding may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which GECMSI or Funding is a party, or any corporation succeeding to the business of GECMSI or Funding, or any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, or any limited partnership, the sole general partner of which is either GECMSI or a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which assumes the obligations of GECMSI or Funding, will be the successor of GECMSI or Funding under each pooling and servicing agreement.

     GECMSI also has the right to assign its rights, and delegate its duties and obligations, as servicer under the pooling and servicing agreement for each series of certificates; provided that (1) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (2) is reasonably satisfactory to the trustee for such series of certificates and executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the pooling and servicing agreement from and after the date of such agreement and (3) each applicable rating agency's rating of any certificates of such series in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, GECMSI will be released from its obligations as servicer under the pooling and servicing agreement except for liabilities and obligations incurred prior to such assignment or delegation.

THE POOLING AND SERVICING AGREEMENT

     The following, together with the description of the pooling and servicing agreement in the prospectus supplement, describes all material provisions of the pooling and servicing agreement relating to the applicable series of certificates. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreements. Where particular provisions or terms used in the pooling and servicing agreements are referred to, such provisions or terms are as specified in the pooling and servicing agreements.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, GECMSI or Funding, as the applicable depositor of the mortgage loans into each trust and as seller, will assign the related mortgage loans to the trustee. The depositor will also assign to the trustee all principal and interest, subject to exclusions specified in the prospectus supplement, received by the servicer on or with respect to such mortgage loans on or after the Cut-off Date other than principal and interest due and payable on or before, and Principal Prepayments received before, the Cut-off Date. The trustee will, concurrently with such assignment, execute, countersign and deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the Principal Balance of each mortgage loan as of the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly payment of principal and interest as of the Cut-off Date and the maturity date of each promissory note evidencing the mortgage loans.

     In addition, as to each mortgage loan, the depositor of the mortgage loans in each trust, as seller, will deliver to the trustee, unless otherwise stated in the prospectus supplement or as described below, the promissory note and mortgage, any assumption and modification agreement and an assignment of the mortgage to the trustee in recordable form, other than in respect of unavailable recording information. In addition, unless otherwise stated in the prospectus supplement, the depositor will also deliver to the trustee originals of the recorded mortgages, any intervening assignments of the mortgages other than from GECMSI to Funding and title insurance policies with respect to the mortgage loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, GECMSI on behalf of the depositor will retain and furnish to the trustee upon request copies of the mortgages and intervening assignments of mortgage delivered for recording and the evidence of title insurance issued at origination of the mortgage loans. GECMSI on behalf of the depositor will retain and furnish to the trustee upon request any applicable evidence of primary mortgage insurance so long as such insurance remains in force.

     The depositor of the mortgage loans may deliver to the trustee, in lieu of the original promissory note, a new promissory note signed by the borrower confirming its obligation under the original promissory note (a "Confirmatory Mortgage Note"). Furthermore, a trust may include mortgage loans where the original promissory note or a Confirmatory Mortgage Note is not delivered to the trustee if the depositor instead delivers to the trustee an affidavit certifying that the depositor was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed and the depositor indemnifies the trust against any loss, liability, damage, claim or expense resulting from the depositor's failure to have delivered the original promissory note or Confirmatory Mortgage Note. Such indemnification will be terminated if the depositor subsequently delivers to the trustee the original promissory note or a Confirmatory Mortgage Note. Unless otherwise stated in the applicable prospectus supplement, no more than 1% of the mortgage loans in any mortgage pool, measured by Principal Balance as of the related Cut-Off Date, may consist of mortgage loans as to which the depositor has failed to deliver the original promissory note or Confirmatory Mortgage Note. In the case of mortgage loans purchased by Funding from GECMSI without the original promissory note or Confirmatory Mortgage Note, Funding, as depositor, may assign to the trustee the benefit of an affidavit and indemnification to the foregoing effect received from GECMSI as seller under the Loan Sale Agreement.

     Unless otherwise stated in the prospectus supplement, the applicable depositor may refrain from recording the assignments of the mortgage loans to the trustee unless GECMSI or the trustee obtains actual notice or knowledge of the occurrence of any one or more of the following:

     o GECMSI is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ("GE Capital") does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of GECMSI;

     o the long-term senior unsecured rating of GE Capital is downgraded by the applicable rating agency below its two highest long-term rating categories or such rating is withdrawn;

     o GE Capital is no longer obligated pursuant to the terms of a support agreement to maintain GECMSI's net worth or liquidity (as such terms are defined in such support agreement) at the levels stated therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable; or

     o such support agreement, including any amendment thereto, is amended or modified (each such event described in the preceding four paragraphs is referred to herein as a "Trigger Event");

provided, however, that such recording will not be required if GECMSI delivers to the trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current ratings of such certificates. For purposes of the foregoing, GECMSI, Funding or the trustee will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, GECMSI, Funding or the trustee has or should have had knowledge thereof. If a Trigger Event occurs, GECMSI will also promptly furnish to the trustee the documents retained by GECMSI on behalf of Funding, if applicable, as described in the preceding paragraph.

     Although such recordation is not necessary to make the assignment of the mortgage loans from GECMSI to Funding or from the applicable depositor to the trustee effective, if

GECMSI were to make a sale, assignment, satisfaction or discharge of any mortgage loan prior to recording or filing the assignments to Funding or to the trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of Funding or the trustee, as the case may be. If GECMSI were to do so without authority under the pooling and servicing agreement, it would be liable to the trustee on behalf of the related certificateholders. Moreover, if insolvency proceedings relating to GECMSI or Funding were commenced prior to such recording or filing, creditors of GECMSI or Funding may be able to assert rights in the affected mortgage loans superior to those of Funding or the trustee.

     GECMSI will acknowledge in the pooling and servicing agreement that its retention of record title to the mortgages is for convenience only and that it is holding record title solely as custodian for Funding, if applicable, and for the trustee upon transfer of the mortgage loans to the trustee.

     With respect to any mortgage loans which are Cooperative Loans, the depositor of such loans in a trust, as seller, will cause to be delivered to the trustee the related original cooperative note endorsed to the order of the trustee (or the lost-note affidavit and indemnification described in the second preceding paragraph), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each such loan.

     Unless otherwise stated in the related prospectus supplement, the pooling and servicing agreement will provide the trustee with the benefit of certain representations and warranties relating to the mortgage loans. These representations and warranties will be made by GECMSI in the pooling and servicing agreement if it is acting as depositor. If Funding acts as depositor with respect to mortgage loans acquired from GECMSI, Funding will assign to the trustee in the pooling and servicing agreement the benefit of the representations and warranties, together with the remedies for a breach thereof, made by GECMSI in the related Loan Sale Agreement.

     Unless otherwise stated in the related prospectus supplement, GECMSI generally will represent and warrant, among other things, that:

     o the information set forth in the schedule of mortgage loans attached thereto is correct in all material respects at the date or dates respecting which such information is furnished;

     o a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, for each mortgage loan (other than a Cooperative Loan) was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect at the issue date of the certificates;

     o at the date of initial issuance of the certificates, GECMSI has good title to and under the sole owner of the mortgage loans and the mortgage loans are being transferred free and clear of any liens, claims and encumbrances;

     o at the issue date of the certificates, each mortgage is a valid and enforceable first or, in the case of a second priority Home Equity Loan, second lien on the property securing the related promissory note, subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained by GECMSI, (c) in the case of a second-priority Home Equity Loan, the lien of the related first mortgage, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage, and such property is free of material damage and is in good repair;

     o at the issue date of the certificates, no mortgage loan is 30 or more days delinquent and none of the mortgage loans have been past due 30 or more days more than once during the preceding twelve months, and there are no delinquent tax or assessment liens against the property covered by the related mortgage;

     o at the issue date of the certificates, the portion of each mortgage loan, if any, which in the circumstances set forth above under "Servicing of the Mortgage Loans -- Private Mortgage Insurance" should be insured with a private mortgage insurer is so insured;

     o at the issue date of the certificates, there is no valid offset, defense or counterclaim to any mortgage or its related promissory note, including the obligation of the mortgagor to pay the unpaid principal and interest on such promissory note; and

     o each mortgage loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws.

     In addition to the foregoing, if Funding acts as depositor, it will also represent and warrant that:

     o it had good title to and was the sole owner of such mortgage loans immediately prior to the assignment thereof to the trustee; and

     o no valid offset, defense or counterclaim to the mortgage or related promissory note exists as of the issue date of the certificates as a result of any action taken by Funding.

     In the event that the depositor of mortgage loans in a trust has acquired the mortgage loans for a series from a third party, if so specified in the related prospectus supplement, the depositor may, in lieu of making the representations described in the preceding paragraph, cause the entity from which the depositor acquired such mortgage loans to make such representations (other than those regarding the depositor's title to the mortgage loans, which will in all events be made by the depositor), in the sales agreement pursuant to which such mortgage loans are acquired, or if such entity is acting as a servicer, in its servicing agreement. In such event such representations, and the depositor's rights against such entity in the event of a breach thereof, will be assigned to the trustee for the benefit of the holders of the certificates of such series.

REPURCHASE OR SUBSTITUTION

     The trustee will review the documents delivered to it with respect to the assets of the related trust. Unless otherwise stated in the prospectus supplement, if any document is not delivered or is found to be defective in any material respect and GECMSI cannot deliver such document or cure such defect within 60 days after notice thereof, which the trustee will undertake to give within 45 days of the delivery of such documents, GECMSI will, not later than the first distribution date which is more than ten days after such 60-day period, (a) remove the affected mortgage loan from the trust and substitute one or more other mortgage loans therefor or (b) repurchase the mortgage loan from the trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by GECMSI, as servicer. Such purchase price will be deposited in the Certificate Account on the business day preceding such distribution date. Unless otherwise provided in the pooling and servicing agreement, this repurchase and substitution obligation will constitute the sole remedy available to certificateholders or the trustee on behalf of certificateholders against GECMSI or Funding for a material defect in a document relating to a mortgage loan.

     Unless otherwise stated in the prospectus supplement, GECMSI and Funding, if acting as depositor of mortgage loans in a trust, will agree to either (a) cure in all material respects any breach of any representation or warranty set forth in such agreement that materially and adversely affects the interests of the certificateholders in a mortgage loan (a "Defective Mortgage Loan") within 60 days of its discovery by GECMSI or Funding, as the case may be, or its receipt of notice thereof from the trustee or Funding, (b) repurchase such Defective Mortgage Loan not later than the first distribution date which is more than ten days after such 60-day period for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by GECMSI as servicer, or (c) remove the affected mortgage loan from the trust and substitute one or more other mortgage loans therefor. Such purchase price will be deposited in the Certificate Account on the business day preceding such distribution date. Unless otherwise provided in the pooling and servicing agreement, this repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee on behalf of certificateholders for any such breach.

     If so specified in the prospectus supplement for a series where the depositor of mortgage loans in a trust has acquired the related mortgage loans from a third party, in lieu of agreeing to repurchase or substitute mortgage loans as described above, the depositor may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the trustee for the benefit of the holders of the certificates of such series. In such event, unless otherwise stated in the related prospectus supplement, the depositor will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan is substituted for another mortgage loan as described above, the new mortgage loan will, unless otherwise stated in the prospectus supplement:

     o have a Principal Balance (together with any other new mortgage loan so substituted), as of the first distribution date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed mortgage loan as of such distribution date (the amount of any shortfall, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable distribution date);

     o have an interest rate not less than, and not more than one percentage point greater than, that of the removed mortgage loan;

     o have a Remittance Rate equal to that of the removed mortgage loan;

     o have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed mortgage loan;

     o have a current loan to original value not greater than that of the removed mortgage loan; and

     o in the reasonable determination of GECMSI, be of the same type, quality and character as the removed mortgage loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the pooling and servicing agreement.

     If a REMIC election is to be made with respect to all or a portion of a trust, any such substitution will occur within two years after the initial issuance of the related certificates. If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related certificates.

CERTAIN REFINANCINGS

     The pooling and servicing agreement will provide that if GECMSI in its individual capacity agrees to refinance any mortgage loan upon the request of the related mortgagor, such mortgage loan will be assigned to GECMSI by the trustee upon certification that the principal balance of such mortgage loan and accrued and unpaid interest thereon at the Remittance Rate has been credited to the related Loan Payment Record.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of certificates, a report as to compliance by GECMSI with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers ("USAP") with respect to the mortgage loans (or, if the pooling and servicing agreement relates to Home Equity Loans, with respect to the home equity loans) in GECMSI's servicing portfolio. In connection with the preparation of such report, GECMSI will provide to such firm of independent public accountants a statement signed by an officer of GECMSI to the effect that GECMSI has complied in all material respects with the minimum servicing standards set forth in the USAP with respect to the mortgage loans (or, if the pooling and servicing agreement relates to Home Equity Loans, with respect to the home equity loans) in GECMSI's servicing portfolio or, if there has been material noncompliance with such servicing standards, describing such noncompliance.

     The pooling and servicing agreement will also provide for delivery to the trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of the certificates, a statement signed by an officer of GECMSI, as servicer, to the effect that GECMSI, as servicer, has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, describing each such default.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the trustee, or, if the guarantor has issued any limited guarantee with respect to such certificates, the guarantor, the certificate registrar will provide to the trustee, or, if applicable, the guarantor, within fifteen days after receipt of such request, a list of the names and addresses of all certificateholders of record of a particular series as of the most recent Record Date for payment of distributions to certificateholders of that series. Upon written request of three or more certificateholders of record of a series of certificates for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for such series, the trustee will afford, within five business days after the receipt of such request, such certificateholders access during business hours to the most recent list of certificateholders of that series held by the trustee. If such list is as of a date more than 90 days prior to the date of receipt of a request from such certificateholders, the trustee shall promptly request from the certificate registrar a current list and will afford such requesting certificateholders access to such list promptly upon receipt.

     The pooling and servicing agreement will not provide for the holding of any annual or other meetings of certificateholders.

THE TRUSTEE

     Any commercial bank or trust company serving as trustee may have normal banking relationships with GECMSI. In addition, the depositor of the mortgage loans in a trust and the trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the trust relating to a particular series of certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates, (other than the signature and countersignature of the trustee on the certificates) or of any mortgage loan or related document, and will not be accountable for the use or application by GECMSI or Funding of any funds paid to them in respect of the certificates or the related assets, or amounts credited to the Loan Payment Record or deposited into the Certificate Account. If no Event of Default has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. If an Event of Default has occurred and is continuing, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the pooling and servicing agreement.

     The trustee may resign at any time, and the depositor of the loans in a trust may remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee becomes insolvent or in such other instances, if any, as are set forth in the pooling and servicing agreement. Following any resignation or removal of the trustee, GECMSI will be obligated to appoint a successor trustee, any such successor to be approved by the guarantor if so specified in the prospectus supplement in the event that the guarantor has issued any limited guarantee with respect to the certificates. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. The trustee and any successor trustee will at all times: (1) be a corporation organized under the laws of the state of New York, the state in which the initial trustee has its principal office, or the United States of America; (2) be authorized under such laws to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000; and
(4) be subject to the supervision of a state or federal authority.

     GECMSI will pay the fees and expenses of the trustee incurred in connection with the execution of its duties under the pooling and servicing agreement and will indemnify the trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the trustee.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

     The pooling and servicing agreement will require that the Certificate Account be either:

     o maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated at least "AA" (or the equivalent) by each nationally recognized statistical rating organization that rated the certificates;

     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund ("SAIF") of the FDIC;

     o an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF to the limits established by the FDIC, and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by each rating agency that rates the certificates such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

     o a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee; or

     o an account that will not cause any of the rating agencies that rates the certificates to downgrade or withdraw their then-current rating assigned to the certificates.

     Not later than the second business day prior to each distribution date, GECMSI, as servicer, will furnish a separate statement to the trustee for the certificates setting forth, among other things, the amount to be distributed with respect to the certificates on the next succeeding distribution date to certificateholders, with amounts allocable to principal and to interest stated separately and, if applicable, information relating to the amount available for the purchase of Liquidating Loans.

REPORTS TO CERTIFICATEHOLDERS

     At least two business days before each distribution date, unless otherwise stated in the prospectus supplement, GECMSI, as servicer, will furnish to the trustee for mailing to certificateholders on such distribution date, a statement generally setting forth, to the extent applicable to any series, among other things:

     o the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class and the amount of Principal Prepayments and mortgage loans repurchased by GECMSI included therein;

     o the amount of such distribution allocable to interest -- including any amounts added to the principal balance of any class of Accrual Certificates resulting from the accrual of interest that is not yet distributable thereon -- separately identifying the amount allocable to each class;

     The trustee will deliver each month's statement to certificateholders by either mailing it to certificateholders on the distribution date or, unless otherwise specified in the prospectus supplement, by posting it on the trustee's internet web site not later than the distribution date for that month. In addition to distribution date statements, the trustee may make other information relating to the certificates available on its web site. The trustee will notify you promptly if information that would otherwise be mailed to you will instead be made available on its web site. Upon written request to the trustee, certificateholders may also receive written copies of all reports and statements concerning the related series of certificates furnished on the trustee's web site.

     GECMSI, as servicer, will provide certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the mortgage loans included in the trust sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

EVENTS OF DEFAULT

     Events of Default under the pooling and servicing agreement will consist of:

     o any failure by GECMSI, as servicer, to distribute to certificateholders any required payment, which failure continues unremedied for three business days after the giving of written notice of such failure to GECMSI by the trustee, or to GECMSI and the trustee by the holders of certificates evidencing interests aggregating not less than 25% of each affected class;

     o any failure by GECMSI, as servicer, duly to observe or perform in any material respect any other of its covenants or agreements in such pooling and servicing agreement materially affecting the rights of certificateholders which continues unremedied for 60 days after the giving of written notice of such failure to GECMSI by the trustee, or to GECMSI and the trustee by the holders of certificates evidencing interests aggregating not less than 25% of each affected class;

     o any failure by GECMSI, as servicer, to effect timely payment of the premium for a pool insurance policy or a special hazard insurance policy or limited guarantee, if any, which continues unremedied for 10 business days after the giving of written notice of such failure by the trustee, or to GECMSI and the trustee by the holders of certificates evidencing interests aggregating not less than 25% of each affected class; or

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by GECMSI indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the pooling and servicing agreement remains unremedied by GECMSI, as servicer (or, if applicable, by the guarantor pursuant to any limited guarantee), the trustee, or holders of certificates evidencing interests aggregating not less than 51% of each affected class, may terminate all of the rights and obligations of GECMSI as servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of GECMSI as servicer under the agreement and will be entitled to similar compensation arrangements, provided that if the trustee had no obligation under the agreement to make advances of delinquent principal and interest on the mortgage loans upon the failure of GECMSI, as servicer, to do so, or if the trustee had such obligation but is prohibited by law or regulation from making such advances, the trustee will not be required to assume such obligation of GECMSI. GECMSI, as servicer, shall be entitled to payment of certain amounts payable to it under the pooling and servicing agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any limited guarantee, except that the obligation of GECMSI, as servicer, to make advances of delinquent payments of principal and interest, adjusted to the applicable Remittance Rate, and, if applicable, to purchase any Liquidating Loan will become the direct obligations of the guarantor under the Advance Guarantee and the Liquidating Loan Guarantee, respectively, if applicable, until a new servicer is appointed. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $10,000,000 and, if the guarantor has issued any limited guarantee with respect to the certificates, approved by the guarantor, to act as successor to GECMSI, as servicer, under such pooling and servicing agreement. In addition, if the guarantor has issued any limited guarantee with respect to the related series of certificates, the guarantor will have the right to replace any successor servicer to GECMSI with an institution meeting the requirements described in the preceding sentence. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to GECMSI under such pooling and servicing agreement.

     No holder of certificates will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The pooling and servicing agreement may be amended by the depositor of the mortgage loans in the trust, as seller, GECMSI, as servicer, and the trustee, and if the guarantor has issued any limited guarantee with respect to the certificates, with the consent of the guarantor, but without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain the REMIC status of any trust as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the trust pursuant to the Code, or to make any other provisions with respect to matters or questions arising under such pooling and servicing agreement which are not materially inconsistent with the provisions of such pooling and servicing agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of any certificateholders of that series. Unless otherwise stated in the prospectus supplement, the agreement may also be amended by GECMSI or Funding, as depositor and seller, GECMSI, as servicer, and the trustee with the consent of holders of certificates evidencing interests aggregating either not less than 66% of all interests in the related trust or not less than 66% of all interests of each class of certificates affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of certificateholders of that series; provided, however, that no such amendment may
(1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed in respect of any certificate without the consent of the holder of such certificate,

(2) adversely affect in any material respect the interests of the holders of any class of certificates in any manner other than as described in (1), without the consent of the holders of certificates of such class evidencing at least 66% of the interests of such class or (3) reduce the aforesaid percentage of certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such affected class then outstanding.

     If a REMIC election has been made for all or any portion of the trust related to any series of certificates, the trustee may not consent to any amendment to the agreement unless it has received an opinion of qualified tax counsel that such amendment will not subject the related trust to tax or cause such trust to fail to qualify as a REMIC at any time that any certificates are outstanding.

TERMINATION

     The obligations of GECMSI or Funding, as depositor and seller, GECMSI, as servicer, and the trustee created by the pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the final distribution date pursuant to the pooling and servicing agreement after the earlier of (1) the maturity or other liquidation of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure of any such mortgage loan or (2) the repurchase from the trust by the person specified in the prospectus supplement of all the outstanding certificates or all remaining assets in the trust. The pooling and servicing agreement will establish the repurchase price for the assets in the trust and the allocation of such purchase price among the classes of certificates. Unless otherwise stated in the prospectus supplement, if the repurchase price, together with other funds available to make final distributions, is less than the principal balance and accrued interest on the certificates, such shortfall will be borne by certificateholders as specified in the prospectus supplement. The exercise of such right will effect early retirement of the certificates of that series, but such person's right so to repurchase will be subject to the conditions set forth in the related prospectus supplement. Any sale of certificates or assets by the trustee in connection with the exercise of such repurchase right shall be made without representation or warranty, except as to title, and without recourse. If a REMIC election is to be made with respect to all or a portion of a trust, there may be additional conditions to the termination of such trust which will be described in the related prospectus supplement. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the agreement. The trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency of the trustee specified in such notice of termination.

     If specified in the prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the mortgage loans, and the other assets of the trust in the event that payments in respect thereto are insufficient to make payments required in the agreement. The assets of the trust will be sold only under the circumstances and in the manner specified in the prospectus supplement.

GOVERNING LAW

     The pooling and servicing agreement provides that it shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties to the pooling and servicing agreement will be determined in accordance with such laws.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a New Jersey corporation, is a wholly-owned subsidiary of GE Capital Mortgage Corporation ("GECMC"). GECMC is a wholly-owned subsidiary of GE Capital, which, in turn, is a wholly-owned indirect subsidiary of General Electric Company. GECMSI was acquired by GECMC, effective October 1, 1990, and thereafter changed its name to GE Capital Mortgage Services, Inc.

     GECMSI is engaged in the business of originating, refinancing, acquiring and servicing residential mortgage loans secured by one- to four-family homes. It obtains servicing through the acquisition and origination of mortgage loans, and the purchase of servicing rights. GECMSI is also engaged in the home equity business and originates, acquires and services Home Equity Loans. From time to time, GECMSI may also engage in sales of such mortgage loans and servicing rights. See "The Trusts -- The Mortgage Loans -- Loan Production Sources" and "-- Loan Underwriting Policies."

DELINQUENCY AND FORECLOSURE EXPERIENCE

     GECMSI's delinquency and foreclosure experience on the portfolio of one-to four-family residential mortgage loans that it services as of a recent date will be summarized in the prospectus supplement. Such summary will include or consist of data with respect to GECMSI's Home Equity Loan portfolio if the related trust includes a material amount of Home Equity Loans. There can be no assurance that GECMSI's experience with respect to the mortgage loans included in any trust will be similar to that historically experienced by GECMSI.

YEAR 2000 COMPUTER READINESS

     We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. Many computer systems and microprocessors with data functions (including those in non-information technology equipment and systems) use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19." Consequently, on January 1, 2000 computers that are not year 2000 compliant may read the year as 1900. Systems that calculate, compare or sort using the incorrect date may malfunction.

     With the assistance of external consultants, we have implemented a plan developed last year to review and, as necessary, modify or replace existing mission critical software and hardware. Our plan had four phases, all of which we have completed: (1) a define and measure phase, to identify and inventory possible sources of year 2000 issues; (2) an analysis phase, to determine the nature and extent of year 2000 issues and develop project plans to address those issues; (3) an improve phase, in which project plans are executed and a majority of the testing is performed; and (4) a control phase, to complete testing, continue monitoring readiness and, where necessary, complete contingency plans. In addition, we have participated in industry-wide, external systems and interface tests organized by the Mortgage Bankers Association. Although we are continuing to assess our year 2000 readiness, we cannot assure you that our efforts to achieve year 2000 readiness will be wholly effective.

     We estimate that the total cost of implementing our year 2000 program will be approximately $2,500,000. We cannot assure you, however, that this estimate will be accurate.

     In addition to our own systems, we depend upon the proper functioning of third-party computer and non-information technology systems. These parties include loan sellers, loan servicers, trustees for our mortgage-backed securities, DTC, borrowers' banks and providers of telecommunications services and other utilities. We have asked each of these third parties with whom we have important financial or operational relationships to certify to us its readiness for the year 2000, and we have conducted and will continue to conduct system testing as necessary with many of these third parties throughout 1999. However, we do not have control of these third parties and cannot assure you that they will in fact be year 2000 ready.

     If our computer systems or those of the third parties mentioned above are not fully year 2000 ready, the failure could have an adverse effect, at least temporarily, on our ability to carry out our servicing duties described in this prospectus and in the prospectus supplements, which include calculating and remitting to the trustee amounts distributable to you on your certificates. Disruptions in the collection or distribution of receipts on the mortgage loans underlying the certificates could materially and adversely affect your investment. Moreover, a new federal law enacted in July 1999 will prohibit us, under certain circumstances, from foreclosing on residential mortgages that fall into default because of a year 2000 failure. Although this law would not prevent us from ultimately enforcing a borrower's obligations on a mortgage, it could cause delays in that enforcement and consequently affect distributions on your certificates. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure."

     This discussion of the year 2000 issue and our plan to address the issue and the estimated costs of doing so is forward-looking in nature and is based upon numerous assumptions relating to future events. We make no assurances that future developments affecting us and third parties will be those anticipated by management.

LEGAL PROCEEDINGS

     As a participant in the retail mortgage banking industry, we are from time to time the subject of litigation in connection with our consumer mortgage lending and servicing practices. We are not, however, presently the subject of any such proceedings which we believe to be material, nor are we a party to any other material legal proceedings.

GE CAPITAL MORTGAGE FUNDING CORPORATION

     Funding is a Delaware corporation organized on December 9, 1998 for the specific purpose of acquiring mortgage loans, forming trusts, acquiring, holding and selling certificates and engaging in related transactions. Funding is a wholly-owned subsidiary of

GECMSI. Funding maintains its principal executive office at Three Executive Campus, Suite W. 602, Cherry Hill, New Jersey 08002. Its telephone number is
(609) 661-5881.

     Funding anticipates that it will use the net proceeds of the sale of a series of certificates to pay a portion of the purchase price of the mortgage loans, and accordingly, it does not anticipate having any significant assets after the issuance of any certificates, but may retain certain classes of certificates.

RISK OF RECHARACTERIZATION

     Funding may acquire mortgage loans -- referred to in this section as the "Trust Assets" -- from GECMSI prior to transferring them to the trust. The transfer of the Trust Assets from GECMSI to Funding and from Funding to the trust will be structured as, and is intended to be, an absolute and unconditional sale of the Trust Assets to the trust. However, if GECMSI or Funding becomes subject to a bankruptcy, insolvency or similar proceeding (a "Proceeding," and the party subject to such Proceeding, an "Affected Party"), a receiver, conservator, liquidator, trustee or similar party might attempt to convince the relevant court to recharacterize the direct or indirect transfer of the Trust Assets by the Affected Party to the trust as a pledge to secure a borrowing evidenced by the certificates, rather than a sale of the Trust Assets.

     An argument in favor of recharacterization might arise if Funding initially retains a significant subordinated interest in the related trust and, accordingly, in the Trust Assets. If Funding is the Affected Party, a bankruptcy trustee or similar party might argue that Funding has not parted with the risks of ownership of the Trust Assets as a result of its retention of such certificates. The prospectus supplement will specify if Funding retains such an interest.

     GECMSI is not expected to retain any significant subordinated interest in any Trust Assets that it sells to Funding. However, if GECMSI is the Affected Party in respect of a Proceeding, in order to recharacterize the transfer of the Trust Assets by GECMSI as a secured loan, it is likely that a receiver or similar party would have to argue that the assets and liabilities of GECMSI and Funding should be consolidated, and that accordingly such certificates should therefore be viewed as being held directly by GECMSI.

     In the event that an attempt to recharacterize the transfer of the Trust Assets as a secured loan were successful, the trustee, on behalf of the holders of the related series of certificates, would have a secured claim against the Affected Party, but might be delayed or prohibited from exercising remedies with respect to the Trust Assets or taking actions with respect to the Affected Party absent court approval. In addition, other collateral might be substituted for the Trust Assets and collections on the Trust Assets or such other collateral might be applied to make distributions of principal and interest on such certificates at times different from those required by the pooling and servicing agreement, post-Proceeding interest might be limited, and payment of the loan could be accelerated, with holders of certificates losing the right to future interest distributions. Even if such an attempt were not successful, it is possible that distributions on such certificates would be subject to delays while the claim was being resolved by a court.

     Funding's Certificate of Incorporation limits the activities in which Funding is permitted to engage in such manner as is intended to make the likelihood of a Proceeding by or against Funding remote, and Funding has been organized and is designed to operate in a manner such that its separate existence should be respected, notwithstanding a Proceeding in respect of itself or GECMSI. However, neither Funding nor GECMSI makes any representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of Funding or whether a court would order such a consolidation of the assets and liabilities of GECMSI with those of Funding in the event of a Proceeding.

     The foregoing discussion does not purport to be comprehensive. Prospective investors are advised to consult their own legal advisors as to the possible consequences of any Proceeding instituted by or in respect of GECMSI or Funding.

WHERE YOU CAN FIND MORE INFORMATION ABOUT
GE CAPITAL MORTGAGE SERVICES, INC. AND
GE CAPITAL MORTGAGE FUNDING CORPORATION

     We will file reports and other information with the SEC about the trust issuing your certificates. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

     The SEC allows us to incorporate by reference the information we file with them about the trust issuing your certificates. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about the trust issuing your certificates will automatically update and supersede this information. You may request a copy of our filings at no cost by writing or telephoning either of us at the following address:

Corporate Secretary                                 Corporate Secretary
GE Capital Mortgage Services, Inc                   GE Capital Mortgage Funding Corporation
Three Executive Campus                              Three Executive Campus, Suite W. 602
Cherry Hill, New Jersey 08002                       Cherry Hill, New Jersey 08002
(609) 661-6512                                      (609) 661-5881

     In addition, we will provide you with reports annually and as to each distribution date containing information about the trust issuing your certificates.

THE GUARANTOR

     If specified in the prospectus supplement, an entity identified therein as the guarantor will, to the limited extent specified, issue a limited guarantee to guarantee certain of GECMSI's limited obligations under the related pooling and servicing agreement. If the guarantor provides any such limited guarantee with respect to a series of certificates, the prospectus supplement will contain additional information about the guarantor.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

GENERAL

Mortgages

     The mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Cooperatives

     Certain of the mortgage loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate apartments and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the minimum prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Year 2000 Legislation

     In July 1999, a new federal law was passed to limit legal liability for losses due to year 2000 computer-related errors. This law will, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

     This law is not intended to extinguish or otherwise affect a borrower's payment obligations but will instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This law will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. Moreover, this law will not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This new law could delay our ability to foreclose on some mortgages during the first quarter of the year 2000, which could consequently affect the distributions on your certificates. For more information on risks related to the year 2000, see "GE Capital Mortgage Services, Inc.--Year 2000 Computer Readiness."

COOPERATIVE LOANS

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders. However, the requirement that the lender obtain prior approval or consent of the cooperative before transferring the cooperative shares or assigning the proprietary lease may result in delays in completion of foreclosure on cooperative shares and delays in receipt of foreclosure proceeds by the related trust. See " -- The Mortgage Loans -- General -- Cooperatives" herein.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the Home Equity Loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust held by GECMSI, Funding, other lenders or institutional investors. The rights of the trustee, and therefore the certificateholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. See "Servicing of the Mortgage Loans -- Collection and Other Servicing Procedures."

     The standard form of the mortgage or deed of trust used by most institutional lenders, including GECMSI, confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

     A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders, and included in some of the forms used by GECMSI, obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. See "Servicing of the Mortgage
Loans -- Collection and Other Servicing Procedures."

RIGHT OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the prospectus supplement indicates otherwise, all of the mortgage loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does encourage lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth several specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the mortgage loans, then any inability of GECMSI or Funding to enforce due-on-sale clauses may result in the trust including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a mortgage loan would have a greater incentive in such circumstances to assume the transferor's mortgage loan. Any inability of GECMSI to enforce due-on-sale clauses may affect the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity. See "Yield, Maturity and Weighted Average Life Considerations."

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Pursuant to the pooling and servicing agreement for each series of certificates, GECMSI will represent and warrant to the trustee that the mortgage loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of GECMSI to collect full amounts of interest on certain of the mortgage loans. In addition, the Relief Act imposes limitations which would impair the ability of GECMSI to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that such a mortgage loan goes into default there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

     Under the applicable pooling and servicing agreement, GECMSI will not be required to make deposits to the Certificate Account for a series of certificates in respect of any mortgage loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and certificateholders will bear such loss.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that such costs could reduce the amounts otherwise distributable to the certificateholders if the related trust were deemed to be liable for such costs and if such costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any cleanup costs incurred by federal or state authorities on the property that is the subject of such costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a "Superlien"). In the latter states, the security interest of the trustee in a mortgaged property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. We make no representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "Servicing of the Mortgage Loans -- Collection and Other Servicing Procedures."

LEGAL INVESTMENT MATTERS

     Unless otherwise stated in the prospectus supplement, all of the classes of a series of certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems,) created pursuant to or existing under the laws of the United States or of any state, the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of certificates, except under limited circumstances.

     If specified in the prospectus supplement, one or more classes of a series of certificates will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series and classes of the certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing certificates, as certain series or classes thereof may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not interest-bearing or income-paying, and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     You should consult your own legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or Section 4975 of the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the "DOL") has issued a regulation concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the certificates, but GECMSI and Funding cannot predict in advance whether any such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, servicing, operation and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (3) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the trustee for any series of certificates will be unaffiliated with GECMSI and Funding, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a trust's assets or the characteristics of one or more classes of the related series of certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The prospectus supplement will provide additional information with respect to the application of ERISA and Section 4975 of the Code to the related certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained individual ERISA prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Unless otherwise stated in the prospectus supplement, the pooling and servicing agreement will provide that the residual certificates of any series of certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

     Any Plan proposing to invest in certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The discussion under the heading "Federal Income Tax Consequences" herein and in the applicable prospectus supplement discusses and represents the opinion of Cleary, Gottlieb, Steen & Hamilton pertaining to the material federal income tax consequences of purchasing, owning and disposing of certificates. The summary does not purport to be a description of all tax consequences that may be relevant to a potential investor, and assumes an understanding of tax rules of general application. It does not address special rules which may apply to investors based on their tax status, individual circumstances or other factors unrelated to the offering, including special rules applicable to dealers in securities or currencies, traders in securities electing to mark to market, banks, tax exempt investors, insurance companies, pass-through entities, governmental organizations, or investors that will hold certificates as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors are encouraged to consult their own tax advisors regarding the certificates.

     For purposes of this discussion, unless otherwise stated, the term "Owner" will refer to the beneficial owner of a certificate.

REMIC ELECTIONS

     Under the Code, an election may be made to treat each trust related to a series of certificates (or segregated pools of assets within the trust) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of
Section 860D(a) of the Code. If one or more REMIC elections are made, the certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The prospectus supplement for each series of certificates will indicate whether an election will be made to treat each trust as one or more REMICs, and if so, which certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, each trust, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool." If a trust is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC." The assets of the Lower-Tier REMIC will consist of the mortgage loans and related trust assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading "REMIC Certificates" considers series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates."

REMIC CERTIFICATES

     The discussion in this section applies only to a series of certificates for which a REMIC election is made.

Tax Opinion

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton, counsel to GECMSI and Funding, will deliver its opinion generally to the effect that, with respect to each such series of certificates, under then existing law and assuming compliance by the depositor, the servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the certificates of such series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates

     The certificates will be:

     o assets described in Code Section 7701(a)(19)(C); and

     o "real estate assets" under Code Section 856(c)(4)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the certificates (and income thereon) will so qualify in their entirety. The Regular Certificates will also qualify as "permitted assets" under Section 860L(c) of the Code.

     In the event the assets of the related REMIC Pool include buy-down mortgage loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections.

     The rules described in the two preceding paragraphs will be applied to a trust consisting of two REMIC Pools as if the trust were a single REMIC holding the assets of the Lower-Tier REMIC.

Income from Regular Certificates

GENERAL

     Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     On January 27, 1994, the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

ORIGINAL ISSUE DISCOUNT

     Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a certificate entitled to receive distributions of some or all of the interest on the mortgage loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates -- Variable Rate Regular Certificates."

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such certificate, then the rules described below under "Premium" would apply. The

Prepayment Assumption is the assumed rate of prepayment of the mortgage loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related prospectus supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                             PV End + Dist - PV Beg

     Where:

     PV End  = present value of all remaining distributions to be made as of the end of the period;
       Dist  = distributions made during the period includible in the stated
               redemption price at maturity; and
     PV Beg = present value of all remaining distributions as of the beginning of the period.

     The present value of the remaining distributions is calculated based on (1) the original yield to maturity of the Regular Certificate, (2) events (including actual prepayments) that have occurred prior to the end of the period and (3) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly distribution dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each distribution date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying mortgage loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only certificate). If the relative principal payment priorities of the classes of Regular Certificates of a series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the certificate remaining after such deduction is not less than the principal amount of the certificate.

ACQUISITION PREMIUM

     If an Owner of a Regular Certificate acquires such certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (1) such daily portion and
(2) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such certificate and reduced by the amount of all previous distributions on such certificate of amounts included in its stated redemption price at maturity.

MARKET DISCOUNT

     A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a certificate over the Owner's adjusted basis in the certificate. The Owner of a certificate with market discount must report ordinary interest income, as the Owner receives distributions on the certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (1) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (2) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount." Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the certificate and included in income (as gain from the sale or exchange of the certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

PREMIUM

     A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount," an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code
Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

SPECIAL ELECTION TO APPLY OID RULES

     In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

RETAIL REGULAR CERTIFICATES

     For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

VARIABLE RATE REGULAR CERTIFICATES

     The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

SUBORDINATED CERTIFICATES

     Certain series of certificates may contain one or more classes of subordinated certificates. In the event there are defaults or delinquencies on the related mortgage loans, amounts that otherwise would be distributed on a class of subordinated certificates may instead be distributed on other more senior classes of certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated certificates will be required to report income without giving effect to delays and reductions in distributions on such certificates attributable to defaults or delinquencies on the mortgage loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated certificates should consult their tax advisors on these points.

Income from Residual Certificates

TAXATION OF REMIC INCOME

     Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to mortgage loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the trust consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

LOSSES

     A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

EXCESS INCLUSIONS

     A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (1) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (2) the adjusted issue price of the certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the certificate, plus the amount of daily accruals on the certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 860G (the "REMIC Regulations") do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

DISTRIBUTIONS

     Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

PROHIBITED TRANSACTIONS; SPECIAL TAXES

     Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (1) engage in prohibited transactions in which it recognizes a significant amount of net income, (2) receive contributions of property that are subject to tax, or (3) derive a significant amount of net income from foreclosure property that is subject to tax.

NEGATIVE VALUE RESIDUAL CERTIFICATES

     The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

MARK TO MARKET RULES

     A REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Code Section 475, and thus is not subject to the mark to market rules.

     THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THROUGH" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

SALE OR EXCHANGE OF CERTIFICATES

     An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the certificate. The adjusted basis in a certificate generally will equal the cost of the certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution, and (2) in the case of a Regular Certificate,
(a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors
REGULAR CERTIFICATES

     A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the certificate, will not be subject to U.S. withholding or income tax with respect to the certificate provided such Owner (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

RESIDUAL CERTIFICATES

     A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the certificate (other than with respect to excess inclusions) provided that (1) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and
(2) in the case of a Residual Certificate in a REMIC Pool holding mortgage loans, the mortgage loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the trustee reasonably determines is required to be withheld. If the trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

DISQUALIFIED ORGANIZATIONS

     In order to comply with the REMIC rules of the Code, the pooling and servicing agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (1) the proposed purchaser provides to the trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (2) the transferor states in writing to the trustee that it has no actual knowledge that such affidavit is false.

     If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (1) the present value of the total anticipated future excess inclusions with respect to such certificate and (2) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

     For these purposes, (1) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (2) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity. Certain additional rules also apply to "electing large partnerships." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for the purposes of the tax on pass-through entities described above. The exception to this tax described above for pass-through entities that collect affidavits from their record holders is not available to electing large partnerships.

FOREIGN INVESTORS

     Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

          (1) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

          (2) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's mortgage loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the pooling and servicing agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (1) such person holds the certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form 4224, or (2) the transferee delivers to both the transferor and the trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

NONECONOMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

          (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

          (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (1) the present value of the expected future distributions on the certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions on the certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The pooling and servicing agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

Servicing Compensation and Other REMIC Pool Expenses

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters

     Annual reports will be made to the Internal Revenue Service, and to holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

     The trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, GECMSI will act as the tax matters person for each REMIC Pool.

     Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that GECMSI will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

     The discussion in this section applies only to a series of certificates for which no REMIC election is made.

TRUST AS GRANTOR TRUST

     Upon issuance of each series of certificates, Cleary, Gottlieb, Steen & Hamilton, counsel to GECMSI and Funding, will deliver its opinion to the effect that, under then current law, assuming compliance by the applicable depositor, the servicer and the trustee with all the provisions of the pooling and servicing agreement (and such other agreements and representations as may be referred to in the opinion), the trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a certificate will be treated for federal income tax purposes as the owner of an undivided interest in the mortgage loans (and any related assets) included in the trust. The Owner will include in its gross income, gross income from the portion of the mortgage loans allocable to the certificate, and may deduct its share of the expenses paid by the trust that are allocable to the certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the mortgage loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of trust expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a certificate.

STATUS OF THE CERTIFICATES

     The certificates, other than Interest Only Certificates, will be:

     o "real estate assets" under Code Section 856(c)(4)(A); and

     o assets described in Section 7701(a)(19)(C) of the Code,

to the extent the assets of the trust are so treated. Interest income from such certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the trust qualifies under that section. An "Interest Only Certificate" is a certificate which is entitled to receive distributions of some or all of the interest on the mortgage loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain, certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other certificates.

Possible Application of Stripped Bond Rules

     The federal income tax treatment of certificates will depend on whether they are subject to the "stripped bond" rules of Code Section 1286. In general, certificates will be subject to those rules in the hands of an Owner if (1) the depositor, the servicer (or anyone else) retains rights to receive more than 100 basis points of interest on any mortgage loans assigned to the trust (disregarding rights to reasonable servicing compensation, but including rights to fees in excess of reasonable compensation), or (2) certificates are issued in two or more classes representing rights to non-pro rata shares of interest and principal payments on the mortgage loans.

     Notwithstanding the foregoing, a certificate will not be subject to the stripped bond rules in the hands of an Owner unless, viewing the certificate as a debt instrument issued by the trust, it would have original issue discount. In general, a certificate will not have original issue discount if it pays interest at a fixed rate, or a single variable rate, monthly over its entire life, is issued within one month of the first distribution date, and is issued with no more than a de minimis amount of discount below its principal amount. Discount is de minimis if the certificate has an issue price (generally the initial offering price at which a substantial amount of certificates are sold) that is not less than its principal amount by more than .25% times the weighted average life of the certificate (calculated by rounding down the number of years to each principal payment to the next lowest number). For a more detailed discussion of the definition of original issue discount, see "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount" above.

Taxation of Certificates if Stripped Bond Rules Do Not Apply

     If the stripped bond rules do not apply to a certificate, then the Owner will be required to include in income its share of the interest payments on the mortgage loans held by the trust in accordance with its tax accounting method. The Owner must also account for discount or premium on the mortgage loans if it is considered to have purchased its interest in the mortgage loans at a discount or premium. An Owner will be considered to have purchased an interest in each mortgage loan at a price determined by allocating its purchase price for the certificate among the mortgage loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the mortgage loans, and not based on a reasonable prepayment assumption.

DISCOUNT

     The treatment of any discount relating to a mortgage loan will depend on whether the discount is original issue discount or market discount. Discount at which a mortgage loan is purchased will be original issue discount only if the mortgage loan itself has original issue discount; the issuance of certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A mortgage loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .167% of the principal amount of the mortgage loan times the number of full years to maturity (i.e., 5% of the principal amount for a 30 year loan), or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the mortgage loan. It is not anticipated that the amount of original issue discount, if any, accruing on the mortgage loans in each month will be significant relative to the interest paid currently on the mortgage loans, but there can be no assurance that this will be the case.

     In the case of a mortgage loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .167% of the principal amount times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the mortgage loan that is received by the trust in that month. Because the mortgage loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the mortgage loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates -- Income from Regular Certificates -- Market Discount" above.

     In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a mortgage loan among the principal payments on the mortgage loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

PREMIUM

     In the event that a mortgage loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the mortgage loan to such Owner, provided that such mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before that date should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply

     If the stripped bond rules apply to a certificate, income on the certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the mortgage loans allocable to the certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount." It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

Sales of Certificates

     A certificateholder that sells a certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the certificate. In general, such adjusted basis will equal the certificateholder's cost for the certificate, increased by the amount of any income previously reported with respect to the certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors

     Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates -- Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a certificate will not be subject to United States income or withholding tax in respect of a certificate (assuming the underlying mortgage loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the trust acquires ownership of real property located in the United States in connection with a default on a mortgage loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The trust may be required to withhold tax on gain realized upon a disposition of such real property by the trust at a 35% rate.

Reporting

     Tax information will be reported annually to the Internal Revenue Service and to holders of certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

     Distributions made on a certificate and proceeds from the sale of a certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

PLAN OF DISTRIBUTION

     Certificates are being offered hereby in series or in one or more classes of a series through one or more of the various methods described below. The prospectus supplement will describe the method of offering being utilized for the related series or classes of certificates and will state the public offering or purchase price of each class of certificates being offered thereby or the method by which such price will be determined and the net proceeds to GECMSI or Funding from the sale of each such series or class.

     The certificates of each series or class will be offered through the following methods from time to time, and offerings may be made concurrently through more than one of these methods and an offering of a particular series or of one or more classes of certificates may be made through a combination of two or more of these methods. Such methods are as follows:

o by negotiated firm commitment underwriting and public reoffering by underwriters;

o by placements by GECMSI or Funding with institutional investors through dealers or agents; and

o by direct placements by GECMSI or Funding with institutional investors.

     If underwriters are used in a sale of any certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular series or class of certificates will be set forth on the cover of the prospectus supplement relating to such series or class and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from GECMSI or Funding and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will describe any such compensation paid by the depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any series or class of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased and that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     Purchasers of certificates, including dealers, institutional investors and sophisticated non-institutional investors, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     With respect to any series of certificates offered other than through underwriters, the prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between GECMSI or Funding and purchasers of such certificates.

USE OF PROCEEDS

     The net proceeds from sales of certificates will be added to GECMSI's or Funding's general funds. Unless otherwise stated in the prospectus supplement, GECMSI intends to use such proceeds for general corporate purposes, including the acquisition of servicing rights, mortgage loans. If Funding acquires the related mortgage loans from GECMSI, the net proceeds from sales of the related certificates will be paid to GECMSI to acquire such assets.

LEGAL MATTERS

     The legality of the certificates offered hereby will be passed upon for GECMSI or Funding by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain federal income tax matters will be passed upon for GECMSI or Funding by Cleary, Gottlieb, Steen & Hamilton.

FINANCIAL INFORMATION

     A trust will be formed with respect to each series of certificates. No trust will have any assets or obligations prior to the issuance of the related series of certificates. No trust will engage in any activities other than those described herein or in the prospectus supplement. Accordingly, no financial statement with respect to any trust is included in this prospectus or will be included in the prospectus supplement.

INDEX OF CERTAIN PROSPECTUS DEFINITIONS

                                                                                                  PAGE
                                                                                                  ----
Accrual Certificates...........................................................................     3
adjusted issue price...........................................................................    80
Advance Guarantee..............................................................................    24
Affected Party.................................................................................    61
Available Funds................................................................................    44
bankruptcy bond................................................................................    27
BIF............................................................................................    54
Book-Entry Nominee.............................................................................    87
Certificate Account............................................................................     4
Code...........................................................................................    36
Collection Account.............................................................................    44
Confirmatory Mortgage Note.....................................................................    47
Cooperative Loans..............................................................................    11
Cut-off Date...................................................................................     3
Defective Mortgage Loan........................................................................    51
Delinquent Mortgage Loan.......................................................................    23
denomination...................................................................................     2
Deposit Date...................................................................................    44
Deposit Guarantee..............................................................................    10
Determination Date.............................................................................    44
Direct Master Servicing Arrangement............................................................    33
disqualified organization......................................................................    88
DOL............................................................................................    74
FDIC...........................................................................................    54
Funding........................................................................................     1
Garn-St Germain Act............................................................................    70
GE Capital.....................................................................................    48
GECMC..........................................................................................    59
GECMSI.........................................................................................     1
Home Equity Loans..............................................................................    11
Interest Accrual Period........................................................................     5
Interest Only Certificate......................................................................    78
Liquidating Loan...............................................................................    10
Liquidating Loan Guarantee.....................................................................    24
Loan Sale Agreement............................................................................    10
Loss Certificates..............................................................................    35
Lower-Tier REMIC...............................................................................    77
NCUA...........................................................................................    73
non-U.S. person................................................................................    86

                                                                                                  PAGE
                                                                                                   --
Nonrecoverable Advance.........................................................................    41
OID Regulations................................................................................    78
Original Value.................................................................................    14
Owner..........................................................................................    76
Parties in Interest............................................................................    74
pass-thru entity...............................................................................    87
Plans..........................................................................................    74
Policy Statement...............................................................................    73
Prepayment Interest............................................................................    32
Principal Balance..............................................................................    13
Principal Prepayments..........................................................................     6
Proceeding.....................................................................................    61
PTE 83-1.......................................................................................    75
Realized Loss..................................................................................    40
Record Date....................................................................................     4
Regular Certificates...........................................................................    76
regular interests..............................................................................    76
Relief Act.....................................................................................    72
REMIC..........................................................................................    76
REMIC Pool.....................................................................................    77
REMIC Regulations..............................................................................    84
Remittance Rate................................................................................     3
Reserve Account................................................................................    28
Residual Certificates..........................................................................    76
residual interests.............................................................................    76
Residual Owners................................................................................    83
SAIF...........................................................................................    54
Securities Act.................................................................................    95
Simple Interest Payment........................................................................    32
Simple Interest Shortfall......................................................................    31
SMMEA..........................................................................................    73
stated redemption price at maturity............................................................    78
Superlien......................................................................................    72
Supervisory Master Servicing Arrangement.......................................................    33
Title V........................................................................................    71
Trigger Event..................................................................................    48
UCC............................................................................................    67
Unanticipated Recovery.........................................................................    40
Upper-Tier REMIC...............................................................................    77
USAP...........................................................................................    52
VRDIs..........................................................................................    82

             ----------------------------------------------------
             ----------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS GIVEN OR MADE OUTSIDE OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN
THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND PROSPECTUS IS CORRECT ONLY AS OF THE DATE RELATING TO SUCH INFORMATION,
AND DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS, OR ANY SALE MADE THEREUNDER, SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IS CORRECT AS OF THAT SUBSEQUENT DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                PROSPECTUS SUPPLEMENT
Summary of Terms..............................    S-3
Risk Factors..................................    S-8
Index of Definitions..........................   S-14
Description of the Mortgage Pool and the
  Mortgaged Properties........................   S-14
Description of the Certificates...............   S-22
Yield and Weighted Average Life
  Considerations..............................   S-51
GE Capital Mortgage Services, Inc.............   S-64
Delinquency and Foreclosure Experience
  of GECMSI...................................   S-64
Use of Proceeds...............................   S-66
The Pooling and Servicing Agreement...........   S-66
Federal Income Tax Consequences...............   S-71
ERISA Considerations..........................   S-73
Legal Investment Matters......................   S-75
Plan of Distribution..........................   S-76
Certificate Ratings...........................   S-76
Legal Matters.................................   S-77
Index of Certain Prospectus Supplement
  Definitions.................................   S-78

                     PROSPECTUS

Description of the Certificates...............      1
The Trusts....................................      9
Credit Enhancement............................     20
Yield, Maturity and Weighted Average Life
  Considerations..............................     29
Servicing of the Mortgage Loans...............     33
The Pooling and Servicing Agreement...........     47
GE Capital Mortgage Services, Inc.............     59
GE Capital Mortgage Funding Corporation.......     60
Where You Can Find More Information About GE
  Capital Mortgage Services, Inc. and GE
  Capital Mortgage Funding Corporation........     62
The Guarantor.................................     62
Certain Legal Aspects of the Mortgage Loans...     63
Legal Investment Matters......................     73
ERISA Considerations..........................     74
Federal Income Tax Consequences...............     76
Plan of Distribution..........................     94
Use of Proceeds...............................     95
Legal Matters.................................     95
Financial Information.........................     95
Index of Certain Prospectus Definitions.......     96

                                ---------------

     UNTIL FEBRUARY 21, 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ----------------------------------------------------
             ----------------------------------------------------

             ----------------------------------------------------
             ----------------------------------------------------


                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                                 1999-20 TRUST
                                    (ISSUER)

                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                            (DEPOSITOR AND SERVICER)
                                  $337,282,964
                                 (APPROXIMATE)

                                 REMIC MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-20

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------

                            BEAR, STEARNS & CO. INC.

                               NOVEMBER 23, 1999

             ----------------------------------------------------
             ----------------------------------------------------